Exhibit 4.14


                                                           EXECUTION COUNTERPART

     ==================================================================
                                     THIRD
                              AMENDED AND RESTATED
                                CREDIT AGREEMENT

                         dated as of November 14, 1996

                                     among


                             INTERMET CORPORATION,

                           THE LENDERS LISTED HEREIN,

                                      and

                             SUNTRUST BANK, ATLANTA

                                    as Agent

                                      and

                                    NBD BANK

                                      and

                  FIRST UNION NATIONAL BANK OF NORTH CAROLINA

                                  as Co-Agents
     ==================================================================

                               TABLE OF CONTENTS

                                                                                      Page
ARTICLE I.          DEFINITIONS; CONSTRUCTION ........................................   2

Section 1.01.   Definitions ..........................................................   2
Section 1.02.   Accounting Terms and Determination ...................................  19
Section 1.03.   Other Definitional Terms .............................................  19
Section 1.04.   Exhibits and Schedules ...............................................  20


ARTICLE II.     SYNDICATED LOANS, BID RATE LOANS AND
                    LETTERS OF CREDIT ................................................  20

Section 2.01.   Commitments; Use of Proceeds .........................................  20
Section 2.02.   Notes; Repayment of Principal ........................................  21
Section 2.03.   Voluntary Reduction of Commitments ...................................  21
Section 2.04.   Letter of Credit Facility ............................................  21
Section 2.05.   Notice of Issuance of Letter of Credit; Agreement to Issue ...........  21
Section 2.06.   Payment of Amounts Drawn Under Letters of Credit .....................  22
Section 2.07.   Payment by Lenders ...................................................  23
Section 2.08.   Bid Rate Loans .......................................................  24


ARTICLE III.        GENERAL LOAN AND LETTER OF CREDIT TERMS...........................  26

Section 3.01.   Funding Notices ......................................................  26
Section 3.02.   Disbursement of Funds ................................................  27
Section 3.03.   Interest .............................................................  28
Section 3.04.   Interest Periods .....................................................  30
Section 3.05.   Fees .................................................................  30
Section 3.06.   Voluntary Prepayments of Borrowings ..................................  31
Section 3.07.   Payments, etc. .......................................................  32
Section 3.08.   Interest Rate Not Ascertainable, etc. ................................  33
Section 3.09.   Illegality ...........................................................  34
Section 3.10.   Increased Costs ......................................................  35
Section 3.11.   Lending Offices ......................................................  36
Section 3.12.   Funding Losses .......................................................  37
Section 3.13.   Assumptions Concerning Funding of Eurodollar Advances ................  37


Section 3.14.   Apportionment of Payments ............................................  38
Section 3.15.   Sharing of Payments, Etc. ............................................  38
Section 3.16.   Benefits to Guarantors ...............................................  38
Section 3.17.   Limitation on Certain Payment Obligations ............................  38
Section 3.18.   Letter of Credit Obligations Absolute ................................  39
Section 3.19.   Failure to Maintain Minimum Required Rating ..........................  40


ARTICLE IV.         CONDITIONS TO BORROWINGS .........................................  40

Section 4.01.   Conditions Precedent to Initial Loans and Letters of Credit ..........  40
Section 4.02.   Conditions to All Loans and Letters of Credit ........................  42


ARTICLE V.          REPRESENTATIONS AND WARRANTIES ...................................  43

Section 5.01.   Corporate Existence; Compliance with Law .............................  43
Section 5.02.   Corporate Power; Authorization .......................................  44
Section 5.03.   Enforceable Obligations ..............................................  44
Section 5.04.   No Legal Bar .........................................................  44
Section 5.05.   No Material Litigation or Investigations .............................  44
Section 5.06.   Investment Company Act, Etc. .........................................  45
Section 5.07.   Margin Regulations ...................................................  45
Section 5.08.   Compliance with Environmental Laws ...................................  45
Section 5.09.   Insurance ............................................................  46
Section 5.10.   No Default ...........................................................  46
Section 5.11.   No Burdensome Restrictions ...........................................  46
Section 5.12.   Taxes ................................................................  46
Section 5.13.   Subsidiaries .........................................................  46
Section 5.14.   Financial Statements .................................................  46
Section 5.15.   ERISA ................................................................  47
Section 5.16.   Patents, Trademarks, Licenses, Etc. ..................................  48
Section 5.17.   Ownership of Property ................................................  48
Section 5.18.   Financial Condition ..................................................  49
Section 5.19.   Labor Matters ........................................................  49
Section 5.20.   Payment or Dividend Restrictions .....................................  49
Section 5.21.   Disclosure ...........................................................  49


ARTICLE VI.         AFFIRMATIVE COVENANTS ............................................  50

Section 6.01.   Corporate Existence, Etc. ............................................  50


Section 6.02.   Compliance with Laws, Etc. ...........................................  50
Section 6.03.   Payment of Taxes and Claims, Etc. ....................................  50
Section 6.04.   Keeping of Books .....................................................  50
Section 6.05.   Visitation, Inspection, Etc. .........................................  50
Section 6.06.   Insurance; Maintenance of Properties .................................  51
Section 6.07.   Reporting Covenants ..................................................  51
Section 6.08.   Financial Covenants ..................................................  55
Section 6.09.   Notices Under Certain Other Indebtedness .............................  55
Section 6.10.   Additional Credit Parties and Collateral .............................  56
Section 6.11.   Amendment to Note Purchase Agreement and
                Intercreditor Agreement ..............................................  56


ARTICLE VII.        NEGATIVE COVENANTS ...............................................  56

Section 7.01.   Indebtedness .........................................................  56
Section 7.02.   Liens ................................................................  57
Section 7.03.   Mergers, Acquisitions, Divestitures. .................................  58
Section 7.04.   Asset Sales. .........................................................  59
Section 7.05.   Dividends, Etc. ......................................................  61
Section 7.06.   Investments, Loans, Etc. .............................................  61
Section 7.07.   Sale and Leaseback Transactions ......................................  62
Section 7.08.   Transactions with Affiliates .........................................  62
Section 7.09.   Prepayments of Subordinated Debt in Violation Thereof ................  63
Section 7.10.   Changes in Business ..................................................  63
Section 7.11.   Limitation on Payment Restrictions Affecting Consolidated
                Companies  ...........................................................  63
Section 7.12.   Actions Under Certain Documents ......................................  63


ARTICLE VIII.      EVENTS OF DEFAULT .................................................  64

Section 8.01.   Payments .............................................................  64
Section 8.02.   Covenants Without Notice .............................................  64
Section 8.03.   Other Covenants ......................................................  64
Section 8.04.   Representations ......................................................  64
Section 8.05.   Non-Payments of Other Indebtedness ...................................  64
Section 8.06.   Defaults Under Other Agreements ......................................  64
Section 8.07.   Bankruptcy ...........................................................  65
Section 8.08.   ERISA ................................................................  65
Section 8.09.   Money Judgment .......................................................  66
Section 8.10.   Ownership of Credit Parties and Pledged Entities .....................  66


Section 8.11.   Change in Control of Intermet ........................................  66
Section 8.12.   Default Under Other Credit Documents .................................  67
Section 8.13.   Attachments ..........................................................  67

ARTICLE IX.        THE AGENT AND CO-AGENTS ...........................................  68

Section 9.01.   Appointment of Agent .................................................  68
Section 9.02.   Authorization of Agent with Respect to the Security Documents ........  68
Section 9.03.   Nature of Duties of Agent ............................................  69
Section 9.04.   Lack of Reliance on the Agent ........................................  69
Section 9.05.   Certain Rights of the Agent ..........................................  69
Section 9.06.   Reliance by Agent ....................................................  70
Section 9.07.   Indemnification of Agent .............................................  70
Section 9.08.   The Agent in its Individual Capacity .................................  70
Section 9.09.   Holders of Notes .....................................................  70
Section 9.10.   Successor Agent ......................................................  71
Section 9.11.   Co-Agents ............................................................  71


ARTICLE X.         MISCELLANEOUS .....................................................  71

Section 10.01.  Notices ..............................................................  71
Section 10.02.  Amendments, Etc. .....................................................  72
Section 10.03.  No Waiver; Remedies Cumulative .......................................  72
Section 10.04.  Payment of Expenses, Etc. ............................................  72
Section 10.05.  Right of Setoff ......................................................  74
Section 10.06.  Benefit of Agreement .................................................  75
Section 10.07.  Governing Law; Submission to Jurisdiction; Waiver of Jury Trial ......  77
Section 10.08.  Independent Nature of Lenders' Rights ................................  78
Section 10.09.  Counterparts .........................................................  78
Section 10.10.  Effectiveness; Survival ..............................................  78
Section 10.11.  Severability .........................................................  79
Section 10.12.  Independence of Covenants ............................................  79
Section 10.13.  Change in Accounting Principles, Fiscal Year or Tax Laws .............  79
Section 10.14.  Headings Descriptive; Entire Agreement ...............................  79

                                   SCHEDULES



SCHEDULE 5.01     Organization and Ownership of Subsidiaries
SCHEDULE 5.01(a)  Lack of Qualification
SCHEDULE 5.05     Certain Pending and Threatened Litigation
SCHEDULE 5.08     Environmental Matters
SCHEDULE 5.11     Burdensome Restrictions
SCHEDULE 5.12     Tax Filings and Payments
SCHEDULE 5.15     Employee Benefit Matters
SCHEDULE 5.16     Patent, Trademark, License, and Other Intellectual Property
                  Matters
SCHEDULE 5.17     Ownership of Properties
SCHEDULE 5.20     Dividend Restrictions
SCHEDULE 6.08     Financial Covenant Calculations Second  Quarter 1996
SCHEDULE 7.01     Existing Indebtedness
SCHEDULE 7.02     Existing Liens
SCHEDULE 7.06     Existing Investments




                                    EXHIBITS


EXHIBIT A    -    Form of Revolving Note
EXHIBIT B    -    Form of Bid Facility Note
EXHIBIT C    -    Form of Letter of Credit Application
EXHIBIT D    -    Bid Request
EXHIBIT E    -    Bid Request Invite
EXHIBIT F    -    Bid Rate Bid
EXHIBIT G    -    Bid Rate Acceptance/Rejection
EXHIBIT H    -    Form of Amended and Restated Subsidiary Guaranty
EXHIBIT I    -    Form of Closing Certificate
EXHIBIT J-1  -    Form of Opinion of Dickinson, Wright, Moon, Van Dusen &
                  Freeman
EXHIBIT J-2  -    Form of Opinion of Kilpatrick & Cody
EXHIBIT K    -    Form of Assignment and Acceptance Agreement
EXHIBIT L    -    Form of Compliance Certificate

                           THIRD AMENDED AND RESTATED
                                CREDIT AGREEMENT


     THIS THIRD AMENDED AND RESTATED CREDIT AGREEMENT made and entered into as of November 14, 1996, by and among INTERMET CORPORATION, a Georgia corporation ("Intermet"), SUNTRUST BANK, ATLANTA (formerly known as Trust Company Bank), a banking corporation organized under the laws of the State of Georgia ("SunTrust"), the other banks and lending institutions listed on the signature pages hereof, and any assignees of SunTrust, or such other banks and lending institutions which become "Lenders" as provided herein (SunTrust, and such other banks, lending institutions, and assignees referred to collectively herein as the "Lenders"), SUNTRUST BANK, ATLANTA, in its capacity as agent for the Lenders and each successor agent for such Lenders as may be appointed from time to time pursuant to Article IX hereof (the "Agent"), NBD BANK ("NBD") and FIRST UNION NATIONAL BANK OF NORTH CAROLINA ("First Union"), in their respective capacities as co-agents for the Lenders (the "Co-Agents");

                              W I T N E S S E T H:


     WHEREAS, Intermet, the Agent, the Lenders and certain other financial institutions entered into that certain Credit Agreement dated as of August 31, 1992, as amended and restated pursuant to that certain Amended and Restated Credit Agreement dated as of August 21, 1995 as further amended and restated pursuant to that Second Amended and Restated Credit Agreement dated as of February 23, 1996 (as amended up to the date hereof, the "Prior Credit Agreement") providing certain credit facilities to Intermet;

     WHEREAS, Intermet has requested, and the Agent, the Co-Agents and the Lenders have agreed, to extend certain of the credit facilities provided in the Prior Credit Agreement, to amend the interest rate and certain other provisions thereof and to make certain other amendments as set forth herein;

     WHEREAS, the parties wish to amend and restate the Prior Credit Agreement on the terms and conditions set forth below;

     NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, Intermet, the Lenders, the Agent and the Co-Agents agree, upon the terms and subject to the conditions set forth herein as follows:

                                   ARTICLE I.

                           DEFINITIONS; CONSTRUCTION

     SECTION 1.01. DEFINITIONS. In addition to the other terms defined herein, the following terms used herein shall have the meanings herein specified (to be equally applicable to both the singular and plural forms of the terms defined):

     "Acquisition" shall mean any transaction, or any series of related transactions, by which Intermet and/or any of its Subsidiaries directly or indirectly (a) acquires any ongoing business or all or substantially all of the assets of any Person or division thereof, whether through purchase of assets, merger or otherwise, (b) acquires (in one transaction or as the most recent transaction in a series of transactions) control of at least a majority in ordinary voting power of the securities of a Person which have ordinary voting power for the election of directors or (c) otherwise acquires control of a 50% or more ownership interest in any such Person.

     "Adjusted LIBO Rate" shall mean, with respect to each Interest Period for a Eurodollar Advance, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) determined pursuant to the following formula:


     Adjusted LIBO Rate  =     LIBOR
                          ----------------------
                             1.00 - LIBOR Reserve Percentage

As used herein, LIBOR Reserve Percentage shall mean, for any Interest Period for a Eurodollar Advance, the reserve percentage (expressed as a decimal) equal to the then stated maximum rate of all reserve requirements (including, without limitation, any marginal, emergency, supplemental, special or other reserves) applicable to any member bank of the Federal Reserve System in respect of Eurocurrency liabilities as defined in Regulation D (or against any successor category of liabilities as defined in Regulation D).

     "Advance" shall mean any principal amount advanced and remaining outstanding at any time under (i) the Syndicated Loans, which Advances shall be made or outstanding as Base Rate Advances, Overnight Rate Advances or Eurodollar Advances, as the case may be, and (ii) the Bid Rate Loans, which Advances shall be made or outstanding as Bid Rate Advances.

     "Affiliate" of any Person means any other Person directly or indirectly controlling, controlled by, or under common control with, such Person, whether through the ownership of voting securities, by contract or otherwise. For purposes of this definition, "control" (including with correlative meanings, the terms "controlling", "controlled by", and "under common control with") as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person.

     "Agent" shall mean SunTrust Bank, Atlanta, formerly known as Trust Company Bank, a Georgia banking corporation and any successor agent appointed pursuant to Section 9.10 hereof.

     "Agreement" shall mean this Third Amended and Restated Credit Agreement, as amended, modified, restated, or supplemented from time to time.

     "Applicable Commitment Percentage" shall mean, with respect to the period commencing on the Closing Date and continuing through December 31, 1996, fifteen basis points (0.15%) per annum, and with respect to each fiscal quarter thereafter, the percentage determined for such fiscal quarter from the chart set forth below based on Intermet's ratio of Funded Debt to Consolidated EBITDA determined as of the end of each fiscal quarter, with any change to the Applicable Commitment Percentage to be immediately effective on the first day of the second fiscal quarter thereafter:


FUNDED DEBT TO
CONSOLIDATED                               APPLICABLE
EBITDA RATIO                          COMMITMENT PERCENTAGE
------------                          ---------------------

Greater than or Equal to
 3.0:1.0                                       .30%

Less than 3.0:1.0 and
 Greater than or Equal to
 2.75:1.0                                      .25%

Less than 2.75:1.0 and
 Greater than or Equal to
 2.50:1.0                                     .225%

Less than 2.50:1.0 and
 Greater than or Equal to

 2.25:1.00                                     .20%

Less than 2.25:1.0 but
Greater than or Equal to
 2.0:1.0                                      .175%

Less than 2.0:1.0                              .15%
provided, however, if Intermet fails to deliver its financial statements for such second preceding fiscal quarter pursuant to Section 6.07 prior to the first day of the then-current fiscal quarter, the Applicable Commitment Percentage during such current fiscal quarter shall be .30%.


     "Applicable Margin" shall mean, with respect to all outstanding Eurodollar Advances and Letter of Credit Obligations through December 31, 1996, one-half of one percent (0.50%) per annum, and with respect to all outstanding Eurodollar Advances and Letter of Credit Obligations during each fiscal quarter thereafter, the percentage determined for such fiscal quarter from the chart set forth below based on Intermet's ratio of Funded Debt to Consolidated EBITDA determined as of the end of each fiscal quarter, with any change to the Applicable Margin to be immediately effective on the first day of the second fiscal quarter thereafter:


FUNDED DEBT TO
CONSOLIDATED                                APPLICABLE
EBITDA RATIO                                    MARGIN
------------                                ----------

Greater than or Equal to
 3.0:1.0                                      1.25%

Less than 3.0:1.0 and
 Greater than or Equal to
 2.75:1.0                                     1.00%

Less than 2.75:1.0 and
 Greater than or Equal to
 2.50:1.0                                     .875%

Less than 2.50:1.0 and
 Greater than or Equal to
 2.25:1.00                                     .75%

Less than 2.25:1.0 but
Greater than or Equal to
 2.0:1.0                                      .625%

Less than 2.0:1.0                              .50%


provided, however, if Intermet fails to deliver its financial statements for such second preceding fiscal quarter pursuant to Section 6.07 prior to the first day of the then-current fiscal quarter, the Applicable Margin with respect to Eurodollar Advances and Letter of Credit Obligations during such current fiscal quarter shall be 1.25%. By way of example, as of the first day of the fourth fiscal quarter of Intermet, the Applicable Margin with respect to Eurodollar Advances and Letter of Credit Obligations outstanding hereunder shall be calculated based upon the ratio of Funded Debt to Consolidated EBITDA of Intermet reported for the second fiscal quarter of such fiscal year of Intermet.

     "Asset Sale" shall mean any sale or other disposition (or a series of related sales or other dispositions), including without limitation, loss, damage, destruction or taking, by any Consolidated Company to any Person other than a Consolidated Company, of any property or asset (including capital stock but excluding the issuance and sale by Intermet of its own capital stock) having an aggregate Asset Value in excess of $500,000, other than sales or other dispositions made in the ordinary course of business of any Consolidated Company.

     "Asset Value" shall mean, with respect to any property or asset of any Consolidated Company as of any particular date, an amount equal to the greater of (i) the then book value of such property or asset as established in accordance with GAAP, and (ii) the then fair market value of such property or asset as determined in good faith by such Consolidated Company.

     "Assignment and Acceptance" shall mean an assignment and acceptance entered into by a Lender and an Eligible Assignee in accordance with the terms of this Agreement and substantially in the form of Exhibit K.

     "Bankruptcy Code" shall mean The Bankruptcy Code of 1978, as amended and in effect from time to time (11 U.S.C. Section 101 et seq.).

     "Base Rate" shall mean the higher of (with any change in the Base Rate to be effective as of the date of change of either of the following rates):

           (a) the rate which the Agent publicly announces from time to time to be its prime lending rate, as in effect from time to time, and

           (b) the Federal Funds Rate, as in effect from time to time, plus one-half of one percent (0.50%) per annum.

The Agent's prime lending rate is a reference rate and does not necessarily represent the lowest or best rate charged to customers; the Agent may make commercial loans or other loans at rates of interest at, above or below the Agent's prime lending rate.

     "Base Rate Advance" shall mean an Advance made or outstanding as (i) a Syndicated Loan bearing interest based on the Base Rate, or (ii) an Advance bearing interest at the rate agreed upon between Intermet and the Lenders pursuant to Section 3.08, Section 3.09 or Section 3.10.

     "Bid Accept/Reject Letter" shall mean a notification made by Intermet pursuant to Section 2.08 substantially in the form of Exhibit G.

     "Bid Facility Note" shall mean a promissory note of Intermet payable to the order of any Lender, in substantially the form of Exhibit B hereto, evidencing the maximum aggregate principal indebtedness of Intermet to such Lender with respect to outstanding Bid Rate Advances made by such Lender pursuant to this Agreement, either as originally executed or as it may be from time to time supplemented, modified, amended, renewed or extended.

     "Bid Rate" shall mean, as to any Bid Rate Bid made by a Lender pursuant to
Section 2.08, the fixed rate of interest per annum offered by the Lender making the Bid Rate Bid for the relevant Interest Period.

     "Bid Rate Advance" shall mean an Advance made by a Lender to Intermet pursuant to the bidding procedure described in Section 2.08.

     "Bid Rate Bid" shall mean an offer by a Lender to make a Bid Rate Loan pursuant to Section 2.08.

     "Bid Rate Loan" shall mean a Borrowing made up of Advances by all of those Lenders whose Bid Rate Bids have been accepted by Intermet pursuant to the same Bid Request under the bidding procedure described in Section 2.08 for the same Interest Period and interest rate (with the understanding that two Bid Rate Loans may be made pursuant to a single Bid Request).

     "Bid Request" shall mean a request made by Intermet pursuant to Section
2.08 substantially in the form of Exhibit D.

     "Borrowing" shall mean the incurrence by Intermet under any Facility of Advances of one Type concurrently having the same Interest Period or the continuation or conversion of an existing Borrowing or Borrowings in whole or in part.

     "Business Day" shall mean:

     (a) any day which is neither a Saturday or Sunday nor a legal holiday on which banks are required or authorized to close in Atlanta, Georgia or New York, New York; and

     (b) relative to the making, continuing, prepaying or repaying of any Eurodollar Advances, any day on which trading is carried on by and between banks in deposits of Dollars in the London interbank market.

     "Change in Control Provision" shall mean any term or provision contained in any indenture, debenture, note, or other agreement or document evidencing or governing Indebtedness of Intermet evidencing debt or a commitment to extend loans in excess of $5,000,000 which requires, or permits the holder(s) of such Indebtedness of Intermet to require that such Indebtedness of Intermet be redeemed, repurchased, defeased, prepaid or repaid, either in whole or in part, or the maturity of such Indebtedness of Intermet to be accelerated in any respect, as a result of a change in ownership of the capital stock of Intermet or voting rights with respect thereto.

     "Closing Date" shall mean the date on or before November 14, 1996 on which the initial Loans are made or deemed to have been made hereunder and the conditions set forth in Section 4.01 are satisfied or waived in accordance with
Section 10.02.

     "Columbus Neunkirchen" shall mean Columbus Neunkirchen Foundry, GmbH, a German company with limited liability and an indirect, wholly-owned Subsidiary of Intermet.

     "Commitment" shall mean, for any Lender at any time, the amount of such commitment set forth opposite such Lender's name on the signature pages hereof, as the same may be increased or decreased from time to time as a result of any reduction thereof pursuant to Section 2.03, any assignment thereof pursuant to
Section 10.06, or any amendment thereof pursuant to Section 10.02.

     "Consolidated Companies" shall mean, collectively, Intermet and all of its Subsidiaries.

     "Consolidated EBIT" shall mean, for any fiscal period of Intermet, an amount equal to (A) the sum for such fiscal period of Consolidated Net Income
(Loss) and, to the extent deducted in determining such Consolidated Net Income
(Loss), provisions for (i) taxes based on income and (ii) Consolidated Interest Expense, minus (B) any items of gain (or plus any items of loss) which were included in determining such Consolidated Net Income (Loss) and were (x) not realized in the ordinary course of business (whether or not classified as "ordinary" by GAAP), (y) the result of any sale of assets, or (z) resulting from minority investments, together in the case of (x), (y) or (z), any related provision for taxes included in Consolidated Net Income (Loss) with respect thereto, plus (C) without duplication, the sum of the following items to the extent not included in Consolidated Net Income (Loss) for such period:

             (1) the net income (or net loss) for such period of any Person which became a Subsidiary during such period (a "New Subsidiary");

             (2) the net income (or net loss) derived during such period from any assets acquired by any Consolidated Company during such period ("New Assets"); and

             (3) the sum of the following items to the extent deducted in determining net income of any New Subsidiary or derived from any New Assets
     during such period:   (x) taxes based on income, (y) Consolidated Interest

     Expense, and (z) any items of gain (or plus any items of loss) which were included in determining such net income and were (aa) not realized in the ordinary course of business (whether or not classified as "ordinary" by GAAP), (bb) the result of any sale of assets, or (cc) resulting from minority investments, together in the case of (aa), (bb) or (cc), any related provision for taxes included in such net income with respect thereto;

minus (D) the sum of the following items to the extent included in determining Consolidated Net Income (Loss) for such period:

             (1) the net income (or net loss) for such period of any Person which ceased to be a Subsidiary (other than due to merger or consolidated with another Consolidated Company) during such period (an "Old Subsidiary");

             (2) the net income (or net loss) derived during such period from any assets sold or otherwise disposed of by any Consolidated Company during such period ("Old Assets"); and

             (3) the sum of the following items to the extent deducted in determining net income of any Old Subsidiary or derived from any Old Assets during such period: (x) taxes based on income, (y) Consolidated Interest Expense, and (z) any items of gain (or plus any items of loss) which were included in determining such net income and were (aa) not realized in the ordinary course of business (whether or not classified as "ordinary" by GAAP), (bb) the result of any sale of assets, or (cc) resulting from minority investments, together in the case of (aa), (bb) or (cc), any related provision for taxes included in such net income with respect thereto.

For purposes of calculating any financial definitions based upon Consolidated EBIT, the addition or subtraction of any other financial definitions to or from Consolidated EBIT shall be calculated with appropriate adjustment for New Subsidiaries, New Assets, Old Subsidiaries and Old Assets as is consistent with this definition.

     "Consolidated EBITDA" shall mean for any fiscal period of Intermet, an amount equal to the sum of Consolidated EBIT plus depreciation and amortization expense to the extent deducted in determining Consolidated Net Income (Loss), determined on a consolidated basis in accordance with GAAP.

     "Consolidated EBITR" shall mean, for any fiscal period of Intermet, an amount equal to the sum of Consolidated EBIT plus Consolidated Rental Expense for such period.

     "Consolidated Interest Expense" shall mean, for any fiscal period of Intermet, total interest expense of the Consolidated Companies (including without limitation, interest expense attributable to capitalized leases in accordance with GAAP, all commissions, discounts and other fees and charges owed with respect to bankers acceptance financing, and total interest expense (whether shown as interest expense or as loss and expenses on sale of receivables) under a receivables purchase facility) determined on a consolidated basis in accordance with GAAP.

     "Consolidated Net Income (Loss)" shall mean, for any fiscal period of Intermet, the net income (or loss) of the Consolidated Companies on a consolidated basis for such period (taken as a single accounting period) determined in conformity with GAAP, but excluding therefrom (to the extent otherwise included therein) (i) any income or loss of any Person accrued prior to the date such Person becomes a Subsidiary of Intermet or is merged into or consolidated with any Consolidated Company or all or substantially all of such Person's assets are acquired by any Consolidated Company, and (ii) the income of any Consolidated Company to the extent that the declaration or payment of dividends or similar distributions by such Consolidated Company of that income is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation.

     "Consolidated Net Worth" shall mean, as of any date of determination, Shareholders' Equity of Intermet.

     "Consolidated Rental Expense" shall mean, for any fiscal period of Intermet, the operating lease expense of the Consolidated Companies determined in accordance with GAAP for leases with an initial term greater than one year, as disclosed in the notes to Intermet's consolidated financial statements of the Consolidated Companies, determined on a consolidated basis in accordance with GAAP.

     "Contractual Obligation" of any Person shall mean any provision of any security issued by such Person or of any agreement, instrument or undertaking under which such Person is obligated or by which it or any of the property owned by it is bound.

     "Credit Documents" shall mean, collectively, this Agreement, the Notes, the Letters of Credit, the Guaranty Agreements, the Pledge Agreements, and all other Security Documents, if any.

     "Credit Parties" shall mean, collectively, each of Intermet, the Guarantors, and every other Person who from time to time executes a Security Document with respect to all or any portion of the Obligations.

     "Default" shall mean any condition or event which, with notice or lapse of time or both, would constitute an Event of Default.

     "Dollar" and "U.S. Dollar" and the sign "$" shall mean lawful money of the United States of America.

     "Eligible Assignee" shall mean (i) a commercial bank organized under the laws of the United States, or any state thereof, having total assets in excess of $1,000,000,000 or any commercial finance or asset based lending Affiliate of any such commercial bank and (ii) any Lender, in each case, which has the Minimum Required Rating, unless otherwise agreed by the Agent.

     "Environmental Laws" shall mean all federal, state, local and foreign statutes and codes or regulations, rules or ordinances issued, promulgated, or approved thereunder, now or hereafter in effect (including, without limitation, those with respect to asbestos or asbestos containing material or exposure to asbestos or asbestos containing material), relating to pollution or protection of the environment and relating to public health and safety, relating to (i) emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals or industrial toxic or hazardous constituents, substances or wastes, including without limitation, any Hazardous Substance, petroleum including crude oil or any fraction thereof, any petroleum product or other waste, chemicals or substances regulated by any Environmental Law into the environment (including without limitation, ambient air, surface water, ground water, land surface or subsurface strata), or (ii) the manufacture, processing, distribution, use, generation, treatment, storage, disposal, transport or handling of any Hazardous Substance, petroleum including crude oil or any fraction thereof, any petroleum product or other waste, chemicals or substances regulated by any Environmental Law, and (iii) underground storage tanks and related piping, and emissions, discharges and releases or threatened releases therefrom, such Environmental Laws to include, without limitation (i) the Clean Air Act (42 U.S.C. Section 7401 et seq.), (ii) the Clean Water Act (33 U.S.C. Section 1251 et seq.), (iii) the Resource Conservation and Recovery Act (42 U.S.C. Section 6901 et seq.), (iv) the Toxic Substances Control Act (15 U.S.C. Section 2601 et seq.), (v) the Comprehensive Environmental Response Compensation and Liability Act, as amended by the Superfund Amendments and Reauthorization Act (42 U.S.C. Section 9601 et seq.), and (vi) all applicable national and local laws or regulations with respect to environmental control (including applicable laws of the Federal Republic of Germany or any applicable international agreements).

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended and in effect from time to time.

     "ERISA Affiliate" shall mean, with respect to any Person, each trade or business

(whether or not incorporated) which is a member of a group of which that Person is a member and which is under common control within the meaning of the regulations promulgated under Section 414 of the Tax Code.

     "Eurodollar Advance" shall mean an Advance made or outstanding as a Syndicated Loan bearing interest based on the Adjusted LIBO Rate.

     "Event of Default" shall have the meaning provided in Article VIII.

     "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time, and any successor statute thereto.

     "Executive Officer" shall mean with respect to any Person, the President, Chief Executive Officer, Vice Presidents, Chief Financial Officer, Treasurer, Secretary and any Person holding comparable offices or duties.

     "Facility" or "Facilities" shall mean the Commitments, or the Bid Rate subfacility or the Letter of Credit facility, as the context may indicate.

     "Federal Funds Rate" shall mean for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with member banks of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business
Day) by the Federal Reserve Bank of Atlanta, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Agent from three Federal funds brokers of recognized standing selected by the Agent.

     "Fixed Charge Coverage Ratio" shall mean, as of the last day of any fiscal quarter of Intermet, the ratio of (A) Consolidated EBITR to (B) the sum of the amounts of (i) Consolidated Interest Expense, and (ii) Consolidated Rental Expense, in each case, calculated with respect to the immediately preceding four fiscal quarters ending on such date.

     "Foreign Plan" shall mean any pension, profit sharing, deferred compensation, or other employee benefit plan, program or arrangement maintained by any Foreign Subsidiary which, under applicable local law, is required to be funded through a trust or other funding vehicle, but shall not include any benefit provided by a foreign government or its agencies.

     "Foreign Subsidiary" shall mean each Consolidated Company that is organized under the laws of a jurisdiction other than the United States of America or any State thereof.

     "Funded Debt" shall mean all Indebtedness for money borrowed, Indebtedness evidenced or secured by purchase money Liens, capitalized leases, conditional sales contracts and similar title retention debt instruments, whether designated as long term or current debt under GAAP. The calculation of Funded Debt shall include (i) all Funded Debt of the Consolidated Companies, plus (ii) all Funded Debt of other Persons to the extent guaranteed by a Consolidated Company, to the extent supported by a letter of credit issued for the account of a Consolidated Company, or as to which and to the extent which a Consolidated Company or its assets otherwise have become liable for payment thereof, plus (iii) the redemption amount with respect to the stock of any Consolidated Company required to be redeemed during the next succeeding twelve months.

     "GAAP" shall mean generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession, which are applicable to the circumstances as of the date of determination.

     "Guarantors" shall mean, collectively, Lynchburg Foundry Company, Ironton Iron, Inc., Northern Castings Corporation, Intermet International, Inc., New River Castings Company, Alexander City Castings Company, Inc. and all other domestic Subsidiaries formed or acquired after the Closing Date unless otherwise agreed by the Required Lenders pursuant to Section 6.10.

     "Guaranty" shall mean any contractual obligation, contingent or otherwise, of a Person with respect to any Indebtedness or other obligation or liability of another Person, including without limitation, any such Indebtedness, obligation or liability directly or indirectly guaranteed, endorsed, co-made or discounted or sold with recourse by that Person, or in respect of which that Person is otherwise directly or indirectly liable, including contractual obligations (contingent or otherwise) arising through any agreement to purchase, repurchase, or otherwise acquire such Indebtedness, obligation or liability or any security therefor, or any agreement to provide funds for the payment or discharge thereof (whether in the form of loans, advances, stock purchases, capital contributions or otherwise), or to maintain solvency, assets, level of income, or other financial condition, or to make any payment other than for value received. The amount of any Guaranty shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which guaranty is made or, if not so stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.

     "Guaranty Agreements" shall mean, collectively, the Amended and Restated Guaranty Agreement, dated as of even date herewith, executed by each of the Guarantors in favor of the Lenders and the Agent, substantially in the form of Exhibit H as the same may be amended, restated or supplemented from time to time.

     "Hazardous Substances" shall have the meaning assigned to that term in the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986.

     "Indebtedness" of any Person shall mean, without duplication (i) all obligations of such Person which in accordance with GAAP would be shown on the balance sheet of such Person as a liability (including, without limitation, obligations for borrowed money and for the deferred purchase price of property or services, and obligations evidenced by bonds, debentures, notes or other similar instruments); (ii) all rental obligations under leases required to be capitalized under GAAP; (iii) all Guaranties of such Person (including contingent reimbursement obligations under undrawn letters of credit); (iv) Indebtedness of others secured by any Lien upon property owned by such Person, whether or not assumed; and (v) obligations or other liabilities under currency contracts, interest rate hedging contracts, or similar agreements or combinations thereof to the extent required to be disclosed in accordance with GAAP.

     "Intercreditor Agreement" shall mean that certain Intercreditor Agreement dated as of December 11, 1992 by and among the Lenders and The Prudential Insurance Company of America, as amended by that certain First Amendment to Intercreditor Agreement dated as of August 21, 1995, as further amended by that certain Second Amendment to Intercreditor Agreement, dated as of February 23, 1996, as hereafter further amended, modified or supplemented.

     "Interest Period" shall mean (i) as to any Eurodollar Advances, the interest period selected by Intermet pursuant to Section 3.04(a) hereof, and
(ii) as to any Bid Rate Advances, the interest period requested by Intermet and agreed to by the participating Lenders pursuant to Section 3.04(b) hereof.

     "Intermet" shall mean Intermet Corporation, a Georgia corporation, its successors and permitted assigns.

     "Investment" shall mean, when used with respect to any Person, any direct or indirect advance, loan or other extension of credit (other than the creation of receivables in the ordinary course of business) or capital contribution by such Person (by means of transfers of property to others or payments for property or services for the account or use of others, or otherwise) to any Person, or any direct or indirect purchase or other acquisition by such Person of, or of a beneficial interest in, capital stock, partnership interests, bonds, notes, debentures or other securities issued by any other Person, in each case, other than an Acquisition. Each Investment shall be valued as of the date made; provided that any Investment or portion of an Investment consisting of Debt shall be valued at the outstanding principal balance thereof as of the date of determination.

     "Lender" or "Lenders" shall mean SunTrust, the other banks and lending institutions listed on the signature pages hereof, and each assignee thereof, if any, pursuant to Section 10.06(c).

     "Lending Office" shall mean for each Lender the office such Lender may designate in writing from time to time to Intermet and the Agent with respect to each Type of Loan.

     "Letter of Credit Fee" shall have the meaning set forth in Section
3.05(b).

     "Letters of Credit" shall mean the letters of credit issued pursuant to
Article II hereof by the Agent for the account of Intermet pursuant to the Commitments.

     "Letter of Credit Obligations" shall mean, with respect to Letters of Credit, as at any date of determination, the sum of (a) the maximum aggregate amount which at such date of determination is available to be drawn by the beneficiaries thereof (assuming the conditions for drawing thereunder have been met) under all Letters of Credit then outstanding, plus (b) the aggregate amount of all drawings under Letters of Credit honored by the Agent not theretofore reimbursed by Intermet.

     "Leverage Ratio" shall mean, as of any date of determination, the ratio, expressed as a percentage, of Funded Debt to Total Capitalization for the Consolidated Companies.

     "LIBOR" shall mean, for any Interest Period, with respect to Eurodollar Advances under the Commitments, the offered rate for deposits in Dollars, for a period comparable to the Interest Period and in an amount comparable to the Agent's portion of such Advances, appearing on Telerate Page 3750 as of 11:00 AM (London, England time) on the day that is two Business Days prior to the first day of the Interest Period. If two or more of such rates appear on such Telerate Page, the rate shall be the arithmetic mean of such rates. If the foregoing rate is unavailable from Telerate for any reason, then such rate shall be determined by the Agent from the Reuters Screen LIBO Page or, if such rate is also unavailable on such service, then on any other interest rate reporting service of recognized standing designated in writing by the Agent to Intermet and the other Lenders; in any such case rounded, if necessary, to the next higher 1/100 of 1.0%, if the rate is not such a multiple.

     "Lien" shall mean any mortgage, pledge, security interest, lien, charge, hypothecation, assignment, deposit arrangement, title retention, preferential property right, trust or other arrangement having the practical effect of the foregoing and shall include the interest of a vendor or lessor under any conditional sale agreement, capitalized lease or other title retention agreement.

     "Loans" shall mean, collectively, the Syndicated Loans and the Bid Rate Loans.

     "Margin Regulations" shall mean Regulation G, Regulation T, Regulation U and Regulation X of the Board of Governors of the Federal Reserve System, as the same may be in effect from time to time.

     "Margin Stock" shall have the meaning set forth in the Margin Regulations.

     "Materially Adverse Effect" shall mean any materially adverse change in
(i) the business, results of operations, financial condition, assets or prospects of the Consolidated Companies, taken as a whole, (ii) the ability of Intermet to perform its obligations under this Agreement, (iii) the ability of the other Credit Parties (taken as a whole) to perform their respective obligations under the Credit Documents, or (iv) the perfection or priority of the Liens granted in favor of the Agent pursuant to the Security Documents.

     "Maturity Date" shall mean the earlier of (i) November 14, 1999, and (ii) the date on which all amounts outstanding under this Agreement have been declared or have automatically become due and payable pursuant to the provisions of Article VIII.

     "Minimum Required Rating" shall mean (i) from Moody's, a long-term deposit rating of A1 or higher (or comparable rating in the event Moody's hereafter modifies its rating system for long-term deposits of commercial banks), and
(ii) from S&P, a long-term deposit rating of A+ or higher (or comparable rating in the event S&P hereafter modifies its rating system for long-term deposits of commercial banks).

     "Moody's" shall mean Moody's Investors Service, Inc., and its successors and assigns.

     "Multiemployer Plan" shall have the meaning set forth in Section 4001(a)(3) of ERISA.

     "Net Fixed Assets" shall mean, as of any date of determination, the net property, plant and equipment of the Consolidated Companies determined in accordance with GAAP and as reflected on the balance sheet of Intermet.

     "Note Purchase Agreement" shall mean that certain Amended and Restated Note Purchase Agreement dated as of March 21, 1996, by and between Intermet and The Prudential Insurance Company of America, as amended, modified or supplemented.

     "Notes" shall mean, collectively, the Revolving Credit Notes and the Bid Facility Notes.

     "Notice of Borrowing" shall have the meaning provided in Section
3.01(a)(i).

     "Notice of Continuation/Conversion" shall have the meaning provided in
Section 3.01(b)(i).

     "Obligations" shall mean all amounts owing to the Agent or any Lender pursuant to the terms of this Agreement or any other Credit Document, including without limitation, all Loans (including all principal and interest payments due thereunder), all Letter of Credit Obligations, fees, expenses, indemnification and reimbursement payments, indebtedness, liabilities, and obligations of the Credit Parties, direct or indirect, absolute or contingent, liquidated or unliquidated, now existing or hereafter arising, together with all renewals, extensions, modifications or refinancings thereof.

     "Overnight Advances" shall mean Advances hereunder bearing interest based upon the Overnight Rate.

     "Overnight Rate" shall mean the rate per annum determined by the Agent in good faith as of 11:00 A.M. (local time for the Agent) on each Business Day to be the rate at which overnight loans are made available to the Agent by the Federal Reserve Bank of Atlanta, with such rate to remain in effect until redetermined by the Agent on the next Business Day.

     "Payment Office" shall mean the office specified as the "Payment Office" for the Agent on the signature page of the Agent, or such other location as to which the Agent shall have given written notice to Intermet and the Lenders.

     "PBGC" shall mean the Pension Benefit Guaranty Corporation, or any successor thereto.

     "Permitted Liens" shall mean those Liens expressly permitted by Section
7.02.

     "Person" shall mean any individual, limited liability company, partnership, firm, corporation, association, joint venture, trust or other entity, or any government or political subdivision or agency, department or instrumentality thereof.

     "Plan" shall mean any "employee benefit plan" (as defined in Section 3(3) of ERISA), including, but not limited to, any defined benefit pension plan, profit sharing plan, money purchase pension plan, savings or thrift plan, stock bonus plan, employee stock ownership plan, Multiemployer Plan, or any plan, fund, program, arrangement or practice providing for medical (including post-retirement medical), hospitalization, accident, sickness, disability, or life insurance benefits, but shall exclude any Foreign Plan.

     "Pledge Agreement" shall mean, collectively, any pledge agreement providing for the grant of first priority Liens on the Pledged Stock.

     "Pledged Stock" shall mean, collectively, 49% of the issued and outstanding capital stock, together with all warrants, stock options, and other purchase and conversion rights with respect to such capital stock, of all Subsidiaries that are Foreign Subsidiaries directly owned by Intermet and/or owned by one or more other Subsidiaries organized in the United States (other than Columbus Neunkirchen, Intermet Machining GmbH, and Intermet Holding Deutschland GmbH).

     "Prior Credit Agreement" shall have the meaning set forth in the recitals hereof.

     "Pro Rata Share" shall mean, with respect to Commitments, each Syndicated Loan and all Letters of Credit to be made by and each payment (including, without limitation, any payment of principal, interest or fees) to be made to each Lender, the percentage designated as such Lender's Pro Rata Share of such Commitments, set forth under the name of such Lender on the respective signature page for such Lender, as such percentage may change based upon amendments and assignments hereunder.

     "Prudential" shall mean The Prudential Insurance Company of America.

     "Rating Agencies" shall mean, collectively, Moody's and S&P.

     "Regulation D" shall mean Regulation D of the Board of Governors of the Federal Reserve System, as the same may be in effect from time to time.

     "Required Lenders" shall mean at any time prior to the termination of the Commitments, Lenders holding at least 66-2/3% of the then aggregate amount of the Commitments, or, following the termination of the Commitments hereunder, Lenders holding at least 66-2/3% of the sum of the aggregate outstanding Loans and Letter of Credit Obligations.

     "Requirement of Law" for any person shall mean the articles or certificate of incorporation and by-laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation, or determination of an arbitrator or a court or other governmental authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

     "Reuters Screen" shall mean, when used in connection with any designated page and LIBOR, the display page so designated on the Reuters Monitor Money Rates Service (or such other page as may replace that page on that service for the purpose of displaying rates comparable to LIBOR).

     "Revolving Credit Notes" shall mean, collectively, the promissory notes evidencing the Syndicated Loans in the form attached hereto as Exhibit A, either as originally executed or as hereafter amended, modified or substituted.

     "S&P" shall mean Standard & Poor's Rating Services, a division of The McGraw-Hill Companies, Inc.

     "Security Documents" shall mean, collectively, the Guaranty Agreements, the Pledge Agreements, and each other guaranty agreement, mortgage, deed of trust, security agreement, pledge agreement, or other security or collateral document guaranteeing or securing the Obligations, as the same may be amended, restated, or supplemented from time to time.

     "Shareholders' Equity" shall mean, with respect to any Person as at any date of determination, shareholders' equity of such Person determined on a consolidated basis in conformity with GAAP.

     "Solvent" shall mean, as to Intermet or any Guarantor at any time, that
(i) each of the fair value and the present fair saleable value of such Person's assets (including any rights of subrogation or contribution to which such Person is entitled, under any of the Loan Documents or otherwise) is greater than such Person's debts and other liabilities (including contingent, unmatured and unliquidated debts and liabilities) and the maximum estimated amount required to pay such debts and liabilities as such debts and liabilities mature or otherwise become payable; (ii) such Person is able and expects to be able to pay its debts and other liabilities (including, without limitation, contingent, unmatured and unliquidated debts and liabilities) as they mature; and (iii) such Person does not have unreasonably small capital to carry on its business as conducted and as proposed to be conducted.

     "Subordinated Debt" shall mean other Indebtedness of Intermet subordinated to all obligations of Intermet or any other Credit Party arising under this Agreement, the Notes, and the Guaranty Agreements on terms and conditions satisfactory in all respects to the Agent and the Required Lenders, including without limitation, with respect to interest rates, payment terms, maturities, amortization schedules, covenants, defaults, remedies, and subordination provisions, as evidenced by the written approval of the Agent and Required Lenders.

     "Subsidiary" shall mean, with respect to any Person, any corporation or other entity (including, without limitation, partnerships, joint ventures, and associations) regardless of its jurisdiction of organization or formation, at least a majority of the total combined voting power of all classes of voting stock or other ownership interests of which shall, at the time as of which any determination is being made, be owned by such Person, either directly or indirectly through one or more other Subsidiaries.

     "Syndicated Loans" shall mean, collectively, all outstanding Loans made to Intermet by the Lenders pursuant to Section 2.01 hereof.

     "Tax Code" shall mean the Internal Revenue Code of 1986, as amended and in effect from time to time.

     "Taxes" shall mean any present or future taxes, levies, imposts, duties, fees, assessments, deductions, withholdings or other charges of whatever nature, including without limitation, income, receipts, excise, property, sales, transfer, license, payroll, withholding, social security and franchise taxes now or hereafter imposed or levied by the United States, or any state, local or foreign government or by any department, agency or other political subdivision or taxing authority thereof or therein and all interest, penalties, additions to tax and similar liabilities with respect thereto.

     "Telerate" shall mean, when used in connection with any designated page and LIBOR, the display page so designated on the Dow Jones Telerate Service (or such other page as may replace that page on that service for the purpose of displaying rates comparable to LIBOR).

     "Total Assets" shall mean the total assets of the Consolidated Companies, determined in accordance with GAAP.

     "Total Capitalization" shall mean, as of any date of determination, the sum of Funded Debt and Consolidated Net Worth of the Consolidated Companies.

     "Total Sales" shall mean, for any period of determination, the total revenues of the Consolidated Companies, determined in accordance with GAAP.

     "Type" of Borrowing shall mean a Borrowing consisting of Base Rate Advances, Overnight Rate Advances or Eurodollar Advances.

     SECTION 1.02. ACCOUNTING TERMS AND DETERMINATION. Unless otherwise defined or specified herein, all accounting terms shall be construed herein, all accounting determinations hereunder shall be made, all financial statements required to be delivered hereunder shall be prepared, and all financial records shall be maintained in accordance with, GAAP, except that financial records of Foreign Subsidiaries may be maintained in accordance with generally accepted accounting principles in effect from time to time in the jurisdiction of organization of such Foreign Subsidiary; provided, however, that compliance with the financial covenants and calculations set forth in Section 6.08,
Article VII, and elsewhere herein, and in the definitions used in such covenants and calculations, shall be calculated, made and applied in accordance with GAAP and such generally accepted accounting principles in such foreign jurisdictions, as the case may be, as in effect on the date of this Agreement applied on a basis consistent with the preparation of the financial statements referred to in Section 5.14 unless and until Intermet and the Required Lenders enter into an agreement with respect thereto in accordance with Section 10.13.

     SECTION 1.03. OTHER DEFINITIONAL TERMS. The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Article, Section, Schedule, Exhibit and like references are to this Agreement unless otherwise specified. Any of the terms defined in Section
1.01 may, unless the context otherwise requires, be used in the singular or the plural depending on the reference.

     SECTION 1.04. EXHIBITS AND SCHEDULES. All Exhibits and Schedules attached hereto are by reference made a part hereof.


                                  ARTICLE II.

             SYNDICATED LOANS, BID RATE LOANS AND LETTERS OF CREDIT

     SECTION 2.01.  COMMITMENTS; USE OF PROCEEDS.

     (a) Subject to and upon the terms and conditions herein set forth, each Lender severally agrees to make to Intermet from time to time on and after the Closing Date, but prior to the Maturity Date, Syndicated Loans in an aggregate amount outstanding at any time not to exceed such Lender's Commitment minus such Lender's Pro Rata Share of the Letter of Credit Obligations, subject, however, to the conditions that (i) at no time shall the sum of the (x) the outstanding principal amount of all Syndicated Loans, plus (y) the outstanding principal amount of all Bid Rate Loans, plus (z) the outstanding Letter of Credit Obligations, exceed the sum of the Commitments, (ii) at no time shall the sum of the outstanding principal amount of Syndicated Loans comprised of Overnight Rate Advances exceed $30,000,000, and (iii) at all times shall the outstanding principal amount of the Syndicated Loans of each Lender equal the product of each Lender's Pro Rata Share of the Commitments multiplied by the aggregate outstanding amount of the Syndicated Loans. In addition, at no time shall the outstanding principal amount of the Bid Rate Loans outstanding under this Agreement exceed $100,000,000. Intermet shall be entitled to repay and reborrow Syndicated Loans in accordance with the provisions hereof.

     (b) Each Syndicated Loan shall, at the option of Intermet, be made or continued as, or converted into, part of one or more Borrowings that shall consist entirely of Base Rate Advances, Eurodollar Advances, or subject to the limitation set forth in subsection (a) above, Overnight Rate Advances. The aggregate principal amount of each Borrowing of Syndicated Loans shall be not less than $5,000,000 or a greater integral multiple of $1,000,000, provided that each Borrowing of Syndicated Loans comprised of Base Rate Advances or Overnight Rate Advances shall be not less than $1,000,000 or a greater integral multiple of $100,000. At no time shall the number of outstanding Borrowings comprised of Eurodollar Advances exceed twelve.

       (c) The proceeds of Loans shall be used solely for the following purposes:

           (i) On the Closing Date all amounts outstanding pursuant to the Prior Credit Agreement and the letters of credit issued thereunder shall be deemed to be outstanding hereunder and the Lenders shall make and receive such payments as the Agent shall direct to pay out the exiting lenders under the Prior Credit Agreement and to adjust the Pro Rata Shares of the Lenders to reflect the terms of this Agreement; and

           (ii) All other amounts shall be used as working capital and for other general corporate purposes, including Acquisitions, Investments, the repayment of Indebtedness and the funding of capital expenditures of the Consolidated Companies.

     SECTION 2.02.  NOTES; REPAYMENT OF PRINCIPAL.

     (a) Intermet's obligations to pay the principal of, and interest on, the Syndicated Loans to each Lender shall be evidenced by the records of the Agent and such Lender and by the Revolving Credit Note payable to such Lender (or the assignor of such Lender) completed in conformity with this Agreement.

     (b) All outstanding principal amounts under the Commitments shall be due and payable in full on the Maturity Date.

     SECTION 2.03.  VOLUNTARY REDUCTION OF COMMITMENTS.  Upon at least three
(3) Business Days' prior telephonic notice (promptly confirmed in writing) to the Agent, Intermet shall have the right, without premium or penalty, to terminate the unutilized Commitments, in part or in whole, provided that (i) any such termination shall apply to proportionately and permanently reduce the Commitments of each of the Lenders, and (ii) any partial termination pursuant to this Section 2.03 shall be in an amount of at least $5,000,000 and integral multiples of $1,000,000.

     SECTION 2.04. LETTER OF CREDIT FACILITY. Subject to, and upon the terms and conditions set forth herein, Intermet may request, in accordance with the provisions of this Section 2.04 and Section 2.05 and the other terms of this Agreement, that on and after the Closing Date but prior to the Maturity Date, the Agent issue a Letter or Letters of Credit for the account of Intermet; provided that the application for such Letters of Credit issued by the Agent shall be in the form substantially identical to Exhibit C attached hereto, provided further that (i) no Letter of Credit shall have an expiration date that is later than one year after the date of issuance thereof (provided that a Letter of Credit may provide that it is extendible for consecutive one year periods); (ii) in no event shall any Letter of Credit issued by the Agent have an expiration date (or be extended so that it will expire) later than the Maturity Date; and

(iii) Intermet shall not request that the Agent issue any Letter of Credit, if, after giving effect to such issuance, the sum of the aggregate Letter of Credit Obligations plus the aggregate outstanding principal amount of the Syndicated Loans plus the aggregate outstanding principal amount of the Bid Rate Loans would exceed the Commitments.

     SECTION 2.05.  NOTICE OF ISSUANCE OF LETTER OF CREDIT; AGREEMENT TO ISSUE.

     (a) Whenever Intermet desires the issuance of a Letter of Credit, it shall, in addition to any application and documentation procedures required by the Agent for the issuance of such Letter of Credit, deliver to the Agent a written notice no later than 11:00 AM (local time for the Agent) at least five
(5) days in advance of the proposed date of issuance and the Agent shall promptly forward a copy of such notice to each of the Lenders. Each such notice shall specify (i) the proposed date of issuance (which shall be a Business Day); (ii) the face amount of the Letter of Credit; (iii) the expiration date of the Letter of Credit; and (iv) the name and address of the beneficiary with respect to such Letter of Credit and shall attach a precise description of the documentation and a verbatim text of any certificate to be presented by the beneficiary of such Letter of Credit which would require the Agent to make payment under the Letter of Credit, provided that the Agent may require changes in any such documents and certificates in accordance with its customary letter of credit practices, and provided further, that no Letter of Credit shall require payment against a conforming draft to be made thereunder on the same Business Day that such draft is presented if such presentation is made after 11:00 AM (Atlanta, Georgia time). In determining whether to pay any draft under any Letter of Credit, the Agent shall be responsible only to determine that the documents and certificate required to be delivered under its Letter of Credit have been delivered, and that they comply on their face with the requirements of the Letter of Credit. Promptly after receiving the notice of issuance of a Letter of Credit, the Agent shall notify each Lender of such Lender's respective participation therein, determined in accordance with its respective Pro Rata Share of the Commitments.

     (b) The Agent agrees, subject to the terms and conditions set forth in this Agreement, to issue for the account of Intermet a Letter of Credit in a face amount equal to the face amount requested under paragraph (a) above, following its receipt of a notice required by Section 2.05(a). Immediately upon the issuance of each Letter of Credit, each Lender shall be deemed to, and hereby agrees to, have irrevocably purchased from the Agent a participation in such Letter of Credit and any drawing thereunder in an amount equal to such Lender's Pro Rata Share of the Commitments multiplied by the face amount of such Letter of Credit. Upon issuance and amendment or extension of any Letter of Credit, the Agent shall provide a copy of each such Letter of Credit issued, amended or extended hereunder to each of the Lenders.

     (c)  As of the Closing Date, each of the Letters of Credit set forth on
Schedule 7.01 shall be deemed to have been issued by the Agent in accordance with the terms hereof, each of the Lenders shall be deemed to have purchased a participation in such Letters of Credit in an amount equal to such Lender's Pro Rata Share of the Commitments multiplied by the face amount thereof, and such Letters of Credit shall be governed by the terms hereof.

     SECTION 2.06.  PAYMENT OF AMOUNTS DRAWN UNDER LETTERS OF CREDIT.

     (a) In the event of any request for a drawing under any Letter of Credit by the beneficiary thereof, the Agent shall notify Intermet and the Lenders on or before the date on which the Agent intends to honor such drawing, and Intermet shall reimburse the Agent on the day on which such drawing is honored in an amount, in same day funds, equal to the amount of such drawing.

     (b) Notwithstanding any provision of this Agreement to the contrary, to the extent that any Letter of Credit or portion thereof remains outstanding on the Maturity Date, for any reason whatsoever, the parties hereto hereby agree that the beneficiary or beneficiaries thereof shall be deemed to have made a drawing of all available amounts pursuant to such Letters of Credit on the Maturity Date which amount shall be held by the Agent as cash collateral for its remaining obligations pursuant to such Letters of Credit.

     (c) As between Intermet and the Agent, Intermet assumes all risk of the acts and omissions of, or misuse of, the Letters of Credit issued by the Agent, by the respective beneficiaries of such Letters of Credit, other than losses resulting from the gross negligence and willful misconduct of the Agent. In furtherance and not in limitation of the foregoing but subject to the exception for the Agent's gross negligence or willful misconduct set forth above, the Agent shall not be responsible (i) for the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for and issuance of such Letters of Credit, even if it should in fact prove to be in any or all respects insufficient, inaccurate, fraudulent or forged or otherwise invalid; (ii) for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any such Letter of Credit or the rights or benefits thereunder or proceeds thereof in whole or in part which may prove to be invalid or ineffective for any reason; (iii) for failure of the beneficiary of any such Letter of Credit to comply fully with the conditions required in order to draw upon such Letter of Credit; (iv) for errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex, telecopy or otherwise; (v) for good faith errors in interpretation of technical terms; (vi) for any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any such Letter of Credit or the proceeds thereof; (vii) for the misapplication by the beneficiary of any such Letter of Credit; and (viii) for any consequences arising from causes beyond the control of the Agent.

     SECTION 2.07. PAYMENT BY LENDERS. In the event that Intermet shall fail to reimburse the Agent as provided in Section 2.06, the Agent shall promptly notify each Lender of the unreimbursed amount of such drawing and of such Lender's respective participation therein. Each Lender shall make available to the Agent an amount equal to its respective participation, in

Dollars and in immediately available funds, at the office of the Agent specified in such notice not later than 1:00 P.M. (Atlanta, Georgia time) on the Business Day after the date notified by the Agent and such amount shall be deemed to be outstanding hereunder as a Base Rate Loan. Each Lender shall be obligated to make such Base Rate Loan hereunder regardless of whether the conditions precedent in Article IV are satisfied and regardless of whether such Base Rate Loan complies with the minimum borrowing requirements hereunder. In the event that any such Lender fails to make available to the Agent the amount of such Lender's participation in such Letter of Credit, the Agent shall be entitled to recover such amount on demand from such Lender together with interest as provided for in Section 3.02. The Agent shall distribute to each Lender which has paid all amounts payable under this Section with respect to any Letter of Credit, such Lender's Pro Rata Share of all payments received by the Agent from Intermet in reimbursement of drawings honored by the Agent under such Letter of Credit when such payments are received.

     SECTION 2.08 BID RATE LOANS. Subject to the terms and conditions hereof, Intermet may request, and each Lender, in its sole discretion, may agree to make Bid Rate Advances in accordance with the following procedure; provided, that, (x) at no time shall the sum of the aggregate outstanding principal amount of the Bid Rate Loans exceed $100,000,000, and (y) at no time shall the sum of the outstanding principal amount of the Loans plus the Letter of Credit Obligations exceed the sum of Commitments:

     (a) In order to request Bid Rate Bids, Intermet shall telecopy to the Agent a duly completed Bid Request in the form of Exhibit D attached hereto (which may request not more than two Bid Rate Bids), to be received by the Agent not later than 11:00 a.m. (local time for the Agent) time, on the Business Day of the proposed Bid Rate Loan or Loans; provided that, such Bid Request shall not be deemed to have been received by the Agent in a timely manner unless Intermet shall also have notified the Agent by telephone (excluding voice mail notification) of such Bid Request by the time specified above. A Bid Request that does not conform substantially to the format of Exhibit D may be rejected in the Agent's sole discretion, and the Agent shall notify Intermet of such rejection by telecopy not later than 12:00 noon (Atlanta, Georgia time) on the date of receipt. Such request shall in each case refer to this Agreement and specify (i) the date of such Borrowing or Borrowings (which shall be a Business Day) and (ii) the aggregate principal amount thereof which shall be in a minimum principal amount of $1,000,000 and in an integral multiple of $100,000, and (iii) the Interest Period with respect thereto. Promptly after its receipt of a Bid Request that is not rejected as aforesaid, the Agent shall invite by telecopy (substantially in the form set forth in Exhibit E attached hereto) the Lenders to bid, on the terms and conditions of this Agreement, to make Bid Rate Advances pursuant to the Bid Request.

     (b) Each Lender may, in its sole discretion, make one or more Bid Rate Bids (but not more than two) to Intermet responsive to a Bid Request. Each Bid Rate Bid by a Lender must be received by the Agent via telecopy, substantially in the form of Exhibit F attached hereto, not later than 12:00 noon (local time for the Agent) on the Business Day of the proposed Bid Rate Loan. Multiple bids (not to exceed two per Lender) will be accepted by the

Agent. Bid Rate Bids that do not conform substantially to the format of Exhibit F may be rejected by the Agent acting in consultation with Intermet, and the Agent shall notify the Lender making such nonconforming bid of such rejection as soon as practicable. Each Bid Rate Bid shall refer to this Agreement and specify (i) the principal amount (which shall be in a minimum principal amount of $1,000,000 and in an integral multiple of $100,000 and which may equal the entire principal amount of the Bid Rate Loan requested by Intermet) of the Bid Rate Advance or Advances that the Lender is willing to make to Intermet, (ii) the Bid Rate or Rates at which the Lender is prepared to make the Bid Rate Advance or Advances, and (iii) the Interest Period and the last day thereof. If any Lender shall elect not to make a Bid Rate Bid, such Lender shall so notify the Agent via telecopy by the time specified above for submitting a Bid Rate Bid; provided, however, that failure by any Lender to give such notice shall not cause such Lender to be obligated to make any Bid Rate Advance as part of such Bid Rate Loan. A Bid Rate Bid submitted by a Lender pursuant to this paragraph (b) shall be irrevocable (absent manifest error).

     (c) The Agent shall promptly notify Intermet by telecopy of all the Bid Rate Bids made, the Bid Rate and the principal amount of each Bid Rate Advance in respect of which a Bid Rate Bid was made and the identity of the Lender that made each bid. The Agent shall send a copy of all Bid Rate Bids to Intermet for its records as soon as practicable after completion of the bidding process set forth in this Section 2.08.

     (d) Intermet may, in its sole and absolute discretion, subject only to the provisions of this paragraph (d), accept or reject any Bid Rate Bid referred to in paragraph (c) above. Intermet shall notify the Agent by telephone, confirmed by telecopy in the form of a Bid Accept/Reject Letter, whether and to what extent it has decided to accept or reject any of or all the bids referred to in paragraph (c) above not later than 12:30 p.m. (local time for the Agent) on the Business Day of the proposed Bid Loan; provided, however, that (i) the failure by Intermet to give such notice shall be deemed to be a rejection of all the bids referred to in paragraph (c) above, (ii) Intermet shall not accept a bid made at a particular Bid Rate if Intermet has decided to reject a bid made at a lower Bid Rate, (iii) the aggregate amount of the Bid Rate Bids accepted by Intermet shall not exceed the principal amount specified in the Bid Request, (iv) if Intermet shall accept a bid or bids made at a particular Bid Rate but the amount of such bid or bids shall cause the total amount of bids to be accepted by Intermet to exceed the amount specified in the Bid Request, then Intermet shall accept a portion of such bid or bids in an amount equal to the amount specified in the Bid Request less the amount of all other Bid Rate Bids accepted with respect to such Bid Request, which acceptance, in the case of multiple bids at the same Bid Rate, shall be made pro rata in accordance with the amount of each such bid at such Bid Rate, and (v) except pursuant to clause
(iv) above, no bid shall be accepted for a Bid Rate Loan unless such Bid Rate Loan is in a minimum principal amount of $1,000,000 and an integral multiple of $100,000; provided further, however, that if a Bid Loan must be in an amount less than $1,000,000 because of the provisions of clause (iv) above, such Bid Loan may be for a minimum of $500,000 or any integral multiple thereof, and in calculating the pro rata allocation of acceptances of portions of multiple bids at a particular Bid Rate pursuant to clause (iv) the amounts shall be rounded to integral multiples of $500,000 in a manner which shall be in the discretion of Intermet. A notice given by Intermet pursuant to this paragraph (d) shall be irrevocable.

     (e) The Agent shall promptly notify each bidding Lender whether or not its Bid Rate Bid has been accepted (and if so, in what amount and at what Bid Rate) and shall notify each Lender as to the amount, Interest Period and Bid Rate of each Bid Rate Bid accepted by Intermet by telecopy sent by the Agent, and each successful bidder will thereupon become bound, subject to the other applicable conditions hereof, to make the Bid Rate Loan in respect of which its bid has been accepted.

     (f) Intermet shall not submit a Bid Request more than twice in any seven day period.

     (g) If the Agent shall elect to submit a Bid Rate Bid in its capacity as a Lender, it shall submit such bid directly to Intermet one half of an hour earlier than the earliest time at which the other Lenders are required to submit their bids to the Agent pursuant to paragraph (b) above.

     (h) Each Lender participating in any Bid Rate Loan shall make its Bid Rate Advance available to the Agent on the date specified in the Bid Request at the time and in the manner and subject to the provisions specified in Section 3.02.

     (i) The Bid Rate Advances of each Lender shall be evidenced by its Bid Facility Note and shall be due and payable in full on the Maturity Date unless sooner accelerated pursuant to Article VIII hereof.


                                  ARTICLE III.

                    GENERAL LOAN AND LETTER OF CREDIT TERMS

     SECTION 3.01.  FUNDING NOTICES.

     (a) (i) Whenever Intermet desires to obtain a Syndicated Loan with respect to the Commitments (other than one resulting from a conversion or continuation pursuant to Section 3.01(b)(i)), it shall give the Agent prior written notice (or telephonic notice promptly confirmed in writing) of such Borrowing (a "Notice of Borrowing"), such Notice of Borrowing to be given prior to 11:00 AM (local time for the Agent) at its Payment Office (x) three Business Days prior to the requested date of such Borrowing in the case of Eurodollar Advances, and
(y) on the date of such Borrowing (which shall be a Business Day) in the case of a Borrowing consisting of Overnight Rate Advances or Base Rate Advances. Notices received after 11:00 AM shall be deemed received on the next Business Day. Each Notice of Borrowing shall be irrevocable and shall specify the aggregate principal amount of the Borrowing, the date of Borrowing (which shall be a Business Day), and whether the Borrowing is to consist of Base Rate Advances, Overnight Rate Advances or Eurodollar Advances and (in the case of Eurodollar Advances) the Interest Period to be applicable thereto.

         (ii) Whenever Intermet desires to obtain a Bid Rate Loan, it shall notify the Agent in accordance with the procedure set forth in Section 2.08 hereof.

     (b) (i) Whenever Intermet desires to convert all or a portion of an outstanding Borrowing under the Commitments, which Borrowing consists of Base Rate Advances, Overnight Rate Advances or Eurodollar Advances, into one or more Borrowings consisting of Advances of another Type, or to continue outstanding a Borrowing consisting of Eurodollar Advances for a new Interest Period, it shall give the Agent at least three Business Days' prior written notice (or telephonic notice promptly confirmed in writing) of each such Borrowing to be converted into or continued as Eurodollar Advances. Such notice (a "Notice of Conversion/Continuation") shall be given prior to 11:00 AM (local time for the Agent) on the date specified at the Payment Office of the Agent. Each such Notice of Conversion/Continuation shall be irrevocable and shall specify the aggregate principal amount of the Advances to be converted or continued, the date of such conversion or continuation, whether the Advances are being converted into or continued Eurodollar Advances and, if so, the Interest Period applicable thereto. If, upon the expiration of any Interest Period in respect of any Borrowing, Intermet shall have failed to deliver the Notice of Conversion/Continuation, Intermet shall be deemed to have elected to convert or continue such Borrowing to a Borrowing consisting of Base Rate Advances. So long as any Executive Officer of Intermet has knowledge that any Default or Event of Default shall have occurred and be continuing, no Borrowing may be converted into or continued as (upon expiration of the current Interest Period) Eurodollar Advances unless the Agent and each of the Lenders shall have otherwise consented in writing. No conversion of any Borrowing of Eurodollar Advances shall be permitted except on the last day of the Interest Period in respect thereof.

         (ii) Upon the expiration of the applicable Interest Period with respect to Bid Rate Loans, Intermet shall repay such Loan in full in accordance with the terms hereof.

     (c) Without in any way limiting Intermet's obligation to confirm in writing any telephonic notice, the Agent may act without liability upon the basis of telephonic notice believed by the Agent in good faith to be from Intermet prior to receipt of written confirmation. In each such case, Intermet hereby waives the right to dispute the Agent's record of the terms of such telephonic notice.

     (d) The Agent shall promptly give each Lender notice by telephone (confirmed in writing) or by telex, telecopy or facsimile transmission of the matters covered by the notices given to the Agent pursuant to this Section 3.01 with respect to the Commitments.

     SECTION 3.02.  DISBURSEMENT OF FUNDS.

     (a) No later than 12:00 Noon (local time for the Agent) on the date of each Syndicated Loan pursuant to the Commitments (other than one resulting from a conversion or continuation pursuant to Section 3.01(b)(i)), each Lender will make available its Pro Rata Share of such Syndicated Loan in immediately available funds at the Payment Office of the Agent. The Agent will make available to Intermet the aggregate of the amounts (if any) so made available by the Lenders to the Agent in a timely manner by crediting such amounts to Intermet's demand deposit account maintained with the Agent or at Intermet's option, effecting a wire transfer of such amounts to an account specified by Intermet, by the close of business on such Business Day. In the event that the Lenders do not make such amounts available to the Agent by the time prescribed above, but such amount is received later that day, such amount may be credited to Intermet in the manner described in the preceding sentence on the next Business Day (with interest on such amount to begin accruing hereunder on such next Business Day).

     (b) No later than 3:00 P.M. (local time for the Agent) on the date of each Bid Rate Loan, the Lenders participating in such Bid Rate Loan will make available the amount of its Bid Rate Advance in immediately available funds at the Payment Office of the Agent on the date of such Bid Rate Loan.

     (c) Unless the Agent shall have been notified by any Lender prior to the date of a Borrowing that such Lender does not intend to make available to the Agent such Lender's portion of the Borrowing to be made on such date, the Agent may assume that such Lender has made such amount available to the Agent on such date and the Agent may make available to Intermet a corresponding amount. If such corresponding amount is not in fact made available to the Agent by such Lender on the date of Borrowing, the Agent shall be entitled to recover such corresponding amount on demand from such Lender together with interest at the Federal Funds Rate. If such Lender does not pay such corresponding amount forthwith upon the Agent's demand therefor, the Agent shall promptly notify Intermet, and Intermet shall immediately pay such corresponding amount to the Agent together with interest at the rate specified for the Borrowing. Nothing in this subsection shall be deemed to relieve any Lender from its obligation to fund its Commitment or Bid Rate Loans hereunder or to prejudice any rights which Intermet may have against any Lender as a result of any default by such Lender hereunder.

     (d) All Syndicated Loans under the Commitments shall be loaned by the Lenders on the basis of their Pro Rata Share of the Commitments. All Bid Rate Loans shall be loaned by the Lenders participating therein in accordance with their respective pro rata shares thereof as determined in accordance with
Section 2.08 with respect to each Bid Loan. No Lender shall be responsible for any default by any other Lender in its obligations hereunder, and each Lender shall be obligated to make the Loans provided to be made by it hereunder, regardless of the failure of any other Lender to fund its Commitments or Bid Rate Loans hereunder.

     SECTION 3.03.  INTEREST.

     (a) Intermet agrees to pay interest in respect of all unpaid principal amounts of Syndicated Loans from the respective dates such principal amounts were advanced to maturity (whether by acceleration, notice of prepayment or otherwise) at rates per annum equal to the applicable rates indicated below:

           (i) For Base Rate Advances--The Base Rate in effect from time to time;

           (ii) For Eurodollar Advances--The relevant Adjusted LIBO Rate plus the Applicable Margin; or

           (iii) For Overnight Rate Advances -- The relevant Overnight Rate plus one and one-half of one percent (1.5%) per annum;

     (b) Intermet agrees to pay interest in respect of all unpaid principal amounts of the Bid Rate Loans made to Intermet from the respective dates such principal amounts were advanced to maturity (whether by acceleration, notice of prepayment or otherwise) at the Bid Rate established for such Loan pursuant to
Section 2.08;

     (c) Overdue principal and, to the extent not prohibited by applicable law, overdue interest, in respect of the Loans, and all other overdue amounts owing hereunder, shall bear interest from each date that such amounts are overdue:

           (i) in the case of overdue principal and interest with respect to all Loans outstanding as Eurodollar Advances and Bid Rate Advances, at the rate otherwise applicable for the then-current Interest Period plus an additional two percent (2.0%) per annum; thereafter at the rate in effect for Base Rate Advances plus an additional two percent (2.0%) per annum; and

           (ii) in the case of overdue principal and interest with respect to all other Loans outstanding as Base Rate Advances and Overnight Rate Advances, and all other Obligations hereunder (other than Loans), at a rate equal to the applicable Base Rate plus an additional two percent (2.0%) per annum;

     (d) Interest on each Loan shall accrue from and including the date of such Loan to but excluding the date of any repayment thereof; provided that, if a Loan is repaid on the same day made, one day's interest shall be paid on such Loan. Interest on all Base Rate

Advances and Overnight Rate Advances shall be payable quarterly in arrears on the last calendar day of each calendar quarter of Intermet in each year. Interest on all outstanding Eurodollar Advances and Bid Rate Advances shall be payable on the last day of each Interest Period applicable thereto, and, in the case of Interest Periods in excess of three months (in the case of Eurodollar Advances and Bid Rate Advances), on each day which occurs every 3 months, as the case may be, after the initial date of such Interest Period. Interest on all Loans shall be payable on any conversion of any Advances comprising such Loans into Advances of another Type, prepayment (on the amount prepaid), at maturity (whether by acceleration, notice of prepayment or otherwise) and, after maturity, on demand; and

     (e) The Agent, upon determining the Adjusted LIBO Rate for any Interest Period, shall promptly notify by telephone (confirmed in writing) or in writing Intermet and the other Lenders. Any such determination shall, absent manifest error, be final, conclusive and binding for all purposes.

     SECTION 3.04.  INTEREST PERIODS.

     (a) In connection with the making or continuation of, or conversion into, each Borrowing of Eurodollar Advances, Intermet shall select an Interest Period to be applicable to such Eurodollar Advances, which Interest Period shall be either a 1, 2, 3 or 6 month period.

     (b) In connection with the making of each Bid Rate Loan, Intermet shall request an Interest Period to be applicable thereto, which Interest Period shall be for a minimum of seven (7) days and a maximum of ninety (90) days, which request may be accepted or rejected by the Lenders as provided in Section
2.08 hereof.

     (c) Notwithstanding paragraphs (a) or (b) above:

           (i) The initial Interest Period for any Borrowing of Eurodollar Advances shall commence on the date of such Borrowing (including the date of any conversion from a Borrowing consisting of Advances of another
      Type) and each Interest Period occurring thereafter in respect of such Borrowing shall commence on the day on which the next preceding Interest Period expires;

           (ii) If any Interest Period would otherwise expire on a day which is not a Business Day, such Interest Period shall expire on the next succeeding Business Day, provided that if any Interest Period in respect of Eurodollar Advances would otherwise expire on a day that is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day;

           (iii) Any Interest Period in respect of Eurodollar Advances which begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period shall, subject to part (iv) below, expire on the last Business Day of such calendar month; and

           (iv) No Interest Period with respect to the Loans shall extend beyond the Maturity Date.

     SECTION 3.05.  FEES.

     (a) Intermet shall pay to the Agent, for the account of and distribution of the respective Pro Rata Share to each Lender (subject to the last sentence hereof), a commitment fee (the "Commitment Fee") for the period commencing on the Closing Date to and including the Maturity Date, computed at a rate equal to the Applicable Commitment Percentage per annum multiplied by the average daily unused portion of the Commitments of the Lenders, such fee being payable quarterly in arrears on the date which is five days following the last day of each fiscal quarter of Intermet and on the Maturity Date. For purposes of calculating the Commitment Fee, Bid Rate Loans shall be considered a usage of the Commitments only with respect to the Lenders participating therein and only to the extent of such Lenders' actual participation therein. Outstanding Letter of Credit Obligations shall be considered usage of the Commitments.

     (b) Intermet agrees to pay to the Agent, for the account of the Lenders, a letter of credit fee equal to the Applicable Margin applicable to Eurodollar Advances multiplied by the daily average amount of Letter of Credit Obligations (the "Letter of Credit Fee"). The Letter of Credit Fee shall be payable by Intermet quarterly, in arrears, on the date which is five days following the last day of each fiscal quarter of Intermet, and on the Maturity Date.

     (c) Intermet shall pay to the Agent such fees for its administrative services in the respective amounts and on the dates as previously agreed in writing by Intermet with the Agent.

     SECTION 3.06.  VOLUNTARY PREPAYMENTS OF BORROWINGS.

     (a) Intermet may, at its option, prepay Borrowings consisting of Base Rate Advances, Bid Rate Advances and Overnight Rate Advances at any time in whole, or from time to time in part, in amounts aggregating $100,000 or any greater integral multiple of $100,000, by paying the principal amount to be prepaid together with interest accrued and unpaid thereon to the date of prepayment, together with, in the case of Bid Rate Advances, all compensation payments pursuant to Section 3.12 if such prepayment is made on a date other than the last day of the Interest Period applicable thereto. Those Borrowings consisting of Eurodollar Advances may be prepaid, at Intermet's option, in whole, or from time to time in part, in amounts aggregating $1,000,000 or any greater integral multiple of $100,000, by paying the principal amount to be prepaid, together with interest accrued and unpaid thereon to the date of prepayment, and all compensation payments pursuant to Section 3.12 if such prepayment is made on a date other than the last day of an Interest Period applicable thereto. Each such optional prepayment shall be applied in accordance with Section 3.06(c) below.

     (b) Intermet shall give written notice (or telephonic notice confirmed in writing) to the Agent of any intended prepayment of the Loans (i) prior to 12:00 Noon (local time for the Agent), on the date of any prepayment of Base Rate Advances, Overnight Rate Advances and Bid Rate Advances and (ii) not less than three Business Days prior to any prepayment of Eurodollar Advances. Such notice, once given, shall be irrevocable. Upon receipt of such notice of prepayment, the Agent shall promptly notify each Lender of the contents of such notice and of such Lender's share of such prepayment (provided that notices of prepayments of Bid Rate Loans shall only be given to the Lenders participating therein).

     (c) Intermet, when providing notice of prepayment pursuant to Section 3.06(b), may designate the Types of Advances and the specific Borrowing or Borrowings which are to be prepaid provided that each prepayment made pursuant to a single Borrowing shall be applied pro rata among the Advances comprising such Borrowing. In the absence of a designation by Intermet, the Agent shall, subject to the foregoing, make such designation in its sole discretion. All voluntary prepayments shall be applied to the payment of interest on the Borrowings prepaid before application to principal.

     SECTION 3.07.  PAYMENTS, ETC.

     (a) Except as otherwise specifically provided herein, all payments under this Agreement and the other Credit Documents, other than the payments specified in clause (ii) below, shall be made without defense, set-off or counterclaim to the Agent not later than 1:00 PM (local time for the Agent) on the date when due and shall be made in Dollars in immediately available funds at its Payment Office.

     (b) (i) All such payments shall be made free and clear of and without deduction or withholding for any Taxes in respect of this Agreement, the Notes or other Credit Documents, or any payments of principal, interest, fees or other amounts payable hereunder or thereunder (but excluding, except as provided in paragraph (iii) hereof, any Taxes imposed on the overall net income of the Lenders pursuant to the laws of the jurisdiction in which the principal executive office or appropriate Lending Office of such Lender is located). If any Taxes are so levied or imposed, Intermet agrees (A) to pay the full amount of such Taxes, and such additional amounts as may be necessary so that every net payment of all amounts due hereunder and under the Notes and other Credit Documents, after withholding or deduction for or on account of any such Taxes (including additional sums payable under this Section 3.07), will not be less than the full amount provided for herein had no such deduction or withholding been required, (B) to make such withholding or deduction and (C) to pay the full amount deducted to the relevant authority in accordance with applicable law. Intermet will furnish to the Agent and each Lender, within 30 days after the date the payment of any Taxes is due pursuant to applicable law, certified copies of tax receipts evidencing such payment by Intermet. Intermet will indemnify and hold harmless the Agent and each Lender and reimburse the Agent and each Lender upon written request for the amount of any Taxes so levied or imposed and paid by the Agent or Lender and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes were correctly or illegally asserted. A certificate as to the amount of such payment by such Lender or the Agent, absent manifest error, shall be final, conclusive and binding for all purposes.

         (ii) Each Lender that is organized under the laws of any jurisdiction other than the United States of America or any State thereof (including the District of Columbia) agrees to furnish to Intermet and the Agent, prior to the time it becomes a Lender hereunder, two copies of either U.S. Internal Revenue Service Form 4224 or U.S. Internal Revenue Service Form 1001 or any successor forms thereto (wherein such Lender claims entitlement to complete exemption from or reduced rate of U.S. Federal withholding tax on interest paid by Intermet hereunder) and to provide to Intermet and the Agent a new Form 4224 or Form 1001 or any successor forms thereto if any previously delivered form is found to be incomplete or incorrect in any material respect or upon the obsolescence of any previously delivered form; provided, however, that no Lender shall be required to furnish a form under this paragraph (ii) if it is not entitled to claim an exemption from or a reduced rate of withholding under applicable law. A Lender that is not entitled to claim an exemption from or a reduced rate of withholding under applicable law, promptly upon written request of Intermet, shall so inform Intermet in writing.

         (iii) Intermet shall also reimburse the Agent and each Lender, upon written request, for any Taxes imposed (including, without limitation, Taxes imposed on the overall net income of the Agent or Lender or its applicable Lending Office pursuant to the laws of the jurisdiction in which the principal executive office or the applicable Lending Office of the Agent or Lender is located) as the Agent or Lender shall determine are payable by the Agent or Lender in respect of amounts paid by or on behalf of Intermet to or on behalf of the Agent or Lender pursuant to paragraph (i) hereof.

     (c) Subject to Section 3.04(ii), whenever any payment to be made hereunder or under any Note shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest thereon shall be payable at the applicable rate during such extension.

     (d) All computations of interest and fees shall be made on the basis of a year of 360 days for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest or fees are payable (to the extent computed on the basis of days elapsed), except that interest on Base Rate Advances shall be computed on the basis of a year of 365/366 days for the actual number of days. Interest on Base Rate Advances shall be calculated based on the Base Rate from and including the date of such Loan to but excluding the date of the repayment or conversion thereof.
Interest on Eurodollar Advances and Bid Rate Advances shall be calculated as to each Interest Period from and including the first day thereof to but excluding the last day thereof. Each determination by the Agent of an interest rate or fee hereunder shall be made in good faith and, except for manifest error, shall be final, conclusive and binding for all purposes.

     (e) Payment by Intermet to the Agent in accordance with the terms of this Agreement shall, as to Intermet, constitute payment to the Lenders under this Agreement.

     SECTION 3.08. INTEREST RATE NOT ASCERTAINABLE, ETC. In the event that the Agent shall have determined (which determination shall be made in good faith and, absent manifest error, shall be final, conclusive and binding upon all parties) that on any date for determining the Adjusted LIBO Rate for any Interest Period, by reason of any changes arising after the date of this Agreement affecting the London interbank market, or the Agent's position in such market, adequate and fair means do not exist for ascertaining the applicable interest rate on the basis provided for in the definition of Adjusted LIBO Rate then, and in any such event, the Agent shall forthwith give notice (by telephone confirmed in writing) to Intermet and to the Lenders, of such determination and a summary of the basis for such determination. Until the Agent notifies Intermet that the circumstances giving rise to the suspension described herein no longer exist, the obligations of the Lenders to make or permit portions of the Loans to remain outstanding past the last day of the then current Interest Periods as Eurodollar Advances shall be suspended, and such affected Advances shall bear interest at the Base Rate (or at such other rate of interest per annum as Intermet and each of the Agent and the Lenders shall have agreed to in writing).

     SECTION 3.09.  ILLEGALITY.

     (a) In the event that any Lender shall have determined (which determination shall be made in good faith and, absent manifest error, shall be final, conclusive and binding upon all parties) at any time that the making or continuance of any Eurodollar Advance has become unlawful by compliance by such Lender in good faith with any applicable law, governmental rule, regulation, guideline or order (whether or not having the force of law and whether or not failure to comply therewith would be unlawful), then, in any such event, the Lender shall give prompt notice (by telephone confirmed in writing) to Intermet and to the Agent of such determination and a summary of the basis for such determination (which notice the Agent shall promptly transmit to the other Lenders).

     (b) Upon the giving of the notice to Intermet referred to in subsection
(a) above, (i) Intermet's right to request and such Lender's obligation to make Eurodollar Advances shall be immediately suspended, and such Lender shall make an Advance as part of the requested Borrowing of Eurodollar Advances, bearing interest at the Base Rate (or at such other rate of interest per annum as Intermet and each of the Agent and the Lenders shall have agreed to in writing), which Base Rate Advance shall, for all other purposes, be considered part of such

Borrowing, and (ii) if the affected Eurodollar Advance or Advances are then outstanding, Intermet shall immediately, or if permitted by applicable law, no later than the date permitted thereby, upon at least one Business Day's written notice to the Agent and the affected Lender, convert each such Advance into an Advance or Advances of a different Type with an Interest Period ending on the date on which the Interest Period applicable to the affected Eurodollar Advances expires, provided that if more than one Lender is affected at any time, then all affected Lenders must be treated the same pursuant to this
Section 3.09(b).

     (c) Notwithstanding any other provision contained in this Agreement, the Agent shall not be obligated to issue any Letter of Credit, nor shall any Lender be obligated to purchase its participation in any Letter of Credit to be issued hereunder, if the issuance of such Letter of Credit or purchase of such participation shall have become unlawful or prohibited by compliance by Agent or such Lender in good faith with any law, governmental rule, guideline, request, order, injunction, judgment or decree (whether or not having the force of law); provided that in the case of the obligation of a Lender to purchase such participation, such Lender shall have notified the Agent to such effect at least three (3) Business Days' prior to the issuance thereof by the Agent, which notice shall relieve the Agent of its obligation to issue such Letter of Credit pursuant to Section 2.04 and Section 2.05 hereof.

     SECTION 3.10.  INCREASED COSTS.

     (a) (i) If, by reason of (x) after the date hereof, the introduction of or any change (including, without limitation, any change by way of imposition or increase of reserve requirements) in or in the interpretation of any law or regulation, or (y) the compliance with any guideline or request from any central bank or other governmental authority or quasi-governmental authority exercising control over banks or financial institutions generally (whether or not having the force of law):

           (1) any Lender (or its applicable Lending Office) shall be subject to any tax, duty or other charge with respect to its Eurodollar Advances, Letter of Credit Obligations or its obligation to make Eurodollar Advances or to issue Letters of Credit, or the basis of taxation of payments to any Lender of the principal of or interest on its Eurodollar Advances or its obligation to make Eurodollar Advances or to issue Letters of Credit shall have changed (except for changes in the tax on the overall net income of such Lender or its applicable Lending Office imposed by the jurisdiction in which such Lender's principal executive office or applicable Lending Office is located); or

           (2) any reserve (including, without limitation, any imposed by the Board of Governors of the Federal Reserve System), special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender's applicable Lending Office shall be imposed or deemed applicable or any other condition affecting its Eurodollar Advances, Letter of Credit Obligations or its obligation to make Eurodollar Advances shall be imposed on any Lender or its applicable Lending Office or the London interbank market;

and as a result thereof there shall be any increase in the cost to such Lender of agreeing to make or making, funding or maintaining Eurodollar Advances or Letters of Credit (except to the extent already included in the determination of the applicable Adjusted LIBO Rate), or there shall be a reduction in the amount received or receivable by such Lender or its applicable Lending Office, then Intermet shall from time to time (subject, in the case of certain Taxes, to the applicable provisions of Section 3.07(b)), or

     (ii) in the event that any Lender shall have determined that any law, treaty, governmental (or quasi-governmental) rule, regulation, guideline or order regarding capital adequacy not currently in effect or fully applicable as of the Closing Date, or any change therein or in the interpretation or application thereof after the Closing Date, or compliance by such Lender with any request or directive regarding capital adequacy not currently in effect or fully applicable as of the Closing Date (whether or not having the force of law and whether or not failure to comply therewith would be unlawful) from a central bank or governmental authority or body having jurisdiction, does or shall have the effect of reducing the rate of return on such Lender's capital as a consequence of its obligations hereunder to a level below that which such Lender could have achieved but for such law, treaty, rule, regulation, guideline or order, or such change or compliance (taking into consideration such Lender's policies with respect to capital adequacy) by an amount deemed by such Lender to be material;

then, in the case of (i) or (ii) above, upon written notice from and demand by such Lender on Intermet (with a copy of such notice and demand to the Agent), Intermet shall pay to the Agent for the account of such Lender within five Business Days after the date of such notice and demand, additional amounts sufficient to indemnify such Lender against such increased cost or reduced yield. A certificate as to the amount of such increased cost or reduced yield submitted to Intermet and the Agent by such Lender in good faith and accompanied by a statement prepared by such Lender describing in reasonable detail the basis for and calculation of such increased cost, shall, except for manifest error, be final, conclusive and binding for all purposes.

     (b) If any Lender shall advise the Agent that at any time, because of the circumstances described in clauses (x) or (y) in Section 3.10(a) or any other circumstances beyond such Lender's reasonable control arising after the date of this Agreement affecting such Lender or the London interbank market or such Lender's position in such markets, the Adjusted LIBO Rate as determined by the Agent, will not adequately and fairly reflect the cost to such Lender of funding its Eurodollar Advances, then, and in any such event:

           (i) the Agent shall forthwith give notice (by telephone confirmed in writing) to Intermet and to the other Lenders of such advice;

           (ii) Intermet's right to request and such Lender's obligation to make or permit portions of the Loans to remain outstanding past the last day of the then current Interest Periods as Eurodollar Advances shall be immediately suspended; and

           (iii) such Lender shall make an Advance as part of the requested Borrowing of Eurodollar Advances, as the case may be, bearing interest at the Base Rate (or at such other rate of interest per annum as Intermet and each of the Agent and the Lenders shall have agreed to in writing), which Base Rate Advance shall, for all other purposes, be considered part of such Borrowing.

     SECTION 3.11.  LENDING OFFICES.

     (a) Each Lender agrees that, if requested by Intermet, it will use reasonable efforts (subject to overall policy considerations of such Lender) to designate an alternate Lending Office with respect to any of its Eurodollar Advances affected by the matters or circumstances described in Sections 3.07(b), 3.08, 3.09 or 3.10 to reduce the liability of Intermet or avoid the results provided thereunder, so long as such designation is not disadvantageous to such Lender as determined by such Lender, which determination if made in good faith, shall be conclusive and binding on all parties hereto. Nothing in this Section 3.11 shall affect or postpone any of the obligations of Intermet or any right of any Lender provided hereunder.

     (b) If any Lender that is organized under the laws of any jurisdiction other than the United States of America or any State thereof (including the District of Columbia) issues a public announcement with respect to the closing of its lending offices in the United States such that any withholdings or deductions and additional payments with respect to Taxes may be required to be made by Intermet thereafter pursuant to Section 3.07(b), such Lender shall use reasonable efforts to furnish Intermet notice thereof as soon as practicable thereafter; provided, however, that no delay or failure to furnish such notice shall in any event release or discharge Intermet from its obligations to such Lender pursuant to Section 3.07(b) or otherwise result in any liability of such Lender.

     SECTION 3.12. FUNDING LOSSES. Intermet shall compensate each Lender, upon its written request to Intermet (which request shall set forth the basis for requesting such amounts in reasonable detail and which request shall be made in good faith and, absent manifest error, shall be final, conclusive and binding upon all of the parties hereto), for all losses, expenses and liabilities (including, without limitation, any interest paid by such Lender to lenders of funds borrowed by it to make or carry its Eurodollar Advances or Bid Rate Advances, in either case to the extent not recovered by such Lender in connection with the re-employment of such funds and including loss of anticipated profits), which the Lender may sustain: (i) if for any reason (other than a default by such Lender) a borrowing of, or conversion to or continuation of, Eurodollar Advances or Bid Rate Advances to Intermet does not occur on the date specified therefor in a

Notice of Borrowing, Bid Request or Notice of Conversion/Continuation, (whether or not withdrawn), (ii) if any repayment (including mandatory prepayments and any conversions pursuant to Section 3.09(b)) of any Eurodollar Advances or Bid Rate Advances by Intermet occurs on a date which is not the last day of an Interest Period applicable thereto, or (iii) if, for any reason, Intermet defaults in its obligation to repay its Eurodollar Advances when required by the terms of this Agreement.

     SECTION 3.13. ASSUMPTIONS CONCERNING FUNDING OF EURODOLLAR ADVANCES. Calculation of all amounts payable to a Lender under this Article III shall be made as though that Lender had actually funded its relevant Eurodollar Advances through the purchase of deposits in the relevant market bearing interest at the rate applicable to such Eurodollar Advances in an amount equal to the amount of the Eurodollar Advances and having a maturity comparable to the relevant Interest Period and through the transfer of such Eurodollar Advances from an offshore office of that Lender to a domestic office of that Lender in the United States of America; provided however, that each Lender may fund each of its Eurodollar Advances in any manner it sees fit and the foregoing assumption shall be used only for calculation of amounts payable under this Article III.

     SECTION 3.14. APPORTIONMENT OF PAYMENTS. Aggregate principal and interest payments in respect of Loans and payments in respect of Letter of Credit Fees and Commitment Fees shall be apportioned among all outstanding Commitments, Letter of Credit Obligations and Loans to which such payments relate, proportionately to the Lenders' respective pro rata portions of such Commitments and outstanding Loans and Letter of Credit Obligations. The Agent shall promptly distribute to each Lender at its Payment Office set forth beside its name on the appropriate signature page hereof or such other address as any Lender may request its share of all such payments received by the Agent.

     SECTION 3.15. SHARING OF PAYMENTS, ETC. If any Lender shall obtain any payment or reduction (including, without limitation, any amounts received as adequate protection of a deposit treated as cash collateral under the Bankruptcy Code) of the Obligations (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) in excess of its pro rata portion of payments or reductions on account of such obligations obtained by all the Lenders (other than, prior to the termination of the Commitments, payments of principal, interest and fees with respect to the Bid Rate Loans which are payable solely to the Lenders participating therein), such Lender shall forthwith (i) notify each of the other Lenders and Agent of such receipt, and (ii) purchase from the other Lenders such participations in the affected obligations as shall be necessary to cause such purchasing Lender to share the excess payment or reduction, net of costs incurred in connection therewith, ratably with each of them, provided that if all or any portion of such excess payment or reduction is thereafter recovered from such purchasing Lender or additional costs are incurred, the purchase shall be rescinded and the purchase price restored to the extent of such recovery or such additional costs, but without interest unless the Lender obligated to return such funds is required to pay interest on such funds. Intermet agrees that any Lender so purchasing a participation from another Lender pursuant to this Section 3.15 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of Intermet in the amount of such participation.

     SECTION 3.16. BENEFITS TO GUARANTORS. In consideration of the execution and delivery by the Guarantors of the Guaranty Agreement, Intermet agrees, subject to the terms hereof, to make extensions of credit hereunder available to the Guarantors.

     SECTION 3.17.  LIMITATION ON CERTAIN PAYMENT OBLIGATIONS.

     (a) Each Lender or Agent shall make written demand on Intermet for indemnification or compensation pursuant to Section 3.07 no later than 90 days after the earlier of (i) the date on which such Lender or Agent makes payment of such Taxes, and (ii) the date on which the relevant taxing authority or other governmental authority makes written demand upon such Lender or Agent for payment of such Taxes.
     (b) Each Lender or Agent shall make written demand on Intermet for indemnification or compensation pursuant to Sections 3.12 and 3.13 no later than 90 days after the event giving rise to the claim for indemnification or compensation occurs.

     (c) Each Lender or Agent shall make written demand on Intermet for indemnification or compensation pursuant to Sections 3.09 no later than 90 days after such Lender or Agent receives actual notice or obtains actual knowledge of the promulgation of a law, rule, order or interpretation or occurrence of another event giving rise to a claim pursuant to such sections.

     (d) In the event that the Lenders or Agent fail to give Intermet notice within the time limitations prescribed in (a) or (b) above, Intermet shall not have any obligation to pay such claim for compensation or indemnification. In the event that any Lender or Agent fails to give Intermet notice within the time limitation prescribed in (c) above, Intermet shall not have any obligation to pay any amount with respect to claims accruing prior to the ninetieth day preceding such written demand.

     SECTION 3.18. LETTER OF CREDIT OBLIGATIONS ABSOLUTE. The obligation of Intermet to reimburse the Agent for drawings made under Letters of Credit issued for the account of Intermet and the Lenders' obligation to honor their participations purchased therein shall be unconditional and irrevocable and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including without limitation, the following circumstances:

     (a) Any lack of validity or enforceability of any Letter of Credit;

     (b) The existence of any claim, set-off, defense or other right which

Intermet or any Subsidiary or Affiliate of Intermet may have at any time against a beneficiary or any transferee of any Letter of Credit (or any Persons or entities for whom any such beneficiary or transferee may be acting), any Lender or any other Person, whether in connection with this Agreement, the transactions contemplated herein or any unrelated transaction (including without limitation any underlying transaction between Intermet or any of its Subsidiaries and Affiliates and the beneficiary for which such Letter of Credit was procured); provided that nothing in this Section shall affect the right of Intermet to seek relief against any beneficiary, transferee, Lender or any other Person in any action or proceeding or to bring a counterclaim in any suit involving such Persons;

     (c) Any draft, demand, certificate or any other document presented under any Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect;

     (d) Payment by the Agent under any Letter of Credit against presentation of a demand, draft or certificate or other document which does not comply with the terms of such Letter of Credit;

     (e) Any other circumstance or happening whatsoever which is similar to any of the foregoing; or

     (f) the fact that a Default or an Event of Default shall have occurred and be continuing.

Nothing in this Section 3.18 shall prevent an action against the Agent for its gross negligence or willful misconduct in honoring drafts under the Letters of Credit.

     SECTION 3.19. FAILURE TO MAINTAIN MINIMUM REQUIRED RATING. If any Lender has either (a) had its long-term deposit rating reduced below the Minimum Required Rating by either Rating Agency, or (b) in the case of a Lender that is a party to this Agreement on the Closing Date and has, on such date, a long-term deposit rating from the Rating Agencies below the applicable Minimum Required Rating, such Lender has received from either Rating Agency a reduction in its long-term deposit rating from the rating in effect on the Closing Date, such Lender, will, upon the request of the Agent, assign its Commitment and all of its right, title and interest in and to any Letters of Credit or Loans outstanding thereunder, to an Eligible Assignee designated by the Agent and acceptable to Intermet in accordance with the terms of this Agreement.

                                  ARTICLE IV.

                            CONDITIONS TO BORROWINGS

     The obligations of each Lender to make Advances to Intermet and the obligation of the Agent to issue Letters of Credit for the account of Intermet hereunder is subject to the satisfaction of the following conditions:

     SECTION 4.01. CONDITIONS PRECEDENT TO INITIAL LOANS AND LETTERS OF CREDIT. On the Closing Date, all obligations of Intermet hereunder incurred prior to such date (including, without limitation, Intermet's obligations to reimburse the reasonable fees and expenses of counsel to the Agent and any fees and expenses payable to the Agent, the Co-Agents, the Lenders and their Affiliates as previously agreed with Intermet), shall have been paid in full, and the Agent shall have received the following, in form and substance reasonably satisfactory in all respects to the Agent:

     (a) the duly executed counterparts of this Agreement;

     (b) the duly executed Revolving Credit Notes evidencing the Commitments and the duly executed Bid Facility Notes;

     (c) the duly executed Guaranty Agreement;

     (d) certificate of Intermet in substantially the form of Exhibit I attached hereto and appropriately completed;

     (e) certificates of the Secretary or Assistant Secretary of each of the Credit Parties (or, in the case of any Foreign Subsidiary, a comparable company officer) attaching and certifying copies of the resolutions of the boards of directors (or, in the case of any Foreign Subsidiary, the comparable governing body of such entity) of the Credit Parties, authorizing as applicable (i) the execution, delivery and performance of the Credit Documents, and (ii) the granting of the pledges and security interests granted pursuant to the Pledge Agreements;

     (f) certificates of the Secretary or an Assistant Secretary of each of the Credit Parties (or, in the case of any Foreign Subsidiary, a comparable company officer) certifying (i) the name, title and true signature of each officer of such entities executing the Credit Documents, and (ii) the bylaws or comparable governing documents of such entities;

     (g) certified copies of the certificate or articles of incorporation of each Credit Party (or comparable organizational document of each Foreign Subsidiary) certified by the Secretary of State or the Secretary or Assistant Secretary of such Credit Party, together with certificates of good standing or existence, as may be available from the Secretary of State (or comparable office or registry for each Foreign Subsidiary) of the jurisdiction of incorporation or organization of such Credit Party;

     (h) copies of all documents and instruments, including all consents, authorizations and filings, required or advisable under any Requirement of Law or by any material Contractual Obligation of the Credit Parties, in connection with the execution, delivery, performance, validity and enforceability of the Credit Documents and the other documents to be executed and delivered hereunder, and such consents, authorizations, filings and orders shall be in full force and effect and all applicable waiting periods shall have expired;

     (i) an internally prepared draft of Intermet's consolidated financial statements for the fiscal period ending June 30, 1996, certified by the chief financial officer of Intermet;

     (j) notice to, and acknowledgment by, the exiting lenders pursuant to the Prior Credit Agreement to accept payment in full of all obligations outstanding under the Prior Credit Agreement;

     (k) certificates, reports and other information as the Agent may reasonably request from any Consolidated Company in order to satisfy the Lenders as to the absence of any material liabilities or obligations arising from matters relating to employees of the Consolidated Companies, including employee relations, collective bargaining agreements, Plans, Foreign Plans, and other compensation and employee benefit plans;

     (l) certificates, reports, environmental audits and investigations, and other information as the Agent may reasonably request from any Consolidated Company in order to satisfy the Lenders as to the absence of any material liabilities or obligations arising from environmental and employee health and safety exposures to which the Consolidated Companies may be subject, and the plans of the Consolidated Companies with respect thereto;

     (m) certificates, reports and other information as the Agent may reasonably request from any Consolidated Company in order to satisfy the Lenders as to the absence of any material liabilities or obligations arising from litigation (including without limitation, products liability and patent infringement claims) pending or threatened against the Consolidated Companies;

     (n) a summary, set forth in format and detail reasonably acceptable to the Agent, of the types and amounts of insurance (property and liability) maintained by the Consolidated Companies;

     (o) the favorable opinion of Dickinson, Wright, Moon, Van Dusen & Freeman, counsel to the Credit Parties, substantially in the form of Exhibit J-1 addressed to the Agent, the Co-Agents and each of the Lenders and the favorable opinion of Kilpatrick & Cody, special Georgia counsel to the Credit Parties, substantially in the form of Exhibit J-2 addressed to the Agent, the Co-Agents and each of the Lenders;

     (p) consent from Prudential to the execution and delivery of this

Agreement in form and substance satisfactory to the Agent and the Required Lenders; and

     (q) all corporate proceedings and all other legal matters in connection with the authorization, legality, validity and enforceability of the Credit Documents shall be reasonably satisfactory in form and substance to the Required Lenders.

     SECTION 4.02. CONDITIONS TO ALL LOANS AND LETTERS OF CREDIT. At the time of the making of all Loans and the issuance of any Letter of Credit (before as well as after giving effect to such Loans or Letters of Credit and to the proposed use of the proceeds thereof), the following conditions shall have been satisfied or shall exist:

     (a) there shall exist no Default or Event of Default;

     (b) all representations and warranties by Intermet contained herein shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the date of such Loans;

     (c) since the date of the most recent financial statements of the Consolidated Companies described in Section 5.14, there shall have been no change which has had or could reasonably be expected to have a Materially Adverse Effect (whether or not any notice with respect to such change has been furnished to the Lenders pursuant to Section 6.07);

     (d) there shall be no action or proceeding instituted or pending before any court or other governmental authority or, to the knowledge of Intermet, threatened (i) which reasonably could be expected to have a Materially Adverse Effect, or (ii) seeking to prohibit or restrict one or more Credit Party's ownership or operation of any portion of its business or assets, or to compel one or more Credit Party to dispose of or hold separate all or any portion of its businesses or assets, where such portion or portions of such business(es) or assets, as the case may be, constitute a material portion of the total businesses or assets of the Consolidated Companies; and

     (e) the Loans to be made and the use of proceeds thereof or the Letters of Credit to be issued, as the case may be, shall not contravene, violate or conflict with, or involve the Agent or any Lender in a violation of, any law, rule, injunction, or regulation, or determination of any court of law or other governmental authority applicable to Intermet.

     Each request for a Borrowing and the acceptance by Intermet of the proceeds thereof and each request for the issuance of a Letter of Credit shall constitute a representation and warranty by Intermet, as of the date of the Loans comprising such Borrowing or the date of the issuance of such Letter of Credit, that the applicable conditions specified in Sections 4.01 and 4.02 have been satisfied or waived in writing.

                                   ARTICLE V.

                         REPRESENTATIONS AND WARRANTIES

     Intermet (as to itself and all other Consolidated Companies) represents and warrants as follows:

     SECTION 5.01. CORPORATE EXISTENCE; COMPLIANCE WITH LAW. Except as set forth on Schedule 5.01(a), each of the Consolidated Companies (other than the German Subsidiaries set forth in the next sentence) is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation. Each of Columbus Neunkirchen, Intermet Machining GmbH and Intermet Holding Deutschland GmbH is a German company with limited liability duly organized, validly existing and in good standing under the laws of Germany. Each of the Consolidated Companies (i) has the corporate power and authority and the legal right to own and operate its property and to conduct its business, (ii) is duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction where its ownership of property or the conduct of its business requires such qualification, and (iii) is in compliance with all Requirements of Law, except where the failure to duly qualify or to comply with applicable Requirements of Law would not have a Materially Adverse Effect. The jurisdiction of incorporation or organization, and the ownership of all issued and outstanding capital stock, for each Subsidiary as of the date of this Agreement is accurately described on Schedule 5.01.

     SECTION 5.02. CORPORATE POWER; AUTHORIZATION. Each of the Credit Parties has the corporate power and authority to make, deliver and perform the Credit Documents to which it is a party and has taken all necessary corporate action to authorize the execution, delivery and performance of such Credit Documents. No consent or authorization of, or filing with, any Person (including, without limitation, any governmental authority), is required in connection with the execution, delivery or performance by any Credit Party, or the validity or enforceability against any Credit Party, of the Credit Documents, other than such consents, authorizations or filings which have been made or obtained (other than routine filings with the Securities and Exchange Commission).

     SECTION 5.03. ENFORCEABLE OBLIGATIONS. This Agreement has been duly executed and delivered, and each other Credit Document will be duly executed and delivered, by the respective Credit Parties, and this Agreement constitutes, and each other Credit Document when executed and delivered will constitute, legal, valid and binding obligations of the Credit Parties, respectively, enforceable against the Credit Parties in accordance with their respective terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity.

     SECTION 5.04. NO LEGAL BAR. The execution, delivery and performance by the Credit Parties of the Credit Documents will not violate any Requirement of Law or cause a breach or default under any of their respective Contractual Obligations.

     SECTION 5.05. NO MATERIAL LITIGATION OR INVESTIGATIONS. Except as set forth on Schedule 5.05 or in any notice furnished to the Lenders pursuant to
Section 6.07(g) at or prior to the respective times the representations and warranties set forth in this Section 5.05 are made or deemed to be made hereunder, no litigation, investigations or proceedings of or before any courts, tribunals, arbitrators or governmental authorities are pending or, to the knowledge of Intermet, threatened by or against any of the Consolidated Companies, or against any of their respective properties or revenues, existing or future (a) with respect to any Credit Document, or any of the transactions contemplated hereby or thereby, or (b) which, if adversely determined, would reasonably be expected to have a Materially Adverse Effect.

     SECTION 5.06. INVESTMENT COMPANY ACT, ETC. None of the Consolidated Companies is an "investment company" or a company "controlled" by an "investment company" (as each of the quoted terms is defined or used in the Investment Company Act of 1940, as amended). None of the Consolidated Companies is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, or any foreign, federal or local statute or regulation limiting its ability to incur indebtedness for money borrowed, guarantee such indebtedness, or pledge its assets to secure such indebtedness, as contemplated hereby or by any other Credit Document.

     SECTION 5.07. MARGIN REGULATIONS. No part of the proceeds of any of the Loans will be used for any purpose which violates, or which would be inconsistent or not in compliance with, the provisions of the applicable Margin Regulations.

     SECTION 5.08.  COMPLIANCE WITH ENVIRONMENTAL LAWS.

     (a) Except as set forth on Schedule 5.08 attached hereto, the Consolidated Companies have received no notices of claims or potential liability under, and are in compliance with, all applicable Environmental Laws, where such claims and liabilities under, and failures to comply with, such statutes, regulations, rules, ordinances, laws or licenses, would reasonably be expected to result in penalties, fines, claims or other liabilities to the Consolidated Companies in amounts in excess of five percent (5%) of Consolidated Net Worth, either individually or in the aggregate.

     (b) Except as set forth on Schedule 5.08 attached hereto, none of the Consolidated Companies has received any notice of violation, or notice of any action, either judicial or administrative, from any governmental authority (whether United States or foreign) relating to the actual or alleged violation of any Environmental Law, including, without limitation, any notice of any actual or alleged spill, leak, or other release of any Hazardous Substance, waste or hazardous waste by any Consolidated Company or its employees or agents, or as to the existence of any contamination on any properties owned by any Consolidated Company, where any such violation, spill, leak, release or contamination would reasonably be expected to result in penalties, fines, claims or other liabilities to the Consolidated Companies in amounts in excess of five percent (5%) of Consolidated Net Worth, either individually or in the aggregate.

     (c) Except as set forth on Schedule 5.08 attached hereto, the Consolidated Companies have obtained all necessary governmental permits, licenses and approvals which are material to the operations conducted on their respective properties, including without limitation, all required material permits, licenses and approvals for (i) the emission of air pollutants or contaminants,
(ii) the treatment or pretreatment and discharge of waste water or storm water,
(iii) the treatment, storage, disposal or generation of hazardous wastes, (iv) the withdrawal and usage of ground water or surface water, and (v) the disposal of solid wastes.

     SECTION 5.09. INSURANCE. The Consolidated Companies currently maintain insurance with respect to their respective properties and businesses, with financially sound and reputable insurers, having coverages against losses or damages of the kinds customarily insured against by reputable companies in the same or similar businesses, such insurance being in amounts no less than those amounts which are customary for such companies under similar circumstances.
The Consolidated Companies have paid all material amounts of insurance premiums now due and owing with respect to such insurance policies and coverages, and such policies and coverages are in full force and effect.

     SECTION 5.10. NO DEFAULT. None of the Consolidated Companies is in default under or with respect to any Contractual Obligation in any respect which is having or is reasonably expected to have a Materially Adverse Effect.

     SECTION 5.11.  NO BURDENSOME RESTRICTIONS.  Except as set forth on
Schedule 5.11 or in any notice furnished to the Lenders pursuant to Section
6.07 at or prior to the respective times the representations and warranties set forth in this Section 5.11 are made or deemed to be made hereunder, none of the Consolidated Companies is a party to or bound by any Contractual Obligation or Requirement of Law which has had or would reasonably be expected to have a Materially Adverse Effect.

     SECTION 5.12. TAXES. Except as set forth on Schedule 5.12, each of the Consolidated Companies has filed or caused to be filed all declarations, reports and tax returns which are required to have been filed, and has paid all taxes, custom duties, levies, charges and similar contributions ("taxes" in this Section 5.12) shown to be due and payable on said returns or on any assessments made against it or its properties, and all other taxes, fees or other charges imposed on it or any of its properties by any governmental authority (other than those the amount or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided in its books); and no tax liens have been filed and, to the knowledge of Intermet, no claims are being asserted with respect to any such taxes, fees or other charges.

     SECTION 5.13. SUBSIDIARIES. Except as disclosed on Schedule 5.01 or in any notice given to the Lenders pursuant to Section 6.07 at or prior to the respective times this representation and warranty is made or deemed to be made hereunder, Intermet has no Subsidiaries and neither Intermet nor any Subsidiary is a joint venture partner or general partner in any partnership.

     SECTION 5.14. FINANCIAL STATEMENTS. Intermet has furnished to the Agent and the Lenders (i) the audited consolidated balance sheet as of December 31, 1995 of Intermet and the related consolidated statements of income, shareholders' equity and cash flows for the fiscal year then ended, including in each case the related schedules and notes, (ii) the unaudited balance sheet of Intermet presented on a consolidated basis as at the end of the second fiscal quarter of 1996, and the related unaudited consolidated statements of income, shareholders' equity and cash flows presented on a consolidated basis for the year-to-date period then ended, setting forth in each case in comparative form the figures for the corresponding quarter of Intermet's previous fiscal year. The foregoing financial statements fairly present in all material respects the consolidated financial condition of Intermet as at the dates thereof and results of operations for such periods in conformity with GAAP consistently applied (subject, in the case of the quarterly financial statements, to normal year-end audit adjustments and the absence of certain footnotes). The Consolidated Companies taken as a whole do not have any material contingent obligations, contingent liabilities, or material liabilities for known taxes, long-term leases or unusual forward or long-term commitments not reflected in the foregoing financial statements or the notes thereto. Since December 31, 1995, there have been no changes with respect to the Consolidated Companies which has had or would reasonably be expected to have a Materially Adverse Effect.

     SECTION 5.15. ERISA. Except as disclosed on Schedule 5.15 or in any notice furnished to the Lenders pursuant to Section 6.07 at or prior to the respective times the representations and warranties set forth in this Section
5.15 are made or deemed to be made hereunder:

     (a)(1) Identification of Plans. (A) None of the Consolidated Companies nor any of their respective ERISA Affiliates maintains or contributes to, or has during the past two years maintained or contributed to, any Plan that is subject to Title IV of ERISA, and (B) none of the Consolidated Companies maintains or contributes to any Foreign Plan;

     (2) Compliance. Each Plan and each Foreign Plan maintained by the Consolidated Companies have at all times been maintained, by their terms and in operation, in compliance with all applicable laws, and the Consolidated Companies are subject to no tax or penalty with respect to any Plan of such Consolidated Company or any ERISA Affiliate thereof, including without limitation, any tax or penalty under Title I or Title IV of ERISA or under

Chapter 43 of the Tax Code, or any tax or penalty resulting from a loss of deduction under Sections 404, or 419 of the Tax Code, where the failure to comply with such laws, and such taxes and penalties, together with all other liabilities referred to in this Section 5.15 (taken as a whole), would in the aggregate have a Materially Adverse Effect;

     (3) Liabilities. The Consolidated Companies are subject to no liabilities (including withdrawal liabilities) with respect to any Plans or Foreign Plans of such Consolidated Companies or any of their ERISA Affiliates, including without limitation, any liabilities arising from Titles I or IV of ERISA, other than obligations to fund benefits under an ongoing Plan and to pay current contributions, expenses and premiums with respect to such Plans or Foreign Plans, where such liabilities, together with all other liabilities referred to in this Section 5.15 (taken as a whole), would in the aggregate have a Materially Adverse Effect;

     (4) Funding. The Consolidated Companies and, with respect to any Plan which is subject to Title IV of ERISA, each of their respective ERISA Affiliates, have made full and timely payment of all amounts (A) required to be contributed under the terms of each Plan and applicable law, and (b) required to be paid as expenses (including PBGC or other premiums) of each Plan, where the failure to pay such amounts (when taken as a whole, including any penalties attributable to such amounts) would have a Materially Adverse Effect. No Plan subject to Title IV of ERISA has an "amount of unfunded benefit liabilities" (as defined in Section 4001(a)(18) of ERISA, determined as if such Plan terminated on any date on which this representation and warranty is deemed made, in any amount which, together with all other liabilities referred to in this Section 5.15 (taken as a whole), would have a Materially Adverse Effect if such amount were then due and payable. The Consolidated Companies are subject to no liabilities with respect to post-retirement medical benefits in any amounts which, together with all other liabilities referred to in this Section
5.15 (taken as a whole), would have a Materially Adverse Effect if such amounts were then due and payable.

     (b) With respect to any Foreign Plan, reasonable reserves have been established in accordance with prudent business practice or where required by ordinary accounting practices in the jurisdiction where the Foreign Subsidiary maintains its principal place of business or in which the Foreign Plan is maintained. The aggregate unfunded liabilities, after giving effect to any reserves for such liabilities, with respect to such Foreign Plans, together with all other liabilities referred to in this Section 5.15 (taken as a whole), would not have a Materially Adverse Effect.

     SECTION 5.16.  PATENTS, TRADEMARKS, LICENSES, ETC.  Except as set forth on
Schedule 5.16 or in any notice furnished to the Lenders pursuant to Section
6.07 at or prior to the respective times the representations and warranties set forth in this Section 5.16 are made or deemed to be made hereunder, (i) the Consolidated Companies have obtained and hold in full force and effect all material patents, trademarks, service marks, trade names, copyrights, licenses and other such rights, free from burdensome restrictions, which are necessary for the operation of their respective businesses as presently conducted, and
(ii) to the best of Intermet's knowledge, no product, process, method, service or other item presently sold by or employed by any Consolidated Company in connection with such business infringes any patents, trademark, service mark, trade name, copyright, license or other right owned by any other person and there is not presently pending, or to the knowledge of Intermet, threatened, any claim or litigation against or affecting any Consolidated Company contesting such Person's right to sell or use any such product, process, method, substance or other item where the result of such failure to obtain and hold such benefits or such infringement would have a Materially Adverse Effect.

     SECTION 5.17. OWNERSHIP OF PROPERTY. Except as set forth on Schedule 5.17, (i) each Consolidated Company that is not a Foreign Subsidiary has good and marketable fee simple title to or a valid leasehold interest in all of its real property and good title to, or a valid leasehold interest in, all of its other property, and (ii) each Foreign Subsidiary owns or has a valid leasehold interest in all of its real property and owns or has a valid leasehold interest in, all of its other properties, in the case of clauses (i) and (ii) as such properties are reflected in the consolidated balance sheet of the Consolidated Companies as of December 31, 1995 referred to in Section 5.14, other than properties disposed of in the ordinary course of business since such date or as otherwise permitted by the terms of this Agreement, subject to no Lien or title defect of any kind, except Liens permitted hereby and title defects not constituting material impairments in the intended use for such properties. The Consolidated Companies enjoy peaceful and undisturbed possession under all of their respective leases.

     SECTION 5.18. FINANCIAL CONDITION. On the Closing Date and after giving effect to the transactions contemplated by this Agreement and the other Credit Documents, including without limitation, the use of the proceeds of the Loans as provided in Sections 2.01, each of the Credit Parties is Solvent.

     SECTION 5.19. LABOR MATTERS. Since December 31, 1995, the Consolidated Companies have experienced no strikes, labor disputes, slow downs or work stoppages due to labor disagreements which have had, or would reasonably be expected to have, a Materially Adverse Effect, and, to the best knowledge of Intermet, there are no such strikes, disputes, slow downs or work stoppages threatened against any Consolidated Company which if they occurred, would reasonably be expected to have a Materially Adverse Effect. Since December 31, 1992, the hours worked and payment made to employees of the Consolidated Companies have not been in violation in any material respect of the Fair Labor Standards Act (in the case of Consolidated Companies that are not Foreign Subsidiaries) or any other applicable law dealing with such matters. All payments due from the Consolidated Companies, or for which any claim may be made against the Consolidated Companies, on account of wages and employee health and welfare insurance and other benefits have been paid or accrued as liabilities on the books of the Consolidated Companies in all jurisdictions where the failure to pay or accrue such liabilities would reasonably be expected to exceed five percent (5%) of Consolidated Net Worth of Intermet in the aggregate.

     SECTION 5.20.  PAYMENT OR DIVIDEND RESTRICTIONS. Except as set forth in
Section 7.05 or described on Schedule 5.20 or as expressly permitted by the terms of this Agreement, none of the Consolidated Companies is party to or subject to any agreement or understanding restricting or limiting the payment of any dividends or other distributions by any such Consolidated Company.

     SECTION 5.21. DISCLOSURE. No representation or warranty contained in this Agreement (including the Schedules attached hereto) or in any other document furnished from time to time pursuant to the terms of this Agreement, contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary to make the statements herein or therein not misleading in any material respect as of the date made or deemed to be made. Except as may be set forth herein (including the Schedules attached hereto) or in any notice furnished to the Lenders pursuant to Section 6.07 at or prior to the respective times the representations and warranties set forth in this Section 5.21 are made or deemed to be made hereunder, there is no fact known to Intermet which is having, or is reasonably expected to have, a Materially Adverse Effect.

                                  ARTICLE VI.

                             AFFIRMATIVE COVENANTS

     So long as any Commitment remains in effect hereunder or any Note shall remain unpaid or any Letter of Credit shall remain outstanding, Intermet will (unless waived in writing by the Required Lenders):

     SECTION 6.01. CORPORATE EXISTENCE, ETC. Preserve and maintain, and cause each of its Subsidiaries to preserve and maintain, its corporate existence (except for mergers, divestitures and consolidations permitted pursuant to Section 7.03), its material rights, franchises, and licenses, and its material patents and copyrights (for the scheduled duration thereof), trademarks, trade names, and service marks, necessary or desirable in the normal conduct of its business, and its qualification to do business as a foreign corporation in all jurisdictions where it conducts business or other activities making such qualification necessary, where the failure to be so qualified would reasonably be expected to have a Materially Adverse Effect.

     SECTION 6.02. COMPLIANCE WITH LAWS, ETC. Comply, and cause each of its Subsidiaries to comply with all Requirements of Law (including, without limitation, the Environmental Laws) and Contractual Obligations applicable to or binding on any of them where the failure to comply with such Requirements of Law and Contractual Obligations would reasonably be expected to have a Materially Adverse Effect (with the express understanding that with respect to noncompliance with Requirements of Laws, liabilities from noncompliance involving amounts equal to or in excess of five percent (5%) of Consolidated Net Worth in the aggregate shall be deemed to have a Materially Adverse Effect).

     SECTION 6.03. PAYMENT OF TAXES AND CLAIMS, ETC. Pay, and cause each of its Subsidiaries to pay, (i) all taxes, assessments and governmental charges imposed upon it or upon its property, and (ii) all claims (including, without limitation, claims for labor, materials, supplies or services) which might, if unpaid, become a Lien upon its property, unless, in each case, the validity or amount thereof is being contested in good faith by appropriate proceedings and adequate reserves are maintained with respect thereto.

     SECTION 6.04. KEEPING OF BOOKS. Keep, and cause each of its Subsidiaries to keep, proper books of record and account, containing complete and accurate entries of all their respective financial and business transactions.

     SECTION 6.05. VISITATION, INSPECTION, ETC. Permit, and cause each of its Subsidiaries to permit, any representative of the Agent or any Lender to visit and inspect any of its property, to examine its books and records and to make copies and take extracts therefrom, and to discuss its affairs, finances and accounts with its officers, all at such reasonable times and as often as the Agent or such Lender may reasonably request after reasonable prior notice to Intermet; provided, however, that at any time following the occurrence and during the continuance of a Default or an Event of Default, no prior notice to Intermet shall be required.

     SECTION 6.06.  INSURANCE; MAINTENANCE OF PROPERTIES.

     (a) Maintain or cause to be maintained with financially sound and reputable insurers, insurance with respect to its properties and business, and the properties and business of its Subsidiaries, against loss or damage of the kinds customarily insured against by reputable companies in the same or similar businesses, such insurance to be of such types and in such amounts as are customary for such companies under similar circumstances; provided, however, that in any event Intermet shall use its best efforts to maintain, or cause to be maintained, insurance in amounts and with coverages not materially less favorable to any Consolidated Company as in effect on the date of this Agreement, except where the costs of maintaining such insurance would, in the judgment of both Intermet and the Agent, be excessive.

     (b) Cause, and cause each of the Consolidated Companies to cause, all properties used or useful in the conduct of its business to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, settlements and improvements thereof, all as in the judgment of Intermet may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this Section 6.06 shall prevent Intermet from discontinuing the operation or maintenance of any such properties if such discontinuance is, in the judgment of Intermet, desirable in the conduct of its business or the business of any Consolidated Company.

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





      SECTION 6.07.  REPORTING COVENANTS.  Furnish to each Lender:

      (a) Annual Financial Statements. As soon as available and in any event within 90 days after the end of each fiscal year of Intermet, balance sheets of the Consolidated Companies as at the end of such year, presented on a consolidated basis, and the related statements of income, and cash flows of the Consolidated Companies for such fiscal year, presented on a consolidated basis, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and accompanied by a report thereon of Ernst & Young, L.L.P. or other independent public accountants of comparable recognized national standing, which such report shall be unqualified as to going concern and scope of audit and shall state that such financial statements present fairly in all material respects the financial condition as at the end of such fiscal year on a consolidated basis, and the results of operations and statements of cash flows of the Consolidated Companies for such fiscal year in accordance with GAAP and that the examination by such accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards;

      (b) Quarterly Financial Statements. As soon as available and in any event within 60 days after the end of each fiscal quarter of Intermet
(other than the fourth fiscal quarter), balance sheets of the Consolidated Companies as at the end of such quarter presented on a consolidated basis and the related statements of income, shareholders' equity, and cash flows of the Consolidated Companies for such fiscal quarter and for the portion of Intermet's fiscal year ended at the end of such quarter, presented on a consolidated basis setting forth in each case in comparative form the figures for the corresponding quarter and the corresponding portion of Intermet's previous fiscal year, all in reasonable detail and certified by the chief financial officer or principal accounting officer of Intermet that such financial statements fairly present in all material respects the financial condition of the Consolidated Companies as at the end of such fiscal quarter on a consolidated basis, and the results of operations and statements of cash flows of the Consolidated Companies for such fiscal quarter and such portion of Intermet's fiscal year, in accordance with GAAP consistently applied (subject to normal year-end audit adjustments and the absence of certain footnotes);

      (c) No Default/Compliance Certificate. Together with the financial statements required pursuant to subsections (a) and (b) above, a certificate substantially in the form of Exhibit L attached hereto of the president, chief executive officer, chief financial officer or principal accounting officer of Intermet (i) to the effect that, based upon a review of the activities of the Consolidated Companies and such financial statements during the period covered thereby, there exists no Event of Default and no Default under this Agreement, or if there exists an Event of Default or a Default hereunder, specifying the nature thereof and the proposed response thereto, and (ii) demonstrating in reasonable detail compliance as at the end of such fiscal year or such

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




fiscal quarter with Section 6.08 and Sections 7.01 through 7.06;

      (d) Auditor's No Default Certificate. Together with the financial statements required pursuant to subsection (a) above, a certificate of the accountants who prepared the report referred to therein, to the effect that, based upon their audit, there exists no Default or Event of Default under this Agreement, or if there exists a Default or Event of Default hereunder, specifying the nature thereof;

      (e) Annual Budget. No later than 30 days prior to the beginning of each fiscal year, an annual financial plan and forecasted balance sheets and statements of income and cash flows for the current fiscal year for the Consolidated Companies presented on a consolidated basis;

      (f) Notice of Default. Promptly after any Executive Officer of Intermet has notice or knowledge of the occurrence of an Event of Default or a Default, a certificate of the chief financial officer or principal accounting officer of Intermet specifying the nature thereof and the proposed response thereto;

      (g) Litigation and Investigations. Promptly after (i) the occurrence thereof, notice of the institution of or any material adverse development in any material action, suit or proceeding or any governmental investigation or any arbitration, before any court or arbitrator or any governmental or administrative body, agency or official, against any Consolidated Company, or any material property of any thereof, or (ii) actual knowledge thereof, notice of the threat of any such action, suit, proceeding, investigation or arbitration;

      (h) Environmental Notices. Promptly after receipt thereof, notice of any actual or alleged violation, or notice of any action, claim or request for information, either judicial or administrative, from any governmental authority relating to any actual or alleged claim, notice of potential responsibility under or violation of any Environmental Law, or any actual or alleged spill, leak, disposal or other release of any waste, petroleum product, or hazardous waste or Hazardous Substance by any Consolidated Company which could result in penalties, fines, claims or other liabilities to any Consolidated Company in amounts in excess of $1,000,000;

      (i) ERISA. (A)(i) Promptly after the occurrence thereof with respect to any Plan of any Consolidated Company or any ERISA Affiliate thereof, or any trust established thereunder, notice of (A) a "reportable event" described in
Section 4043 of ERISA and the regulations issued from time to time thereunder (other than a "reportable event" not subject to the provisions for 30-day notice to the PBGC under such regulations), or (B) any other event which could subject any Consolidated Company to any tax, penalty or liability under Title I or Title IV of ERISA or Chapter
43 of the Tax Code, or any tax or penalty resulting from a loss of deduction under Sections 404 or 419 of the Tax Code, or any tax, penalty or liability under any Requirement of Law applicable to any Foreign Plan, where any such taxes, penalties or liabilities exceed or could exceed $1,000,000 in the aggregate;

            (ii) Promptly after such notice must be provided to the PBGC, or to a Plan participant, beneficiary or alternative payee, any notice required under Section 101(d), 302(f)(4), 303, 307, 4041(b)(1)(A) or 4041(c)(1)(A) of
ERISA or under Section 401(a)(29) or 412 of the Tax Code with respect to any Plan of any Consolidated Company or any ERISA Affiliate thereof;

            (iii) Promptly after receipt, any notice received by any Consolidated Company or any ERISA Affiliate thereof concerning the intent of the PBGC or any other governmental authority to terminate a Plan of such Company or ERISA Affiliate thereof which is subject to Title IV of ERISA, to impose any liability on such Company or ERISA Affiliate under Title IV of ERISA or Chapter 43 of the Tax Code;

            (iv) Upon the request of the Agent, promptly upon the filing thereof with the Internal Revenue Service ("IRS") or the Department of Labor ("DOL"), a copy of IRS Form 5500 or annual report for each Plan of any Consolidated Company or ERISA Affiliate thereof which is subject to Title IV of ERISA;

            (v) Upon the request of the Agent, (A) true and complete copies of any and all documents, government reports and IRS determination or opinion letters or rulings for any Plan of any Consolidated Company from the IRS, PBGC or DOL, (B) any reports filed with the IRS, PBGC or DOL with respect to a Plan of the Consolidated Companies or any ERISA Affiliate thereof, or (C) a current statement of withdrawal liability for each Multiemployer Plan of any Consolidated Company or any ERISA Affiliate thereof;

            (B) Promptly upon any Consolidated Company becoming aware thereof, notice that (i) any material contributions to any Foreign Plan have not been made by the required due date for such contribution and such default cannot immediately be remedied, (ii) any Foreign Plan is not funded to the extent required by the law of the jurisdiction whose law governs such Foreign Plan based on the actuarial assumptions reasonably used at any time, or (iii) a material change is anticipated to any Foreign Plan that may have a Materially Adverse Effect.

        (j) Liens. Promptly upon any Consolidated Company becoming aware thereof, notice of the filing of any federal statutory Lien, tax or other state or local government Lien or any other Lien affecting their respective properties, other than those Liens expressly permitted by Section 7.02;

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






        (k) Public Filings, Etc. Promptly upon the filing thereof or otherwise becoming available, copies of all financial statements, annual, quarterly and special reports, proxy statements and notices sent or made available generally by Intermet to its public security holders, of all regular and periodic reports and all registration statements and prospectuses, if any, filed by any of them with any securities exchange, and of all press releases and other statements made available generally to the public containing material developments in the business or financial condition of Intermet and the other Consolidated Companies;

        (l) Burdensome Restrictions, Etc. Promptly upon the existence or occurrence thereof, notice of the existence or occurrence of (i) any Contractual Obligation or Requirement of Law described in Section 5.11, (ii) failure of any Consolidated Company to hold in full force and effect those material trademarks, service marks, patents, trade names, copyrights, licenses and similar rights necessary in the normal conduct of its business, and (iii) any strike, labor dispute, slow down or work stoppage as described in Section 5.19;

        (m) New Subsidiaries. Within 30 days after the formation or acquisition of any Subsidiary, or any other event resulting in the creation of a new Subsidiary, or the domestication of any Foreign Subsidiary, notice of the formation or acquisition of such Subsidiary or such occurrence, including a description of the assets of such entity, the activities in which it will be engaged, and such other information as the Agent may request; and

        (n) Other Information.   With reasonable promptness, any other
    information provided under the Note Purchase Agreement and such other information about the Consolidated Companies as the Agent or any Lender may reasonably request from time to time.

    SECTION 6.08.  FINANCIAL COVENANTS.

     (a) Fixed Charge Coverage Ratio. Maintain as of the last day of each fiscal quarter, a Fixed Charge Coverage Ratio equal to or greater than 2.0:1.0.

     (b) Leverage Ratio. Maintain as of the last day of each fiscal quarter, a maximum Leverage Ratio of less than or equal to 60%; provided that in the event that Intermet consummates an Acquisition after the Closing Date which affects its compliance with this subsection (b), the maximum Leverage Ratio permitted hereunder shall be 72.5% for each of the fiscal quarters ending during the twelve-month period immediately succeeding such Acquisition and the maximum Leverage Ratio permitted hereunder shall be reduced to 60% on the next fiscal quarter end thereafter and shall remain a maximum ratio of 60% regardless of any other Acquisitions occurring thereafter.

     (c) Funded Debt to Consolidated EBITDA. Maintain as of the last day of each fiscal quarter, a maximum ratio of Funded Debt to Consolidated EBITDA calculated for the immediately preceding four fiscal quarters of less than or equal to 3.5:1.0.

     (d) Second Fiscal Quarter 1996 Calculations. Schedule 6.08 sets forth the calculation of the financial covenant amounts, ratios, and percentages required by paragraphs (a) through (c) of this Section 6.08 calculated as of June 30, 1996.

     SECTION 6.09. NOTICES UNDER CERTAIN OTHER INDEBTEDNESS. Immediately upon its receipt thereof, Intermet shall furnish the Agent a copy of any notice received by it or any other Consolidated Company from the holder(s) of Indebtedness of the Consolidated Companies (or from any trustee, agent, attorney, or other party acting on behalf of such holder(s)) in an amount which, in the aggregate, exceeds $5,000,000, where such notice states or claims
(i) the existence or occurrence of any default or event of default with respect to such Indebtedness under the terms of any indenture, loan or credit agreement, debenture, note, or other document evidencing or governing such Indebtedness, or (ii) the existence or occurrence of any event or condition which requires or permits holder(s) of any Indebtedness to exercise rights under any Change in Control Provision.

     SECTION 6.10. ADDITIONAL CREDIT PARTIES AND COLLATERAL. Unless the Required Lenders otherwise agree, promptly after (i) the formation or acquisition (provided that nothing in this Section shall be deemed to authorize the acquisition of any entity not otherwise permitted hereunder) of any Subsidiary not listed on Schedule 5.01 (unless such Subsidiary holds no assets and conducts no business), (ii) the domestication of any Foreign Subsidiary, or
(iii) the occurrence of any other event creating a new Subsidiary, Intermet shall execute and deliver, and cause to be executed and delivered (x) in the case of Foreign Subsidiary, if, in the reasonable opinion of Intermet's accountants, delivery of a Guaranty Agreement would cause Intermet to be subject to tax on the undistributed earnings and profits of such Subsidiary pursuant to Subpart F of Part III, Subchapter N of the Internal Revenue Code, a Pledge Agreement with respect to 49% of the capital stock of such Subsidiary if it is a Foreign Subsidiary directly owned by Intermet or a Subsidiary that is not, and is not directly or indirectly controlled by, a Foreign Subsidiary, and
(y) a Guaranty Agreement from each such Subsidiary that is not a Foreign Subsidiary whose stock has been pledged to the extent and in accordance with subsection (x) hereof, together with related documents with respect to such new Subsidiary (or the pledgor of its stock) of the kind described in Section 4.01
(e), (f), (g), (h) and (o), all in form and substance satisfactory to the Agent and the Required Lenders.

     SECTION 6.11. AMENDMENT TO NOTE PURCHASE AGREEMENT AND INTERCREDITOR AGREEMENT. Promptly, and in any event within sixty (60) days after the Closing Date, deliver, or cause to be delivered to the Agent in form and substance satisfactory to the Agent and the

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




Required Lenders, (i) an amendment to the Note Purchase Agreement conforming the representations and warranties, covenants, events of default and financial definitions used therein to the terms of this Agreement, and (ii) a duly executed amendment to the Intercreditor Agreement evidencing the modifications made herein.

                                  ARTICLE VII.

                               NEGATIVE COVENANTS

     So long as any Commitment remains in effect hereunder or any Note shall remain unpaid or any Letter of Credit Obligation shall remain outstanding, Intermet will not and will not permit any Subsidiary to (unless waived in writing by the Required Lenders):

     SECTION 7.01. INDEBTEDNESS. Create, incur, assume or suffer to exist any Indebtedness, other than:

           (a) Indebtedness under this Agreement and otherwise outstanding on the Closing Date as set forth on Schedule 7.01 attached hereto;

           (b) unsecured current liabilities (other than liabilities for borrowed money or liabilities evidenced by promissory notes, bonds or similar instruments) incurred in the ordinary course of business;

           (c) Indebtedness of Intermet pursuant to the Note Purchase Agreement and secured by Liens which are pari passu with Liens on such collateral in favor of the Lenders securing the Obligations hereunder and governed by the terms of the Intercreditor Agreement;

           (d) Investments in the form of intercompany loans permitted by Sections 7.06(a) hereof;

           (e) Subordinated Debt which is unsecured and approved as to terms and conditions by the Agent and the Required Lenders;

           (f) Indebtedness of a Person which is acquired by or consolidated with a Consolidated Company as long as such Indebtedness is not obtained in contemplation of such acquisition;

           (g) purchase money Indebtedness to the extent secured by a Lien permitted pursuant to Section 7.02(f); and

           (h) additional Indebtedness of Intermet which is pari passu in all material respects with the Obligations, without limiting the foregoing, such Indebtedness will not have the benefit of any security or guaranties not benefitting the Obligations and will have representations and warranties, covenants, events of default and conditions to borrowing which are not more restrictive than the provisions of this Agreement.

      SECTION 7.02. LIENS. Create, incur, assume or suffer to exist any Lien on any of its property now owned or hereafter acquired to secure any Indebtedness other than:

           (a)  Liens existing on the Closing Date and disclosed on Schedule
      7.02 and Liens in favor of the Agent and/or the Lenders to secure the Obligations;

           (b) Liens for taxes not yet due, and Liens for taxes or Liens imposed by ERISA which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves are being maintained;

           (c) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen and other Liens imposed by law created in the ordinary course of business for amounts not yet due or which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves are being maintained;

           (d) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

           (e)  Liens permitted by Section 7.01(c) and (h);

           (f) to the extent that, on any date of determination, the value of Margin Stock of Intermet and its Subsidiaries, whether now owned or hereafter acquired, in the aggregate exceeds twenty-five percent (25%) of the value of the total assets of Intermet and its Subsidiaries on such date which assets are subject to the restrictions of this Section 7.2, Liens encumbering such excess Margin Stock; and

           (g) Liens (other than those permitted by paragraphs (a) through (f) of this Section 7.02) encumbering assets having an Asset Value not greater than five percent (5%) of Consolidated Net Worth of Intermet in the aggregate at any one time.

     SECTION 7.03.  MERGERS, ACQUISITIONS, DIVESTITURES.

     (a) Merge or consolidate with any other Person, except that the foregoing restrictions shall not be applicable to:


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





           (i) mergers or consolidations of (x) any Subsidiary with any other Subsidiary which is a Guarantor or (y) any Subsidiary with Intermet; or

           (ii) mergers or consolidations which result in Acquisitions of Persons engaged in businesses in which Intermet is engaged on the Closing Date or substantially related thereto and as otherwise permitted by
      Section 7.10 of this Agreement where the surviving corporation is a wholly-owned Subsidiary of Intermet (or will become a wholly-owned Subsidiary within six (6) months of the such Acquisition) and such Acquisition is in compliance with subsection (c) hereof;

provided that before and after giving effect to any such merger or consolidations, (w) Intermet is in compliance with Section 6.08 hereof (as demonstrated by delivery of pro forma financial covenants calculations prepared in compliance with clause (c) hereof); (x) no other Default or Event of Default exists hereunder; (y) in the event of such merger or consolidation, the surviving Person is a Consolidated Company and complies with Section 6.10 hereof, if applicable, and (z) Intermet is the surviving corporation in connection with any merger or consolidation to which it is a party;

     (b) Sell or otherwise dispose of the capital stock of a Subsidiary of Intermet except as permitted pursuant to Section 7.04(c); or

     (c) make or permit any Acquisition other than an Acquisition of Persons engaged in businesses in which Intermet is engaged on the Closing Date or substantially related thereto and as otherwise permitted pursuant to Section
7.10 of this Agreement; provided that:

                  (i) after giving effect to such Acquisition, assets
             comprising such Acquisition are owned by Intermet or a wholly-owned Subsidiary of Intermet, or, in the case of a stock purchase, such Person is a wholly-owned Subsidiary of Intermet or is merged into Intermet or a wholly-owned Subsidiary of Intermet;

                  (ii) prior to the consummation of such Acquisition, Intermet provides to the Lenders calculations evidencing Intermet's compliance on a pro forma basis with the financial covenants set forth in Section 6.08 hereof on the last day of the immediately preceding fiscal quarter of Intermet, calculated with respect to the immediately preceding four fiscal quarters of Intermet as if the Acquisition had been consummated on the first day of such period;

                  (iii) such Acquisition shall have been approved in advance by a majority of the board of directors of the seller; and

     (iv)   no Default or Event of Default shall exist hereunder or shall

           6.10 hereof.

           SECTION 7.04.  ASSET SALES.

     Sell, lease or otherwise dispose of its accounts, property, stock of its Subsidiaries or other assets; provided, however, that the foregoing restrictions on Asset Sales shall not be applicable to:

           (a) sales of inventory in the ordinary course of business;

           (b) sales of equipment or other personal property being replaced by other equipment or other personal property purchased as a capital expenditure item; or

           (c) Asset Sales comprised of stock of Subsidiaries or all or substantially all of the assets of any Subsidiary where, on the date of execution of a binding obligation to make such Asset Sale (provided that if the Asset Sale is not consummated within six (6) months of such execution, then on the date of consummation of such Asset Sale rather than on the date of execution of such binding obligation):

                  (x) after giving effect to the proposed Asset Sale, the
             assets which are the subject of the proposed Asset Sale, together with all other such Asset Sales of the Consolidated Companies during the immediately preceding four fiscal quarters of Intermet, did not generate twenty percent (20%) or more of Consolidated EBITDA during the then most recently ended four fiscal quarters of Intermet; and

                  (y) after giving effect to the proposed Asset Sale, the aggregate Asset Value of all such Asset Sales of the Consolidated Companies since the Closing Date would not exceed thirty (30%) of the Net Fixed Assets of Intermet as determined as of the last day of the most recently ended fiscal quarter of Intermet; or

            (d) Other Asset Sales (other than sales of capital stock of Subsidiaries or all or substantially all of the assets of any Subsidiary), where, on the date of execution of a binding obligation to make such Asset Sale (provided that if the Asset Sale is not consummated within six (6) months of such execution, then on the date of consummation of such Asset Sale rather than on the date of execution of such binding obligation), after giving effect to the proposed Asset Sale, the aggregate Asset Value of all Asset Sales made pursuant to this subparagraph (d) by the Consolidated Companies since the Closing Date would not exceed ten percent (10%) of Intermet's Net Fixed Assets as of the last day of the most recently ended fiscal quarter of Intermet; or

           (e) to the extent that, on any date of determination, the value of Margin Stock of Intermet and its Subsidiaries, whether now owned or hereafter acquired, in the aggregate exceeds twenty-five percent (25%) of the total assets of Intermet and its Subsidiaries on such date which assets are subject to the

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




      restriction of this Section 7.04, sales of such excess Margin Stock for fair value where the proceeds of such sale are held by a Consolidated Company as cash or invested in cash equivalents such as certificates of deposit, U.S. government securities, commercial paper with a term of 90 days or less which is rated A-1/P-1 or other money market instruments;

provided that notwithstanding the foregoing, no transaction pursuant to clauses
(c) or (d) above shall be permitted if any Default or Event of Default exists at the time of such transaction or would exist as a result of such transaction.

     Upon the consummation of the sale of any capital stock of a Subsidiary pursuant to subsection (c) above, which capital stock is pledged to the Agent for the benefit of the Lenders, the Agent and the Lenders shall release the Lien upon such stock upon the request of Intermet, and the Lenders hereby authorize the Agent to do so.

     SECTION 7.05. DIVIDENDS, ETC. Intermet shall not (a) declare or pay any dividend on any class of its stock, or (b) make any payment to purchase, redeem, retire or acquire any Subordinated Debt or stock or any option, warrant, or other right to acquire such Subordinated Debt or stock (each, a "Restricted Payment"), other than:

           (i) dividends payable solely in shares of any class of its stock;
      and

           (ii) cash dividends declared and paid, and all other Restricted Payments made, after the Closing Date in an aggregate amount not to exceed the sum of (x) $25,000,000, plus (y) fifty percent (50%) of Consolidated Net Income earned during the period commencing on June 30, 1996 and ending on the last day of the most recently ended fiscal quarter of Intermet (such period to be treated as one accounting period taking into account 100% of Consolidated Net Losses during such period);

provided, however, no such dividend or other Restricted Payment may be declared or paid pursuant to clause (ii) above unless no Default or Event of Default exists at the time of such declaration or Restricted Payment, or would exist as a result of such declaration or Restricted Payment.

     SECTION 7.06. INVESTMENTS, LOANS, ETC. Make, permit or hold any Investments other than:

           (a) Investments in Subsidiaries which are Guarantors under this Agreement, whether such Subsidiaries are Guarantors on the Closing Date or become Guarantors in accordance with Section 6.10 after the Closing Date; provided, however, nothing in this Section 7.06 shall be deemed to authorize an Investment pursuant to this subsection (a) in any entity that is not a Guarantor prior to such Investment;

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





      (b) Investments in the following securities:

           (i) direct obligations of the United States or any agency thereof, or obligations guaranteed by the United States or any agency thereof, in each case supported by the full faith and credit of the United States and maturing within one year from the date of creation thereof;

           (ii) commercial paper maturing within one year from the date of creation thereof rated in the highest grade by a nationally recognized credit rating agency;

           (iii) time deposits maturing within one year from the date of creation thereof with, including certificates of deposit issued by, any office located in the United States of any bank or trust company which is organized under the laws of the United States or any state thereof and has capital, surplus and undivided profits aggregating at least $500,000,000, including without limitation, any such deposits in Eurodollars issued by a foreign branch of any such bank or trust company;

           (iv) mid-term notes of corporations existing under the laws of the United States rated in the highest grade by a nationally recognized credit rating agency;

           (v) municipal "lower floater" bonds rated A or better (or backed by a letter of credit rated A or better) by a nationally recognized credit rating agency;

        (c) Investments made by Plans and Foreign Plans;

        (d) Investments outstanding on the Closing Date and listed on Schedule
    7.06 hereto; and

        (e) Investments (other than those permitted by paragraphs (a) through (d) above), including loans to employees, officers and other Persons, in an aggregate amount not to exceed five percent (5%) of Consolidated Net Worth at any one time outstanding; provided that, Investments in Subsidiaries which are not Guarantors are expressly prohibited by this Section 7.06.

    SECTION 7.07. SALE AND LEASEBACK TRANSACTIONS. Sell or transfer any property, real or personal, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property which any Consolidated Company intends to use for substantially the same purpose or purposes as the property being sold or transferred.

    SECTION 7.08.  TRANSACTIONS WITH AFFILIATES.

    (a) Enter into any material transaction or series of related transactions which in the aggregate would be material, whether or not in the ordinary course of business, with

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




any Affiliate of any Consolidated Company (but excluding any Affiliate which is also a Consolidated Company), other than on terms and conditions substantially as favorable to such Consolidated Company as would be obtained by such Consolidated Company at the time in a comparable arm's-length transaction with a Person other than an Affiliate; and

     (b) Convey or transfer to any other Person (including any other Consolidated Company) any real property, buildings, or fixtures used in the manufacturing or production operations of any Consolidated Company, or convey or transfer to any other Consolidated Company any other assets (excluding conveyances or transfers in the ordinary course of business) if at the time of such conveyance or transfer any Default or Event of Default exists or would exist as a result of such conveyance or transfer.

     SECTION 7.09. PREPAYMENTS OF SUBORDINATED DEBT IN VIOLATION THEREOF. Directly or indirectly, prepay, purchase, redeem, retire, defease or otherwise acquire, or make any optional payment on account of any principal of, interest on, or premium payable in connection with any of its Subordinated Debt, in each case, which is a violation of the subordination provisions of such Subordinated Debt.

     SECTION 7.10.  CHANGES IN BUSINESS.   Enter into any business which is
substantially different from that presently conducted by the Consolidated Companies taken as a whole (which includes iron and aluminum foundry operations and machining); provided that, Intermet and the Consolidated Companies may make Acquisitions of, and Investments in, (to the extent permitted by this Agreement) Persons engaged in an unrelated business as long as the total revenues of such Persons resulting from unrelated businesses (or total revenues generated by such assets used in unrelated businesses in the case of a purchase of assets), as determined for the most recently ended four fiscal quarters of such Person in accordance with GAAP, do not exceed twenty percent (20%) of Total Sales of the Consolidated Companies for the most recently ended four fiscal quarters of Intermet.

     SECTION 7.11. LIMITATION ON PAYMENT RESTRICTIONS AFFECTING CONSOLIDATED COMPANIES. Create or otherwise cause or suffer to exist or become effective, any consensual encumbrance or restriction on the ability of any Consolidated Company to (i) pay dividends or make any other distributions on such Consolidated Company's stock, or (ii) pay any indebtedness owed to Intermet or any other Consolidated Company, or (iii) transfer any of its property or assets to Intermet or any other Consolidated Company, except any consensual encumbrance or restriction existing under the Credit Documents or the Pledge Agreement (as defined in the Note Purchase Agreement) (as originally executed) or as set forth on Schedule 5.20.

     SECTION 7.12.  ACTIONS UNDER CERTAIN DOCUMENTS.

     (a) Without the prior written consent of the Agent and the Required

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Lenders, modify, amend or supplement the Note Purchase Agreement to (i)
increase the principal amount of the indebtedness thereunder, (ii) increase the interest rate thereunder, (iii) modify any requirement of prepayment or repayment thereunder which would shorten the final maturity or average life of the indebtedness outstanding thereunder or make the requirement of prepayment more onerous, or (iv) make any more onerous any other provision thereof.

     (b) Without the prior written consent of the Agent and the Required Lenders, modify, amend or supplement any agreement governing Subordinated Debt to (i) increase the principal amount of the indebtedness thereunder, (ii) increase the interest rate thereunder, (iii) modify any requirement of prepayment or repayment thereunder which would shorten the final maturity or average life of the indebtedness outstanding thereunder or make the requirement of prepayment more onerous, (iv) make any more onerous any other provision thereof, or (v) amend or modify the subordination provisions thereof.

                                 ARTICLE VIII.

                               EVENTS OF DEFAULT

     Upon the occurrence and during the continuance of any of the following specified events (each an "Event of Default"):

     SECTION 8.01. PAYMENTS. Intermet shall fail to make promptly when due (including, without limitation, by mandatory prepayment) any principal payment with respect to the Loans, or Intermet shall fail to make within five (5) days after the due date thereof any payment of interest, fee or other amount payable hereunder or any of the Obligations;

     SECTION 8.02. COVENANTS WITHOUT NOTICE. Intermet shall fail to observe or perform any covenant or agreement contained in Sections 6.07(f), 6.08, 6.11,
7.01 through 7.07, 7.09 through 7.12;

     SECTION 8.03. OTHER COVENANTS. Intermet shall fail to observe or perform any covenant or agreement contained in this Agreement, other than those referred to in Sections 8.01 and 8.02, and, if capable of being remedied, such failure shall remain unremedied for thirty (30) days after the earlier of (i) Intermet's obtaining knowledge thereof, or (ii) written notice thereof shall have been given to Intermet by Agent or any Lender;

     SECTION 8.04. REPRESENTATIONS. Any representation or warranty made or deemed to be made by Intermet or any other Credit Party or by any of its officers under this Agreement or any other Credit Document (including the Schedules attached thereto), or any certificate or other document submitted to the Agent or the Lenders by any such Person pursuant to the terms of this Agreement or any other Credit Document, shall be incorrect in any material respect when made or deemed to be made or submitted;


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     SECTION 8.05.  NON-PAYMENTS OF OTHER INDEBTEDNESS.  Any Consolidated
Company shall fail to make when due (whether at stated maturity, by acceleration, on demand or otherwise, and after giving effect to any applicable grace period) any payment of principal of or interest on any Indebtedness (other than the Obligations) exceeding $5,000,000 in the aggregate;

     SECTION 8.06. DEFAULTS UNDER OTHER AGREEMENTS. Any Consolidated Company shall fail to observe or perform within any applicable grace period any covenants or agreements contained in any agreements or instruments relating to any of its Indebtedness exceeding $5,000,000 in the aggregate, or any other event shall occur if the effect of such failure or other event is to accelerate, or to permit the holder of such Indebtedness or any other Person to accelerate, the maturity of such Indebtedness; or any such Indebtedness shall be required to be prepaid (other than by a regularly scheduled required prepayment) in whole or in part prior to its stated maturity;

     SECTION 8.07. BANKRUPTCY. Intermet or any other Consolidated Company shall commence a voluntary case concerning itself under the Bankruptcy Code or applicable foreign bankruptcy laws; or an involuntary case for bankruptcy is commenced against any Consolidated Company and the petition is not controverted within 10 days, or is not dismissed within 60 days, after commencement of the case; or a custodian (as defined in the Bankruptcy Code) or similar official under applicable foreign bankruptcy laws is appointed for, or takes charge of, all or any substantial part of the property of any Consolidated Company; or any Consolidated Company commences proceedings of its own bankruptcy or to be granted a suspension of payments or any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction, whether now or hereafter in effect, relating to any Consolidated Company or there is commenced against any Consolidated Company any such proceeding which remains undismissed for a period of 60 days; or any Consolidated Company is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or any Consolidated Company suffers any appointment of any custodian or the like for it or any substantial part of its property to continue undischarged or unstayed for a period of 60 days; or any Consolidated Company makes a general assignment for the benefit of creditors; or any Consolidated Company shall fail to pay, or shall state that it is unable to pay, or shall be unable to pay, its debts generally as they become due; or any Consolidated Company shall call a meeting of its creditors with a view to arranging a composition or adjustment of its debts; or any Consolidated Company shall by any act or failure to act indicate its consent to, approval of or acquiescence in any of the foregoing; or any corporate action is taken by any Consolidated Company for the purpose of effecting any of the foregoing;

     SECTION 8.08. ERISA. A Plan or Foreign Plan of a Consolidated Company or a Plan subject to Title IV of ERISA of any of its ERISA Affiliates:


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           (i) shall fail to be funded in accordance with the minimum funding standard required by applicable law, the terms of such Plan or Foreign Plan, Section 412 of the Tax Code or Section 302 of ERISA for any plan year or a waiver of such standard is sought or granted with respect to such Plan or Foreign Plan under applicable law, the terms of such Plan or Foreign Plan or Section 412 of the Tax Code or Section 303 of ERISA; or

           (ii) is being, or has been, terminated or the subject of termination proceedings under applicable law or the terms of such Plan or Foreign Plan; or

           (iii) shall require a Consolidated Company to provide security under applicable law, the terms of such Plan or Foreign Plan, Section 401 or 412 of the Tax Code or Section 306 or 307 of ERISA; or

           (iv) results for any reason, in a liability (including without limitation, withdrawal liability) to a Consolidated Company under applicable law, the terms of such Plan or Foreign Plan, or Title IV of ERISA;

and there shall result from any such failure, waiver, termination or other event a liability to the PBGC (or any similar Person with respect to any Foreign Plan), a Plan or any other Person that would have a Materially Adverse Effect.

     SECTION 8.09. MONEY JUDGMENT. A judgment or order for the payment of money in excess of $5,000,000 or otherwise having a Materially Adverse Effect shall be rendered against Intermet or any other Consolidated Company and such judgment or order shall continue unsatisfied (in the case of a money judgment) and in effect for a period of 30 days during which execution shall not be effectively stayed or deferred (whether by action of a court, by agreement or otherwise);

     SECTION 8.10. OWNERSHIP OF CREDIT PARTIES AND PLEDGED ENTITIES. If Intermet shall at any time fail to own and control one hundred percent (100%) of the voting stock of any Credit Party or entity whose stock is pledged to the Lenders, either directly or indirectly through a wholly-owned Subsidiary of Intermet, except for (x) as a result of any Asset Sale permitted pursuant to
Section 7.04(c) hereof, and (y) with respect to any Credit Party or Foreign Subsidiary whose stock is pledged to the Lenders after the Closing Date where Intermet shall, directly or indirectly, maintain ownership and control of the percentage of voting stock owned and controlled as of the date such Person became a Credit Party hereunder or a Foreign Subsidiary or such greater percentage as shall thereafter be obtained, directly or indirectly by Intermet;

     SECTION 8.11. CHANGE IN CONTROL OF INTERMET. (i) Any "person" or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act) shall become the "beneficial owner(s)" (as defined in said Rule 13d-3) of more than fifty percent (50%) of the shares of the outstanding common stock of Intermet entitled to vote for members of Intermet's

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board of directors, (ii) any event or condition shall occur or exist which, pursuant to the terms of any Change in Control Provision, requires or permits the holder(s) of Indebtedness of any Consolidated Company to require that such Indebtedness be redeemed, repurchased, defeased, prepaid or repaid, in whole or in part, or the maturity of such Indebtedness to be accelerated in any respect, or (iii) John Doddridge or another Person possessing substantially equivalent qualifications, background, proven record of success in running a public company and ability shall cease to hold the position and actively carry out the duties of Chairman of the Board of Directors of Intermet.

     SECTION 8.12. DEFAULT UNDER OTHER CREDIT DOCUMENTS. There shall exist or occur any "Event of Default" as provided under the terms of any other Credit Document, or any Credit Document ceases to be in full force and effect or the validity or enforceability thereof is disaffirmed by or on behalf of Intermet or any other Credit Party, or at any time it is or becomes unlawful for Intermet or any other Credit Party to perform or comply with its obligations under any Credit Document, or the obligations of Intermet or any other Credit Party under any Credit Document are not or cease to be legal, valid and binding on Intermet or any such Credit Party or the Agent ceases to hold a perfected lien on the Pledged Stock subject only to Liens permitted by the terms of this Credit Agreement; or

     SECTION 8.13. ATTACHMENTS. An attachment or similar action shall be made on or taken against any of the assets of any Consolidated Company with an Asset Value exceeding $5,000,000 in aggregate and is not removed, suspended or enjoined within 30 days of the same being made or any suspension or injunction being lifted;

then, and in any such event, and at any time thereafter if any Event of Default shall then be continuing, the Agent may, with the consent of the Required Lenders, and upon the written (including telecopied) or telex request of the Required Lenders, shall, by written notice to Intermet, take any or all of the following actions, without prejudice to the rights of the Agent, any Lender or the holder of any Note to enforce its claims against Intermet or any other Credit Party: (i) declare all Commitments terminated, whereupon the pro rata Commitments of each Lender shall terminate immediately and any commitment fee shall forthwith become due and payable without any other notice of any kind; and (ii) declare the principal of and any accrued interest on the Loans, and all other Obligations owing hereunder, including without limitation, an amount equal to the maximum amount which would be available at any time to be drawn under all Letters of Credit then outstanding (whether or not any beneficiary under any Letter of Credit shall have presented, or shall be entitled at such time to present, the drafts or other documents required to draw under such Letter of Credit), to be, whereupon the same shall become, forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by Intermet; provided, that, if an Event of Default specified in Section 8.07 shall occur, the result which would occur upon the giving of written notice by the Agent to any Credit Party, as specified in clauses (i) and (ii) above, shall occur automatically without the

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giving of any such notice; and (iii) exercise any rights or remedies under the
Security Documents. As long as any Letter of Credit shall remain outstanding, any amounts described in clause (ii) above with respect to Letters of Credit, when received by the Agent, shall be deposited in a cash collateral account as cash collateral for the obligations of Intermet under Article II of this Agreement in the event of any drawing under a Letter of Credit, and upon drawing under any outstanding Letter of Credit in respect of which the Agent has deposited in the cash collateral account any amounts described in clause
(ii) above, the Agent shall pay such amounts to itself to reimburse itself for the amount of such drawing.


                                  ARTICLE IX.

                            THE AGENT AND CO-AGENTS

     SECTION 9.01. APPOINTMENT OF AGENT. Each Lender hereby designates SunTrust as Agent to administer all matters concerning the Loans and Letters of Credit and to act as herein specified. Each Lender hereby irrevocably authorizes, and each holder of any Note by the acceptance of a Note shall be deemed irrevocably to authorize, the Agent to take such actions on its behalf under the provisions of this Agreement, the other Credit Documents, and all other instruments and agreements referred to herein or therein, and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of the Agent by the terms hereof and thereof and such other powers as are reasonably incidental thereto. The Agent may perform any of its duties hereunder by or through their agents or employees.

     SECTION 9.02.  AUTHORIZATION OF AGENT WITH RESPECT TO THE SECURITY
DOCUMENTS.

     (a) Each Lender hereby authorizes the Agent to enter into each of the Security Documents substantially in the form attached hereto, and to take all action contemplated thereby. All rights and remedies under the Security Documents may be exercised by the Agent for the benefit of the Agent and the Lenders and the other beneficiaries thereof upon the terms thereof. The Lenders further agree that the Agent may assign its rights and obligations under any of the Security Documents to any affiliate of the Agent or to any trustee, if necessary or appropriate under applicable law, which assignee in each such case shall (subject to compliance with any requirements of applicable law governing the assignment of such Security Documents) be entitled to all the rights of the Agent under and with respect to the applicable Security Document.

     (b) In each circumstance where, under any provision of any Security Document, the Agent shall have the right to grant or withhold any consent, exercise any remedy, make any determination or direct any action by the Agent under such Security Document, the Agent shall act in respect of such consent, exercise of remedies, determination or action, as the case may be, with the consent of and at the direction of the Required Lenders; provided,

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however, that no such consent of the Required Lenders shall be required with respect to any consent, determination or other matter that is, in the Agent's judgment, ministerial or administrative in nature. In each circumstance where any consent of or direction from the Required Lenders is required, the Agent shall send to the Lenders a notice setting forth a description in reasonable detail of the matter as to which consent or direction is requested and the Agent's proposed course of action with respect thereto. The Lenders shall endeavor to respond promptly to such request but in the event the Agent shall not have received a response from any Lender within five (5) Business Days after such Lender's receipt of such notice, such Lender shall be deemed not to have agreed to the course of action proposed by the Agent.

     SECTION 9.03. NATURE OF DUTIES OF AGENT. The Agent shall have no duties or responsibilities except those expressly set forth in this Agreement and the other Credit Documents. None of the Agent nor any of its respective officers, directors, employees or agents shall be liable for any action taken or omitted by it as such hereunder or in connection herewith, unless caused by its or
their gross negligence or willful misconduct.   The duties of the Agent shall
be ministerial and administrative in nature; the Agent shall not have by reason of this Agreement a fiduciary relationship in respect of any Lender; and nothing in this Agreement, express or implied, is intended to or shall be so construed as to impose upon the Agent any obligations in respect of this Agreement or the other Credit Documents except as expressly set forth herein.

     SECTION 9.04.  LACK OF RELIANCE ON THE AGENT.

     (a) Independently and without reliance upon the Agent, each Lender, to the extent it deems appropriate, has made and shall continue to make (i) its own independent investigation of the financial condition and affairs of the Credit Parties in connection with the taking or not taking of any action in connection herewith, and (ii) its own appraisal of the creditworthiness of the Credit Parties, and, except as expressly provided in this Agreement, the Agent shall have no duty or responsibility, either initially or on a continuing basis, to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before the making of the Loans or at any time or times thereafter.

     (b) The Agent shall not be responsible to any Lender for any recitals, statements, information, representations or warranties herein or in any document, certificate or other writing delivered in connection herewith or for the execution, effectiveness, genuineness, validity, enforceability, collectibility, priority or sufficiency of this Agreement, the Notes, the Guaranty Agreements, the Pledge Agreement, or any other documents contemplated hereby or thereby, or the financial condition of the Credit Parties, or be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement, the Notes, the Guaranty Agreements, the Pledge Agreements or the other documents contemplated hereby or thereby, or the financial condition of the Credit Parties, or the

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existence or possible existence of any Default or Event of Default; provided, however, to the extent that the Agent has been advised that a Lender has not received any information formally delivered to the Agent pursuant to Section 6.07, the Agent shall deliver or cause to be delivered such information to such Lender.

     SECTION 9.05. CERTAIN RIGHTS OF THE AGENT. If the Agent shall request instructions from the Required Lenders with respect to any action or actions (including the failure to act) in connection with this Agreement, the Agent shall be entitled to refrain from such act or taking such act, unless and until the Agent shall have received instructions from the Required Lenders; and the Agent shall not incur liability in any Person by reason of so refraining. Without limiting the foregoing, no Lender shall have any right of action whatsoever against the Agent as a result of the Agent acting or refraining from acting hereunder in accordance with the instructions of the Required Lenders.

     SECTION 9.06. RELIANCE BY AGENT. The Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, statement, certificate, telex, teletype or telecopier message, cable gram, radiogram, order or other documentary, teletransmission or telephone message believed by it to be genuine and correct and to have been signed, sent or made by the proper Person. The Agent may consult with legal counsel (including counsel for any Credit Party), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.

     SECTION 9.07. INDEMNIFICATION OF AGENT. To the extent the Agent is not reimbursed and indemnified by the Credit Parties, each Lender will reimburse and indemnify the Agent, ratably according to the respective amounts of the Loans outstanding under all Facilities (or if no amounts are outstanding, ratably in accordance with the aggregate Commitments), in either case, for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including counsel fees and disbursements) or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against the Agent in performing its duties hereunder, in any way relating to or arising out of this Agreement or the other Credit Documents; provided that no Lender shall be liable to the Agent for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Agent's gross negligence or willful misconduct.

     SECTION 9.08. THE AGENT IN ITS INDIVIDUAL CAPACITY. With respect to its obligation to lend under this Agreement, the Loans made by it and the Notes issued to it, the Agent shall have the same rights and powers hereunder as any other Lender or holder of a Note and may exercise the same as though it were not performing the duties specified herein; and the terms "Lenders", "Required Lenders", "holders of Notes", or any similar terms shall, unless the context clearly otherwise indicates, include the Agent in its individual capacity. The Agent may accept deposits from, lend money to, and generally engage in any kind of banking, trust, financial advisory or other business with the Consolidated Companies or any affiliate of the

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Consolidated Companies as if it were not performing the duties specified herein, and may accept fees and other consideration from the Consolidated Companies for services in connection with this Agreement and otherwise without having to account for the same to the Lenders.

     SECTION 9.09. HOLDERS OF NOTES. The Agent may deem and treat the payee of any Note as the owner thereof for all purposes hereof unless and until a written notice of the assignment or transfer thereof shall have been filed with the Agent. Any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is the holder of any Note shall be conclusive and binding on any subsequent holder, transferee or assignee of such Note or of any Note or Notes issued in exchange therefor.

     SECTION 9.10.  SUCCESSOR AGENT.

     (a) The Agent may resign at any time by giving written notice thereof to the Lenders and Intermet and may be removed at any time with or without cause by the Required Lenders; provided, however, the Agent may not resign or be removed until a successor Agent has been appointed and shall have accepted such appointment. Upon any such resignation or removal, the Required Lenders shall have the right to appoint a successor Agent subject to Intermet's prior written approval. If no successor Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within 30 days after the retiring Agent's giving of notice of resignation or the Required Lenders' removal of the retiring Agent, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent subject to Intermet's prior written approval, which shall be a bank which maintains an office in the United States, or a commercial bank organized under the laws of the United States of America or any State thereof, or any Affiliate of such bank, having a combined capital and surplus of at least $100,000,000.

     (b) Upon the acceptance of any appointment as the Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Agent's resignation or removal hereunder as Agent, the provisions of this Article IX shall inure to its benefit as to any actions taken or omitted to be taken by it while it was an Agent under this Agreement.

     SECTION 9.11. CO-AGENTS. Each Lender hereby designates NBD and First Union as the Co-Agents. The Co-Agents, in such capacity, shall have no duties or obligations whatsoever under this Agreement or any other Credit Document.

                                   ARTICLE X.


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                                 MISCELLANEOUS

     SECTION 10.01. NOTICES. All notices, requests and other communications to any party hereunder shall be in writing (including bank wire, telex, telecopy or similar teletransmission or writing) and shall be given to such party at its address or applicable teletransmission number set forth on the signature pages hereof, or such other address or applicable teletransmission number as such party may hereafter specify by notice to the Agent and Intermet. Each such notice, request or other communication shall be effective (i) if given by telex, when such telex is transmitted to the telex number specified in this Section and the appropriate answerback is received, (ii) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid, (iii) if given by telecopy, when such telecopy is transmitted to the telecopy number specified in this Section and the appropriate confirmation is received, or (iv) if given by any other means (including, without limitation, by air courier), when delivered or received at the address specified in this Section; provided that notices to the Agent shall not be effective until received.

     SECTION 10.02. AMENDMENTS, ETC. No amendment or waiver of any provision of this Agreement or the other Credit Documents, nor consent to any departure by any Credit Party therefrom, shall in any event be effective unless the same shall be in writing and signed by Intermet and the Required Lenders, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided that no amendment, waiver or consent shall, unless in writing and signed by Intermet and all the Lenders do any of the following: (i) waive any of the conditions specified in Section
4.01 or 4.02, (ii) increase the Commitments or other contractual obligations to Intermet under this Agreement, (iii) reduce the principal of, or interest on, the Notes or any fees hereunder, (iv) postpone any date fixed for the payment in respect of principal of, or interest on, the Notes or any fees hereunder,
(v) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Notes, or the number or identity of Lenders which shall be required for the Lenders or any of them to take any action hereunder, (vi) agree to release any of the Pledged Stock from the Lien of the Security Documents to the extent securing the Obligations or to release any Guarantor from its obligations under any Guaranty Agreement except in connection with an Asset Sale permitted pursuant to Section 7.04(c) above where no consent of the Lenders shall be required for such release, (vii) modify the definition of "Required Lenders," or (viii) modify this Section 10.02. Notwithstanding the foregoing, no amendment, waiver or consent shall, unless in writing and signed by Intermet and the Agent in addition to the Lenders required hereinabove to take such action, affect the rights or duties of the Agent under this Agreement or under any other Credit Document.

     SECTION 10.03. NO WAIVER; REMEDIES CUMULATIVE. No failure or delay on the part of the Agent, the Co-Agents, any Lender or any holder of a Note in exercising any right or remedy hereunder or under any other Credit Document, and no course of dealing between any Credit Party and the Agent, the Co-Agents, any Lender or the holder of any Note shall operate as a waiver thereof, nor shall any single or partial exercise of any right or remedy hereunder or

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




under any other Credit Document preclude any other or further exercise thereof or the exercise of any other right or remedy hereunder or thereunder. The rights and remedies herein expressly provided are cumulative and not exclusive of any rights or remedies which the Agent, the Co-Agents, any Lender or the holder of any Note would otherwise have. No notice to or demand on any Credit Party not required hereunder or under any other Credit Document in any case shall entitle any Credit Party to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Agent, the Co-Agents, the Lenders or the holder of any Note to any other or further action in any circumstances without notice or demand.

     SECTION 10.04.  PAYMENT OF EXPENSES, ETC.  Intermet shall:

           (i) whether or not the transactions hereby contemplated are consummated, pay all reasonable, out-of-pocket costs and expenses of the Agent in the administration (both before and after the execution hereof and including reasonable expenses actually incurred relating to advice of counsel as to the rights and duties of the Agent and the Lenders with respect thereto) of, and in connection with the preparation, execution and delivery of, preservation of rights under, enforcement of, and, after a Default or Event of Default, refinancing, renegotiation or restructuring of, this Agreement and the other Credit Documents and the documents and instruments referred to therein, and any amendment, waiver or consent relating thereto (including, without limitation, the reasonable fees actually incurred and disbursements of counsel for the Agent), and in the case of enforcement of this Agreement or any Credit Document after an Event of Default, all such reasonable, out-of-pocket costs and expenses (including, without limitation, the reasonable fees actually incurred and disbursements of counsel), for any of the Co-Agents and the Lenders;

           (ii) subject, in the case of certain Taxes, to the applicable provisions of Section 3.07(b), pay and hold each of the Agent, the Co-Agents and the Lenders harmless from and against any and all present and future stamp, documentary, and other similar Taxes with respect to this Agreement, the Notes and any other Credit Documents, any collateral described therein, or any payments due thereunder, and save each of the Lenders harmless from and against any and all liabilities with respect to or resulting from any delay or omission to pay such Taxes; and

           (iii) indemnify the Agent, the Co-Agents and each Lender, and their respective officers, directors, employees, representatives and agents from, and hold each of them harmless against, any and all costs, losses, liabilities, claims, damages or expenses incurred by any of them (whether or not any of them is designated a party thereto) (an "Indemnitee") arising out of or by reason of any investigation, litigation or other proceeding related to any actual or proposed use of the proceeds of any of the Loans or any Credit Party's entering into and performing of the Agreement, the Notes, or the

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      other Credit Documents, including, without limitation, the reasonable fees actually incurred and disbursements of counsel (including foreign counsel) incurred in connection with any such investigation, litigation or other proceeding; provided, however, Intermet shall not be obligated to indemnify any Indemnitee for any of the foregoing arising out of such Indemnitee's gross negligence or willful misconduct;

           (iv) In addition to amounts payable elsewhere provided in this Agreement, without duplication, indemnify, pay and save the Agent harmless from and against any and all claims, demands, liabilities, damages, losses, costs, charges and reasonable expenses (including reasonable attorney's fees and disbursements) which the Agent may incur or be subject to as a consequence, direct or indirect, of (i) the issuance of any Letter of Credit for the account of Intermet, other than as a result of the gross negligence or willful misconduct of the Agent;
      (ii) the failure of the Agent to honor a drawing under any Letter of Credit due to any act or omission (whether rightful or wrongful) of any present or future de jure or de facto government or governmental authority; or (iii) any confirmation of any Letter of Credit obtained by the Agent with the consent of Intermet;

           (v) without limiting the indemnities set forth above, indemnify each Indemnitee for any and all expenses and costs (including without limitation, remedial, removal, response, abatement, cleanup, investigative, closure and monitoring costs), losses, claims (including claims for contribution or indemnity and including the cost of investigating or defending any claim and whether or not such claim is ultimately defeated, and whether such claim arose before, during or after any Credit Party's ownership, operation, possession or control of its business, property or facilities or before, on or after the date hereof, and including also any amounts paid incidental to any compromise or settlement by the Indemnitee or Indemnitees to the holders of any such claim), lawsuits, liabilities, obligations, actions, judgments, suits, disbursements, encumbrances, liens, damages (including without limitation damages for contamination or destruction of natural resources), penalties and fines of any kind or nature whatsoever (including without limitation in all cases the reasonable fees actually incurred, other charges and disbursements of counsel in connection therewith) incurred, suffered or sustained by that Indemnitee based upon, arising under or relating to Environmental Laws based on, arising out of or relating to in whole or in part, the existence or exercise of any rights or remedies by any Indemnitee under this Agreement, any other Credit Document or any related documents (but excluding those incurred, suffered or sustained by any Indemnitee as a result of any action taken by or on behalf of the Lenders with respect to any Subsidiary of Intermet (or the assets thereof) owned or controlled by the Lenders, the Agent, the Co-Agents, or their nominees or designees, as a result of their acquisition of Pledged Stock pursuant to exercise of remedies under the Pledge Agreements).

If and to the extent that the obligations of Intermet under this Section 10.04 are unenforceable for any reason, Intermet hereby agrees to make the maximum contribution to the payment and satisfaction of such obligations which is permissible under applicable law.

     SECTION 10.05. RIGHT OF SETOFF. In addition to and not in limitation of all rights of offset that any Lender or other holder of a Note may have under applicable law, each Lender or other holder of a Note shall, upon the occurrence of any Event of Default and whether or not such Lender or such holder has made any demand or any Credit Party's obligations are matured, have the right to appropriate and apply to the payment of any Credit Party's obligations hereunder and under the other Credit Documents, all deposits of any Credit Party (general or special, time or demand, provisional or final) then or thereafter held by and other indebtedness or property then or thereafter owing by such Lender or other holder to any Credit Party, whether or not related to this Agreement or any transaction hereunder. Each Lender shall promptly notify Intermet of any offset hereunder.

     SECTION 10.06.  BENEFIT OF AGREEMENT.

     (a) This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto, provided that Intermet may not assign or transfer any of its interest hereunder without the prior written consent of the Lenders.

     (b) Any Lender may make, carry or transfer Loans at, to or for the account of, any of its branch offices or the office of an Affiliate of such Lender.

     (c) Each Lender may assign all or a portion of its interests, rights and obligations under this Agreement (including all or a portion of any of its Commitments, Letter of Credit Obligations and the Loans at the time owing to it and the Notes held by it) to any Eligible Assignee; provided, however, that (i) the Agent and Intermet must give their prior written consent to such assignment (which consent shall not be unreasonably withheld) unless such assignment is to an Affiliate of the assigning Lender or, in the case of Intermet, unless an Event of Default has occurred and is continuing, (ii) the amount of the Commitments or Loans or Letter of Credit Obligations, of the assigning Lender subject to each assignment (determined as of the date the assignment and acceptance with respect to such assignment is delivered to the Agent) shall not be less than $5,000,000, (iii) the parties to each such assignment shall execute and deliver to the Agent an Assignment and Acceptance, together with a Note or Notes subject to such assignment and, unless such assignment is to an Affiliate of such Lender, a processing and recordation fee of $2500, and (iv) the assignee must execute and deliver a confirmation of its acceptance of the terms and conditions of the Intercreditor Agreement to the other parties to the Intercreditor Agreement in accordance with Section 10(g) thereof. Intermet shall not be responsible for such processing and recordation fee or any costs or expenses incurred by any Lender or the Agent in connection with such assignment. From and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least five (5) Business Days after the execution thereof, the assignee thereunder shall be a party hereto and to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement. Notwithstanding the foregoing, the assigning Lender must retain after the consummation of such Assignment and Acceptance, a minimum aggregate amount of Commitments, the Loans and the Letter of Credit Obligations, as the case may be, of $20,000,000 (unless the Lender is assigning its entire Commitment); provided, however, no such minimum amount shall be required with respect to any such assignment made at any time there exists an Event of Default hereunder. Within five (5) Business Days after receipt of the notice and the Assignment and Acceptance, Intermet, at its own expense, shall execute and deliver to the Agent, in exchange for the surrendered Note or Notes, a new Note or Notes to the order of such assignee in a principal amount equal to the applicable Commitments assumed by it pursuant to such Assignment and Acceptance and new Note or Notes to the assigning Lender in the amount of its retained Commitment or Commitments. Such new Note or Notes shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Note or Notes, shall be dated the date of the surrendered Note or Notes which they replace, and shall otherwise be in substantially the form attached hereto.

     (d) Each Lender may, without the consent of Intermet or the Agent, sell participations to one or more banks or other entities in all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitments, the Letter of Credit Obligations and the Loans owing to it and the Notes held by it), provided, however, that (i) no Lender may sell a participation in its aggregate Commitments (after giving effect to any permitted assignment hereof) in an amount in excess of fifty percent (50%) of such aggregate Commitments, provided, however, sales of participations to an Affiliate of such Lender shall not be included in such calculation; provided, however, no such maximum amount shall be applicable to any such participation sold at any time there exists an Event of Default hereunder, (ii) such Lender's obligations under this Agreement shall remain unchanged, (iii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, and (iv) the participating bank or other entity shall not be entitled to the benefit (except through its selling Lender) of the cost protection provisions contained in Article III of this Agreement, and (v) Intermet and the Agent and other Lenders shall continue to deal solely and directly with each Lender in connection with such Lender's rights and obligations under this Agreement and the other Credit Documents, and such Lender shall retain the sole right to enforce the obligations of Intermet relating to the Loans and to approve any amendment, modification or waiver of any provisions of this Agreement. Any Lender selling a participation hereunder shall provide prompt written notice to Intermet of the name of such participant.

     (e) Any Lender or participant may, in connection with the assignment or participation or proposed assignment or participation, pursuant to this Section, disclose to the assignee or participant or proposed assignee or participant any information relating to Intermet or the other Consolidated Companies furnished to such Lender by or on behalf of Intermet or any other Consolidated Company. With respect to any disclosure of confidential, non-public, proprietary information, such proposed assignee or participant shall agree to use the information only for the purpose of making any necessary credit judgments with respect to this credit facility and not to use the information in any manner prohibited by any law, including without limitation, the securities laws of the United States. The proposed participant or assignee shall agree not to disclose any of such information except (i) to directors, employees, auditors or counsel to whom it is necessary to show such information, each of whom shall be informed of the confidential nature of the information, (ii) in any statement or testimony pursuant to a subpoena or order by any court, governmental body or other agency asserting jurisdiction over such entity, or as otherwise required by law (provided prior notice is given to Intermet and the Agent unless otherwise prohibited by the subpoena, order or law), and (iii) upon the request or demand of any regulatory agency or authority with proper jurisdiction. The proposed participant or assignee shall further agree to return all documents or other written material and copies thereof received from any Lender, the Agent or Intermet relating to such confidential information unless otherwise properly disposed of by such entity.

     (f) Any Lender may at any time assign all or any portion of its rights in this Agreement and the Notes issued to it to a Federal Reserve Bank; provided that no such assignment shall release the Lender from any of its obligations hereunder.

     (g) If (i) any Taxes referred to in Section 3.07(b) have been levied or imposed so as to require withholdings or deductions by Intermet and payment by Intermet of additional amounts to any Lender as a result thereof, (ii) any Lender shall make demand for payment of increased costs or reduced rate of return pursuant to Section 3.10 or any Lender determines that LIBOR is unascertainable or illegal pursuant to Section 3.08 or Section 3.09, or any Lender makes a claim for increased costs or determines that its participation in any Letter of Credit is illegal pursuant to Section 3.09, or (iii) any Lender shall decline to consent to a modification or waiver of the terms of this Agreement or the other Credit Documents requested by Intermet, then and in such event, upon request from Intermet delivered to such Lender and the Agent, such Lender shall assign, in accordance with the provisions of Section 10.06(c), all of its rights and obligations under this Agreement and the other Credit Documents to another Lender or an Eligible Assignee selected by Intermet, in consideration for the payment by such assignee to the Lender of the principal of, and interest on, the outstanding Loans accrued to the date of such assignment, and the assumption of such Lender's Commitment hereunder, together with any and all other amounts owing to such Lender under any provisions of this Agreement or the other Credit Documents accrued to the date of such assignment; provided, however, Lenders subject to this Section 10.06 shall be treated in a substantially identical manner.

     SECTION 10.07. GOVERNING LAW; SUBMISSION TO JURISDICTION; WAIVER OF JURY TRIAL.
     (a) THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND UNDER THE NOTES SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW (WITHOUT GIVING EFFECT TO THE CONFLICT OF LAW PRINCIPLES THEREOF) OF THE STATE OF

GEORGIA.

     (b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT, THE NOTES OR ANY OTHER CREDIT DOCUMENT MAY BE BROUGHT IN THE SUPERIOR COURT OF FULTON COUNTY, GEORGIA, OR ANY OTHER COURT OF THE STATE OF GEORGIA OR OF THE UNITED STATES OF AMERICA FOR THE NORTHERN DISTRICT OF GEORGIA, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, INTERMET HEREBY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS. THE PARTIES HERETO HEREBY IRREVOCABLY WAIVE TRIAL BY JURY, AND INTERMET HEREBY IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING IN SUCH RESPECTIVE JURISDICTIONS.

     (c) INTERMET HEREBY IRREVOCABLY DESIGNATES CSC/PRENTICE HALL, INC., AS ITS DESIGNEE, APPOINTEE AND LOCAL AGENT TO RECEIVE, FOR AND ON BEHALF OF INTERMET, SERVICE OF PROCESS IN SUCH RESPECTIVE JURISDICTIONS IN ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR THE NOTES OR ANY DOCUMENT RELATED THERETO. IT IS UNDERSTOOD THAT A COPY OF SUCH PROCESS SERVED ON SUCH LOCAL AGENT WILL BE PROMPTLY FORWARDED BY SUCH LOCAL AGENT AND BY THE SERVER OF SUCH PROCESS BY MAIL TO INTERMET AT ITS ADDRESS SET FORTH OPPOSITE ITS SIGNATURE BELOW, BUT THE FAILURE OF INTERMET TO RECEIVE SUCH COPY SHALL NOT AFFECT IN ANY WAY THE SERVICE OF SUCH PROCESS. INTERMET FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO INTERMET AT ITS SAID ADDRESS, SUCH SERVICE TO BECOME EFFECTIVE 30 DAYS AFTER SUCH MAILING.

     (d) Nothing herein shall affect the right of the Agent, any Co-Agent, any Lender, any holder of a Note or any Credit Party to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against Intermet in any other jurisdiction.

     SECTION 10.08. INDEPENDENT NATURE OF LENDERS' RIGHTS. The amounts payable at any time hereunder to each Lender shall be a separate and independent debt, and each Lender shall be entitled to protect and enforce its rights pursuant to this Agreement and its Notes, and it shall not be necessary for any other Lender to be joined as an additional party in any proceeding for such purpose.

     SECTION 10.09. COUNTERPARTS. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

     SECTION 10.10.  EFFECTIVENESS; SURVIVAL.

     (a) This Agreement shall become effective on the date (the "Effective Date") on which all of the parties hereto shall have signed a copy hereof (whether the same or different copies) and shall have delivered the same to the Agent pursuant to Section 10.01 or, in the case of the Lenders, shall have given to the Agent written or telex notice (actually received) that the same has been signed and mailed to them.

     (b) The obligations of Intermet under Sections 3.07(b), 3.12, 3.10, 3.13,
10.04 and 10.15 hereof shall survive the payment in full of the Notes and all other Obligations after the Maturity Date. All representations and warranties made herein, in the certificates, reports, notices, and other documents delivered pursuant to this Agreement shall survive the execution and delivery of this Agreement, the other Credit Documents, and such other agreements and documents, the making of the Loans hereunder, and the execution and delivery of the Notes.

     SECTION 10.11. SEVERABILITY. In case any provision in or obligation under this Agreement or the other Credit Documents shall be invalid, illegal or unenforceable, in whole or in part, in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

     SECTION 10.12. INDEPENDENCE OF COVENANTS. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or be otherwise within the limitation of, another covenant, shall not avoid the occurrence of a Default or an Event of Default if such action is taken or condition exists.

     SECTION 10.13. CHANGE IN ACCOUNTING PRINCIPLES, FISCAL YEAR OR TAX LAWS. If (i) any preparation of the financial statements referred to in Section 6.07 hereafter occasioned by the promulgation of rules, regulations, pronouncements and opinions by or required by the Financial Accounting Standards Board or the American Institute of Certified Public Accounts (or successors thereto or agencies with similar functions) (other than changes mandated by FASB 106) result in a material change in the method of calculation of financial covenants, standards or terms found in this Agreement, (ii) there is any change in Intermet's fiscal quarter or fiscal year, or (iii) there is a material change in federal tax laws which materially affects any of the Consolidated Companies' ability to comply with the financial covenants, standards or terms found in this Agreement, Intermet and the Required Lenders agree to enter into negotiations in order to amend such provisions so as to equitably reflect such changes with the desired result that the criteria for evaluating any of the Consolidated Companies' financial condition shall be the same after such changes as if such changes had not been made. Unless and until such provisions have been so amended, the provisions of this Agreement shall govern.

     SECTION 10.14. HEADINGS DESCRIPTIVE; ENTIRE AGREEMENT. The headings of the several sections and subsections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement. This Agreement, the other Credit Documents, and the agreements and documents required to be delivered pursuant to the terms of this Agreement constitute the entire agreement among the parties hereto and thereto regarding the subject matters hereof and thereof and supersede all prior agreements, representations and understandings related to such subject matters.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and to be delivered in Atlanta, Georgia, by their duly authorized officers as of the day and year first above written.


Address for Notices:                INTERMET CORPORATION


5445 Corporate Drive                By:___________________________________
Suite 200                              Doretha J. Christoph
Troy, Michigan 48098                   Vice President-Finance





Attn: Doretha J. Christoph          Attest:_______________________________
Telephone: (810) 952-2500                 James W. Rydel
Telecopy:      (810) 952-2501             Secretary




                                                        [CORPORATE SEAL]

Address for Notices:                SUNTRUST BANK, ATLANTA,
                                    AS AGENT

One Park Place, N.E.
Atlanta, Georgia  30303             By:_________________________________
Attention: C. Wes Burton, Jr.          C. Wes Burton, Jr.
                                              Vice President
Telex No.:   542210
Answerback:  TRUSCO INT ATL

Telecopy No.:    404/588-8833          By:_________________________________
                                          Name:____________________________
                                          Title:___________________________

Payment Office:

One Park Place, N.E.
Atlanta, Georgia  30303

Address for Notices:                SUNTRUST BANK, ATLANTA,

One Park Place, N.E.
Atlanta, Georgia  30303             By:_________________________________
Attention: C. Wes Burton, Jr.          C. Wes Burton, Jr.
                                              Vice President
Telex No.:   542210
Answerback:  TRUSCO INT ATL

Telecopy No.:    404/588-8833          By:_________________________________
                                          Name:____________________________
                                          Title:___________________________



One Park Place, N.E.
Atlanta, Georgia  30303



COMMITMENT:                               $100,000,000

PRO RATA SHARE OF
 COMMITMENTS:                             50%

Address for Notices:                      NBD BANK, INDIVIDUALLY AND AS CO-AGENT

611 Woodward Avenue
Detroit, Michigan  48226                  By:________________________________
Attention: William C. Goodhue                Name:______________________________
Vice President                               Title:_____________________________

Telex No.:  164177
 Answerback:  NATIONSBANK DET

Telecopy No.:  (313) 226-0855


Lending Office and Payment Office:

611 Woodward Avenue
Detroit, Michigan  48226


COMMITMENT:                               $50,000,000

PRO RATA SHARE OF
 COMMITMENTS:                             25%

Address for Notices:                      FIRST UNION NATIONAL
                                          BANK OF NORTH CAROLINA, INDIVIDUALLY
                                           AND AS CO-AGENT

One First Union Center
TW-19
Charlotte, NC  28288-0745                 By:___________________________________
Attn: Glenn Edwards                          Mark M. Harden
                                             Vice President
Telex No.:
Answerback:

Telecopy:   (703) 374-2802


Lending Office and Payment Office:

One First Union Center, TW19
Charlotte, NC  28288-0745


COMMITMENT:                               $50,000,000

PRO RATA SHARE OF
 COMMITMENTS:                             25%

                                   EXHIBIT A


                                    FORM OF
                             REVOLVING CREDIT NOTE


U.S. $________________                                         November __, 1996
                                                                Atlanta, Georgia



     FOR VALUE RECEIVED, the undersigned INTERMET CORPORATION, a Georgia corporation (herein called "Intermet"), hereby promises to pay to the order of _______________________________, a _____________________ (herein, together with any subsequent holder hereof, called the "Lender"), for the account of its applicable Lending Office, the lesser of (i) the principal sum of _____________________________________ AND NO/100 UNITED STATES DOLLARS
($_______________) and (ii) the outstanding principal amount of the Advances made by Lender to Intermet as Syndicated Loans pursuant to the terms of the Credit Agreement referred to below on the Maturity Date of the Credit Agreement. Intermet likewise promises to pay interest on the outstanding principal amount of each such Advance, at such interest rates, payable at such times, and computed in such manner, as are specified for such Advance in the Credit Agreement in strict accordance with the terms thereof.

     The Lender shall record all Advances made pursuant to its Commitment under the Credit Agreement and all payments of principal of such Advances and, prior to any transfer hereof, shall endorse such Advances and payments on the schedule annexed hereto and made a part hereof, or on any continuation thereof which shall be attached hereto and made a part hereof or on the books and records of the Lender, which endorsement shall constitute prima facie evidence of the accuracy of the information so endorsed; provided, however, that delay or failure of the Lender to make any such endorsement or recordation shall not affect the obligations of Intermet hereunder or under the Credit Agreement with respect to the Advances evidenced hereby.

     Any principal or, to the extent not prohibited by applicable law, interest due under this Revolving Credit Note that is not paid on the due date therefor, whether on the Maturity Date, or resulting from the acceleration of maturity upon the occurrence of an Event of Default, shall bear interest from the date due to payment in full at the rate as provided in Section 3.03(c) of the Credit Agreement.

     All payments of principal and interest shall be made in lawful money of the United States of America in immediately available funds at the Payment Office of the Agent specified in the Credit Agreement.

     This Revolving Credit Note is issued pursuant to, and is one of the Revolving Credit Notes referred to in, the Third Amended and Restated Credit Agreement dated as of

November __, 1996 among Intermet, SunTrust Bank, Atlanta as Agent, NBD Bank and First Union National Bank of North Carolina as Co-Agents, and the other lenders set forth on the signature pages thereof (as the same may be further amended, modified or supplemented from time to time, the "Credit Agreement") and each assignee thereof becoming a "Lender" as provided therein, and the Lender is and shall be entitled to all benefits thereof and all Security Documents executed and delivered to the Lenders or the Agent in connection therewith. Terms defined in the Credit Agreement are used herein with the same meanings. The Credit Agreement, among other things, contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and for mandatory prepayments upon the occurrence of certain events.

     Intermet agrees to make payments of principal on the Advances outstanding hereunder on the dates and in the amounts specified in the Credit Agreement for such Advances in strict accordance with the terms thereof.

     This Revolving Credit Note may be prepaid in whole or in part in accordance with the terms and conditions of the Credit Agreement.

     In case an Event of Default shall occur and be continuing, the principal of and all accrued interest on this Revolving Credit Note may automatically become, or be declared, due and payable in the manner and with the effect provided in the Credit Agreement. Intermet agrees to pay, and save the Lender harmless against any liability for the payment of, all reasonable out-of-pocket costs and expenses, including reasonable attorneys' fees actually incurred, arising in connection with the enforcement by the Lender of any of its rights under this Revolving Credit Note or the Credit Agreement.

     This Revolving Credit Note has been executed and delivered in Georgia and the rights and obligations of the Lender and Intermet hereunder shall be governed by and construed in accordance with the laws (without giving effect to the conflict of law principles thereof) of the State of Georgia.

     Intermet expressly waives any presentment, demand, protest or notice in connection with this Revolving Credit Note, now or hereafter required by applicable law. TIME IS OF THE ESSENCE OF THIS REVOLVING CREDIT NOTE.

     IN WITNESS WHEREOF, Intermet has caused this Revolving Credit Note to be executed and delivered under seal by its duly authorized officers as of the date first above written.

                                    INTERMET CORPORATION


                                    By:______________________________________
                                       Name:
                                       Title:

                                    Attest:__________________________________
                                           Name:
                                           Title:

                                                     [CORPORATE SEAL]

                       ADVANCES AND PAYMENTS OF PRINCIPAL


                                                  Last Day of
                                 Amount of        Applicable     Notation
        Amount of  Interest       Prepaid          Interest        Made
Date     Advance     Rate        Principal          Period          By

                                   EXHIBIT B

                           FORM OF BID FACILITY NOTE


U.S. $100,000,000.00                                           November __, 1996
                                                                Atlanta, Georgia



     FOR VALUE RECEIVED, the undersigned INTERMET CORPORATION, a Georgia corporation (herein called "Intermet"), hereby promises to pay to the order of _______________________________, a _____________________ (herein, together with any subsequent holder hereof, called the "Lender"), for the account of its applicable Lending Office, the lesser of (i) the principal sum of ONE HUNDRED MILLION AND NO/100 UNITED STATES DOLLARS ($100,000,000.00) and (ii) the outstanding principal amount of the Bid Rate Advances made by Lender to Intermet as Bid Rate Loans pursuant to the terms of the Credit Agreement referred to below on the Maturity Date of the Credit Agreement. Intermet likewise promises to pay interest on the outstanding principal amount of each such Bid Rate Advance, at such interest rates, payable at such times, and computed in such manner, as are specified for such Bid Rate Advance in strict accordance with the terms of the Credit Agreement.

     The Lender shall record all Bid Rate Advances made pursuant to the Credit Agreement and all payments of principal of such Advances and, prior to any transfer hereof, shall endorse such Advances and payments on the schedule annexed hereto and made a part hereof, or on any continuation thereof which shall be attached hereto and made a part hereof or on the books and records of the Lender, which endorsement shall constitute prima facie evidence of the accuracy of the information so endorsed; provided, however, that delay or failure of the Lender to make any such endorsement or recordation shall not affect the obligations of Intermet hereunder or under the Credit Agreement with respect to the Bid Rate Advances evidenced hereby.

     Any principal or, to the extent not prohibited by applicable law, interest due under this Bid Facility Note that is not paid on the due date therefor, whether on the Maturity Date, or resulting from the acceleration of maturity upon the occurrence of an Event of Default, shall bear interest from the date due to payment in full at the rate as provided in Section 3.03(c) of the Credit Agreement.

     All payments of principal and interest shall be made in lawful money of the United States of America in immediately available funds at the Payment Office of the Agent specified in the Credit Agreement.

     This Bid Facility Note is issued pursuant to, and is one of the Bid Facility Notes referred to in, the Third Amended and Restated Credit Agreement dated as of November __, 1996 among Intermet, SunTrust Bank, Atlanta as Agent, NBD Bank and First Union National Bank of North

Carolina as Co-Agents, and the other lenders set forth on the signature pages thereof (as the same may be further amended, modified or supplemented from time to time, the "Credit Agreement") and each assignee thereof becoming a "Lender" as provided therein, and the Lender is and shall be entitled to all benefits thereof and all Security Documents executed and delivered to the Lenders or the Agent in connection therewith. Terms defined in the Credit Agreement are used herein with the same meanings. The Credit Agreement, among other things, contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and for mandatory prepayments upon the occurrence of certain events.

     Intermet agrees to make payments of principal on the Bid Rate Advances outstanding hereunder on the dates and in the amounts specified in the Credit Agreement for such Bid Rate Advances in strict accordance with the terms thereof.

     This Bid Facility Note may be prepaid in whole or in part in accordance with the terms and conditions of the Credit Agreement.

     In case an Event of Default shall occur and be continuing, the principal of and all accrued interest on this Bid Facility Note may automatically become, or be declared, due and payable in the manner and with the effect provided in the Credit Agreement. Intermet agrees to pay, and save the Lender harmless against any liability for the payment of, all reasonable out-of-pocket costs and expenses, including reasonable attorneys' fees actually incurred, arising in connection with the enforcement by the Lender of any of its rights under this Bid Facility Note or the Credit Agreement.

     This Bid Facility Note has been executed and delivered in Georgia and the rights and obligations of the Lender and Intermet hereunder shall be governed by and construed in accordance with the laws (without giving effect to the conflict of law principles thereof) of the State of Georgia.

     Intermet expressly waives any presentment, demand, protest or notice in connection with this Bid Facility Note, now or hereafter required by applicable law. TIME IS OF THE ESSENCE OF THIS BID FACILITY NOTE.

     IN WITNESS WHEREOF, Intermet has caused this Bid Facility Note to be executed and delivered under seal by its duly authorized officers as of the date first above written.

                                    INTERMET CORPORATION


                                    By:____________________________________
                                       Name:
                                       Title:


                                    Attest:________________________________
                                           Name:
                                           Title:

                                                        [CORPORATE SEAL]

                       ADVANCES AND PAYMENTS OF PRINCIPAL


                                                  Last Day of
                                 Amount of        Applicable     Notation
        Amount of  Interest       Prepaid          Interest        Made
Date     Advance     Rate        Principal          Period          By

                                   EXHIBIT C

                      FORM OF LETTER OF CREDIT APPLICATION

                                   EXHIBIT D

                           FORM OF BID REQUEST LETTER


SunTrust Bank, Atlanta, as
Agent for
the Lenders referred to below,
25 Park Place
Atlanta, Georgia 30303
                                                                       [Date]
Attention:

Ladies and Gentlemen:

     The undersigned, INTERMET CORPORATION (the "Borrower"), refers to the Third Amended and Restated Credit Agreement dated as of November __, 1996 (as amended, modified, extended or restated from time to time, the "Credit Agreement"), among the Borrower, the financial institutions party thereto as Lenders, SunTrust Bank, Atlanta, as Agent, and NBD Bank and First Union National Bank of North Carolina, as Co-Agents. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement. The Borrower hereby gives you notice pursuant to
Section 2.08(a) of the Credit Agreement that it requests a Bid Rate Loan or Bid Rate Loans under the Credit Agreement, and in that connection sets forth below the terms on which such Bid Rate Loan or Bid Rate Loans is or are requested to be made:

(A)  Date of Bid Rate Loan
     (which is a Business Day)              ______         ______

(B)  Interest Period and the last
     day thereof (1)                        ______         ______

(C)  Principal Amount of
     Bid Rate Loan (2)                      ______         ______


     Upon acceptance of any or all of the Bid Rate Advances offered by the Lenders in response to this request, the Borrower shall be deemed to have represented and warranted that the

____________________

(1) Which shall be subject to the definition of "Interest Period" and end not later than the Maturity Date.

(2) Not less than $1,000,000 (and in integral multiples of $100,000) nor greater than the lesser of (1) the amount by which $100,000,000 exceeds the aggregate outstanding amount of Bid Rate Loans and (2) the amount by which the sum of the Commitments exceeds the sum of the outstanding principal amount of the Loans.

conditions to lending specified in Section 4.02 of the Credit Agreement have been satisfied.

                                     Very truly yours,

                                     INTERMET CORPORATION

                                     By:____________________________________
                                        Title: [Responsible Officer]

                                   EXHIBIT E

                       FORM OF BID REQUEST INVITE LETTER


[Name of Lender]
[Address]
                                                                        [Date]
Ladies and Gentlemen:

     Reference is made to the Third Amended and Restated Credit Agreement dated as of November __, 1996 (as it may be amended, modified, extended or restated from time to time, the "Credit Agreement"), among INTERMET CORPORATION (the "Borrower"), the financial institutions party thereto as Lenders, SunTrust
Bank, Atlanta, as Agent, and NBD Bank and First Union National Bank of North Carolina, as Co-Agents. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement. The Borrower made a Bid Rate Bid Request on __________ ___, 19__ , pursuant to Section 2.08(a) of the Credit Agreement, and in that connection you are invited to submit a Bid Rate Bid or Bid Rate Bids by [Date]/[Time].(1) Each of your Bid Rate Bids must comply with Section 2.08(b) of the Credit Agreement and the terms set forth below on which the Bid Rate Bid Request was made:

(A)  Date of Bid Rate Loan
     (which is a Business Day)                    ______   ______

(B)  Interest Period and the last
     day thereof                                  ______   ______

(C)  Principal Amount of
     Bid Rate Loan                                $_____   $_____

(E)  Interest rate                                ______%  ______%


                                                  Very truly yours,

                                                  SUNTRUST BANK, ATLANTA, as
                                                  Agent

                                                  By:__________________________
                                                     Title:


______________________

(1) Each Bid Rate Bid must be received by the Agent not later than 12:00 noon, Atlanta, Georgia time, on the Business Day of a proposed Bid Rate Loan.

                                   EXHIBIT F

                          FORM OF BID RATE BID LETTER


SunTrust Bank, Atlanta, as
Agent for
the Lenders referred to below,
25 Park Place
Atlanta, Georgia  30303
                                                                         [Date]
Attention:

Ladies and Gentlemen:

     The undersigned, [Name of Lender], refers to the Third Amended and Restated Credit Agreement dated as of November __, 1996 (as it may hereafter be amended, modified, extended or restated from time to time, the "Credit Agreement"), among INTERMET CORPORATION (the "Borrower"), the financial institutions party thereto as Lenders, SunTrust Bank, Atlanta, as Agent, and NBD Bank and First Union National Bank of North Carolina, as Co-Agents. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement. The undersigned hereby makes a Bid Rate Bid or Bid Rate Bids, as the case may be, pursuant to
Section 2.08(b) of the Credit Agreement, in response to the Bid Rate Bid Request made by the Borrower on _____________, 19___, and in that connection sets forth below the terms on which such Bid Rate Bid or Bid Rate Bids is or are made:

(A)  Interest Period and last
     day thereof                             ______           ______

(B)  Principal Amount (1)                    $_____           $_____

(C)  Bid Rate                                ______           ______


     [In the event bids are accepted for more than one Interest Period in respect of which bids are set forth above, the aggregate principal amount of Bid Rate Advances made pursuant to Bid Rate Bids submitted hereby shall not exceed $_______ (2)].


______________________

     (1) Not less than $1,000,000 or greater than the requested Bid Rate Loan and in integral multiples of $100,000. Multiple bids will be accepted by the Agent not to exceed two.

     (2)  Not less than $1,000,000 and in integral multiples of $100,000.

     The undersigned hereby confirms that it is prepared, subject to the conditions set forth in the Credit Agreement to extend credit to the Borrower upon acceptance by the Borrower of this bid in accordance with Section 2.08(d) of the Credit Agreement.

                                        Very truly yours,

                                        [NAME OF LENDER]

                                        By:______________________________
                                           Title:

                                   EXHIBIT G

                        FORM OF BID ACCEPT/REJECT LETTER


SunTrust Bank, Atlanta, as
Agent for
the Lenders referred to below
25 Park Place
Atlanta, Georgia  30303

Attention:

Ladies and Gentlemen:

     The undersigned, INTERMET CORPORATION (the "Borrower"), refers to the Third Amended and Restated Credit Agreement dated as of November __, 1996 (as it may hereafter be amended, modified, extended or restated from time to time, the "Credit Agreement"), among the Borrower, the financial institutions party thereto as Lenders, SunTrust Bank, Atlanta, as Agent, and NBD Bank and First Union National Bank of North Carolina, as Co-Agents. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.

     In accordance with Section 2.08(c) of the Credit Agreement, we have received a summary of bids in connection with our Bid Rate Bid Request dated _______ ___, 19__ and in accordance with Section 2.08(d) of the Credit Agreement, we hereby accept the following bids for the Interest Periods specified below:

1.   Interest Period commencing [date] and ending [date]

     Aggregate Principal Amount of Bids Accepted, if in Excess of Aggregate Amount Requested in Bid Rate Bid Request, is $_______.(1)

     Accepted Bids:


                    Principal Amount  Interest Rate        Lender

                           $                    __%
                           $                    __%



[2.   Interest Period commencing [date] and ending [date]


______________________

(1)   Must be prorated amongst Lenders as provided in Section 2.08(d).

      Aggregate Principal Amount of Bids Accepted, if in Excess of Aggregate Amount Requested in Bid Rate Bid Request, is $_________.(2)

      Accepted Bids:

                    Principal Amount  Interest Rate        Lender

                           $                    __%
                           $                    __%


                                                                             ]

     All Bid Rate Bids received but not listed above as accepted are hereby deemed rejected.

     [Insert special instructions, if any, with respect to the apportionment of the Borrower's acceptance among bids by a Lender for different Interest Periods]


                                      Very truly yours,

                                      INTERMET CORPORATION



                                      By:_______________________________
                                         Name:
                                         Title:



______________________

(2)   Must be prorated amongst Lenders as provided in Section 2.08(d).

                                   EXHIBIT H

               AMENDED AND RESTATED SUBSIDIARY GUARANTY AGREEMENT



     This AMENDED AND RESTATED SUBSIDIARY GUARANTY AGREEMENT (this "Guaranty"), dated as of November __, 1996, made by LYNCHBURG FOUNDRY COMPANY, a corporation organized and existing under the laws of the Commonwealth of Virginia, IRONTON IRON, INC., a corporation organized and existing under the laws of the State of Ohio, NORTHERN CASTINGS CORPORATION, a corporation organized and existing under the laws of the State of Georgia, INTERMET INTERNATIONAL, INC., a corporation organized and existing under the laws of the State of Georgia, ALEXANDER CITY CASTINGS COMPANY, INC. a corporation organized and existing under the laws of the State of Alabama, and NEW RIVER CASTINGS COMPANY, a corporation organized and existing under the laws of the State of Delaware (the foregoing corporations individually a "Guarantor" and collectively the "Guarantors"), in favor of SUNTRUST BANK, ATLANTA, a Georgia banking corporation (formerly known as Trust Company Bank; the "Agent"), in its capacity as agent for banks and other lending institutions parties to the Credit Agreement (as hereinafter defined) and each assignee thereof becoming a "Lender" as provided therein (the "Lenders"), and NBD BANK and FIRST UNION NATIONAL BANK OF NORTH CAROLINA, in their capacities as co-agents for the Lenders (the "Co-Agents"); the Lenders, the Agent and the Co-Agents being collectively referred to herein as the "Guaranteed Parties");


                              W I T N E S S E T H:



     WHEREAS, Intermet Corporation, a corporation organized and existing under the laws of the State of Georgia ("Intermet"), the Lenders, the Agent and certain other financial institutions entered into that certain Amended and Restated Credit Agreement dated as of August 21, 1995 as further amended and restated pursuant to that Second Amended and Restated Credit Agreement dated as of February 23, 1996 (as amended through the date hereof, the "Prior Credit Agreement") providing certain credit facilities to Intermet;

     WHEREAS, Intermet has requested, and the Agent and Lenders have agreed, to extend certain of the credit facilities provided in the Prior Credit Agreement and to amend certain other provisions thereof and to change the lending group thereunder;

     WHEREAS, Intermet, the Lenders, the Co-Agents and the Agent have entered into that certain Third Amended and Restated Credit Agreement dated as of November __, 1996 (as the same may hereafter be amended, restated, supplemented or otherwise modified from time to time, and including all schedules, riders, and supplements thereto, the "Credit Agreement";

terms defined therein and not otherwise defined herein being used herein as therein defined)

     WHEREAS, Intermet owns, directly or indirectly, all or a majority of the outstanding capital stock of each of the Guarantors;

     WHEREAS, Intermet and Guarantors share an identity of interest as members of a consolidated group of companies engaged in substantially similar businesses with Intermet providing certain centralized financial, accounting and management services to each of the Guarantors;

     WHEREAS, the Guarantors have previously executed and delivered on Amended and Restated Guaranty in favor of the Lenders and the Agent dated as of February 23, 1996 guaranteeing the obligations of Intermet under the Prior Credit Agreement to the Lenders, the Agent and the other financial institutions party thereto;

     WHEREAS, consummation of the transactions pursuant to the Credit Agreement will enhance the overall financial strength and stability of Intermet's entire corporate group, including the Guarantors;

     WHEREAS, it is a condition precedent to the Lenders' obligations to enter into the Credit Agreement and to make extensions of credit thereunder that Guarantors execute and deliver this Guaranty, and Guarantors desire to execute and deliver this Guaranty to satisfy such condition precedent;

     NOW, THEREFORE, in consideration of the premises and in order to induce the Lenders to enter into and perform their obligations under the Credit Agreement, the Guarantors hereby jointly and severally agree as follows:

     SECTION 1. GUARANTY. The Guarantors hereby jointly and severally, irrevocably and unconditionally, guarantee the punctual payment when due, whether at stated maturity, by acceleration or otherwise, of all Loans and all other Obligations owing by Intermet to the Lenders or the Agent, or any of them, under the Credit Agreement, the Notes and the other Credit Documents, including, without limitation, all renewals, extensions, modifications and refinancings thereof, now or hereafter owing, whether for principal, interest, fees, expenses or otherwise, and any and all reasonable out-of-pocket expenses (including reasonable attorneys' fees actually incurred and expenses) incurred by the Agent in enforcing any rights under this Guaranty and the Letter of Credit Obligations (collectively, the "Guaranteed Obligations"), including without limitation, all interest which, but for the filing of a petition in bankruptcy with respect to Intermet, would accrue on any principal portion of the Guaranteed Obligations. Any and all payments by the Guarantors hereunder shall be made free and clear of and without deduction for any set-off, counterclaim, or withholding so that, in each case, each Guaranteed Party will receive, after giving effect to any Taxes (as such term is defined in the Credit Agreement, but excluding Taxes imposed on overall net income of the Guaranteed Party to the same extent as excluded pursuant to the Credit Agreement), the full amount that it would otherwise be entitled to receive with respect to the Guaranteed Obligations (but without duplication of amounts for Taxes already included in the Guaranteed Obligations). The Guarantors acknowledge and agree that this is a guarantee of payment when due, and not of collection, and that this Guaranty may be enforced up to the full amount of the Guaranteed Obligations without proceeding against Intermet, against any security for the Guaranteed Obligations, against any other Guarantor or under any other guaranty covering any portion of the Guaranteed Obligations.

     SECTION 2. GUARANTY ABSOLUTE. The Guarantors guarantee that the Guaranteed Obligations will be paid strictly in accordance with the terms of the Credit Documents, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of any Guaranteed Party with respect thereto. The liability of each Guarantor under this Guaranty shall be absolute and unconditional in accordance with its terms and shall remain in full force and effect without regard to, and shall not be released, suspended, discharged, terminated or otherwise affected by, any circumstance or occurrence whatsoever, including, without limitation, the following (whether or not such Guarantor consents thereto or has notice thereof):

           (a) any change in the time, place or manner of payment of, or in any other term of, all or any of the Guaranteed Obligations, any waiver, indulgence, renewal, extension, amendment or modification of or addition, consent or supplement to or deletion from or any other action or inaction under or in respect of the Credit Agreement, the other Credit Documents, or any other documents, instruments or agreements relating to the Guaranteed Obligations or any other instrument or agreement referred to therein or any assignment or transfer of any thereof;

           (b) any lack of validity or enforceability of the Credit Agreement, the other Credit Documents, or any other document, instrument or agreement referred to therein or any assignment or transfer of any thereof;

           (c) any furnishing to the Guaranteed Parties of any additional security for the Guaranteed Obligations, or any sale, exchange, release or surrender of, or realization on, any security for the Guaranteed Obligations;

           (d) any settlement or compromise of any of the Guaranteed Obligations, any security therefor, or any liability of any other party with respect to the Guaranteed Obligations, or any subordination of the payment of the Guaranteed Obligations to the payment of any other liability of Intermet;

           (e) any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation or other like proceeding relating to any Guarantor or Intermet, or any action taken with respect to this Guaranty by any trustee or receiver, or by any court, in any such proceeding;

           (f) any nonperfection of any security interest or lien on any collateral, or any amendment or waiver of or consent to departure from any guaranty or security, for all or any of the Guaranteed Obligations;

           (g) any application of sums paid by Intermet or any other Person with respect to the liabilities of Intermet to the Guaranteed Parties, regardless of what liabilities of Intermet remain unpaid;

           (h) any act or failure to act by any Guaranteed Party which may adversely affect a Guarantor's subrogation rights, if any, against Intermet to recover payments made under this Guaranty; and

           (i) any other circumstance which might otherwise constitute a defense available to, or a discharge of, any Guarantor.

If claim is ever made upon any Guaranteed Party for repayment or recovery of any amount or amounts received in payment or on account of any of the Guaranteed Obligations, and any Guaranteed Party repays all or part of said amount by reason of (a) any judgment, decree or order of any court or administrative body having jurisdiction over the Guaranteed Party or any of its property, or (b) any settlement or compromise of any such claim effected by the Guaranteed Party with any such claimant (including Intermet or a trustee in bankruptcy for Intermet), then and in such event the Guarantors agree that any such judgment, decree, order, settlement or compromise shall be binding on it, notwithstanding any revocation hereof or the cancellation of the Credit Agreement, the other Credit Documents, or any other instrument evidencing any liability of Intermet, and the Guarantors shall be and remain liable to the Guaranteed Party for the amounts so repaid or recovered to the same extent as if such amount had never originally been paid to the Guaranteed Party.

     SECTION 3. WAIVER. The Guarantors hereby waive notice of acceptance of this Guaranty, notice of any liability to which it may apply, and further waive presentment, demand of payment, protest, notice of dishonor or nonpayment of any such liabilities, suit or taking of other action by the Guaranteed Parties against, and any other notice to, Intermet or any other party liable with respect to the Guaranteed Obligations (including the Guarantors or any other Person executing a guaranty of the obligations of Intermet).

     SECTION 4. WAIVER OF SUBROGATION; CONTRIBUTION. No Guarantor will exercise any rights against the Intermet which it may acquire by way of subrogation or contribution, by any payment made hereunder or otherwise and each of the Guarantors hereby expressly waives any claim, right or remedy which the Guarantors may now have or hereafter acquire against the Intermet that arises hereunder and/or from the performance by the Guarantors hereunder, including, without limitation, any claim, right or remedy of any Guaranteed Party against the Intermet or any security which any Guaranteed Party now has or hereafter acquires, whether or not such claim, right or remedy arises in equity, under contract, by statute, under color of law or otherwise unless and until the Guaranteed Obligations have been indefeasibly paid in full.

     In the event that any Guarantor (the "Funding Guarantor") shall make any payment or payments under this Guaranty or shall suffer any loss as a result of any realization upon any collateral granted by it to secure its obligations hereunder, each other Guarantor (each, a "Contributing Guarantor") hereby agrees to contribute to the Funding Guarantor an amount equal to such Contributing Guarantor's pro rata share of such payment or payments made, or losses suffered, by such Funding Guarantor determined by reference to the ratio of (a) the dollar amount of the percentage of each such Contributing Guarantor's Net Assets (without giving effect to any right to receive any contribution or subrogation or obligation to make any contribution hereunder), to (b) the sum of the Net Assets of all Guarantors (including the Funding Guarantor) hereunder (without giving effect to any right to receive contribution or subrogation hereunder or any obligation to make any contribution hereunder); provided, that the Contributing Guarantor shall not be obligated to make any such payment to the Funding Guarantor if the Contributing Guarantor is not solvent at the time of such contribution or if the Contributing Guarantor would be rendered not solvent as a result thereof. Nothing in this Section shall affect each Guarantor's several liability for the entire amount of the Guaranteed Obligations, subject only to the limitations
set forth in Section 15.   For the purposes of this Section 4, (x) the "Net
Assets" of any Guarantor shall mean the highest amount, as of any Determination Date, by which (A) the aggregate present fair saleable value of the assets of such Guarantor exceeds (B) the amount of all the debts and liabilities of such Guarantor (including contingent, subordinated, unmatured and unliquidated liabilities, but excluding the obligations of such Guarantor hereunder), and
(y) "Determination Date" shall mean each of (1) the Closing Date, (2) the date of commencement of a case under the Bankruptcy Code in which a Guarantor is a debtor, and (3) the date enforcement hereunder is sought with respect to such Guarantor. Each Funding Guarantor covenants and agrees that its right to receive any contribution from any Contributing Guarantor hereunder shall be subordinated and junior in right of payment in full of all of the Guaranteed Obligations.

     SECTION 5. SEVERABILITY. Any provision of this Guaranty which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     SECTION 6. AMENDMENTS, ETC. No amendment or waiver of any provision of this Guaranty nor consent to any departure by a Guarantor therefrom shall in any event be effective unless the same shall be in writing executed by the Agent.

     SECTION 7. NOTICES. All notices and other communications provided for hereunder shall be given in the manner specified in the Credit Agreement
(i) in the case of the Agent, at the address specified for the Agent in the Credit Agreement, and (ii) in the case of the Guarantors, at the respective addresses specified for such Guarantors in this Guaranty.

     SECTION 8. NO WAIVER; REMEDIES. No failure on the part of the Agent or other Guaranteed Parties to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. No notice to or demand on any Guarantor in any case shall entitle such Guarantor to any other further notice or demand in any similar or other circumstances or constitute a waiver of the rights of the Agent or other Guaranteed Parties to any other or further action in any circumstances without notice or demand. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

     SECTION 9. RIGHT OF SET OFF. In addition to and not in limitation of all rights of offset that the Agent or other Guaranteed Parties may have under applicable law, the Agent or other Guaranteed Parties shall, upon the occurrence of any Event of Default and whether or not the Agent or other Guaranteed Parties have made any demand or the Guaranteed Obligations are matured, have the right to appropriate and apply to the payment of the Guaranteed Obligations, all deposits of any Guarantor (general or special, time or demand, provisional or final) then or thereafter held by and other indebtedness or property then or thereafter owing by the Agent or other Guaranteed Parties to any Guarantor, whether or not related to this Guaranty or any transaction hereunder. The Guaranteed Parties shall promptly notify the relevant Guarantor of any offset hereunder.

     SECTION 10.  CONTINUING GUARANTY; TRANSFER OF OBLIGATIONS.  This
Guaranty is a continuing guaranty and shall (i) remain in full force and effect until payment in full of the Guaranteed Obligations and all other amounts payable under this Guaranty and the termination of the Total Commitments, (ii) be binding upon each Guarantor, its successors and assigns, and (iii) inure to the benefit of and be enforceable by the Agent, its successors, transferees and assigns, for the benefit of the Guaranteed Parties.

     SECTION 11. GOVERNING LAW; APPOINTMENT OF AGENT FOR SERVICE OF PROCESS; SUBMISSION TO JURISDICTION; WAIVER OF JURY TRIAL.

     (a) THIS GUARANTY AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAWS OF THE STATE OF GEORGIA (WITHOUT GIVING EFFECT TO THE CONFLICT OF LAW PRINCIPLES THEREOF).

     (b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS GUARANTY OR OTHERWISE RELATED HERETO MAY BE BROUGHT IN THE SUPERIOR COURT OF FULTON COUNTY OF THE STATE OF GEORGIA OR OF THE UNITED STATES OF AMERICA FOR THE NORTHERN DISTRICT OF GEORGIA, AND, BY EXECUTION AND DELIVERY OF THIS GUARANTY, EACH GUARANTOR HEREBY CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE

JURISDICTION OF THE AFORESAID COURTS SOLELY FOR THE PURPOSE OF ADJUDICATING ITS RIGHTS OR THE RIGHTS OF THE AGENT AND OTHER GUARANTEED PARTIES WITH RESPECT TO THIS GUARANTY OR ANY DOCUMENT RELATED HERETO. EACH GUARANTOR HEREBY IRREVOCABLY DESIGNATES CSC/PRENTICE HALL, INC. AS THE DESIGNEE, APPOINTEE AND AGENT OF SUCH GUARANTOR TO RECEIVE, FOR AND ON BEHALF OF SUCH GUARANTOR, SERVICE OF PROCESS IN SUCH JURISDICTION IN ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS GUARANTY OR ANY DOCUMENT RELATED HERETO AND SUCH SERVICE SHALL BE DEEMED COMPLETED THIRTY DAYS AFTER MAILING THEREOF TO SAID AGENT. IT IS UNDERSTOOD THAT A COPY OF SUCH PROCESS SERVED ON SUCH AGENT WILL BE PROMPTLY FORWARDED BY SUCH LOCAL AGENT AND BY THE SERVER OF PROCESS BY MAIL TO THE RESPECTIVE GUARANTOR AT ITS ADDRESS SET FORTH HEREIN, BUT THE FAILURE OF SUCH GUARANTOR TO RECEIVE SUCH COPY SHALL NOT, TO THE EXTENT PERMITTED BY APPLICABLE LAW, AFFECT IN ANY WAY THE SERVICE OF SUCH PROCESS. EACH GUARANTOR HEREBY IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH RESPECTIVE JURISDICTIONS IN RESPECT OF THIS GUARANTY OR ANY DOCUMENT RELATED THERETO. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE AGENT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST ANY GUARANTOR IN ANY OTHER JURISDICTION.

     (c) TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH GUARANTOR HEREBY IRREVOCABLY WAIVES ALL RIGHT OF TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR IN CONNECTION WITH THIS GUARANTY OR ANY OTHER CREDIT DOCUMENT OR ANY MATTER ARISING IN CONNECTION HEREUNDER OR THEREUNDER.

     SECTION 12.  SUBORDINATION OF INTERMET'S OBLIGATIONS TO THE
GUARANTORS. As an independent covenant, each Guarantor hereby expressly covenants and agrees for the benefit of the Agent and other Guaranteed Parties that all obligations and liabilities of Intermet to such Guarantor of whatsoever description including, without limitation, all intercompany receivables of such Guarantor from Intermet ("Junior Claims") shall be subordinate and junior in right of payment to all obligations of Intermet to the Agent and other Guaranteed Parties under the terms of the Credit Agreement and the other Credit Documents ("Senior Claims").

     If an Event of Default shall occur, then, unless and until such Event of Default shall have been cured, waived, or shall have ceased to exist, no direct or indirect payment (in cash, property, securities by setoff or otherwise) shall be made by Intermet to any Guarantor on account of or in any manner in respect of any Junior Claim except such payments and distributions the proceeds of which shall be applied to the payment of Senior Claims.

     In the event of a Proceeding (as hereinafter defined), all Senior Claims shall first be paid in full before any direct or indirect payment or distribution (in cash, property, securities by setoff or otherwise) shall be made to any Guarantor on account of or in any manner in respect of any Junior Claim except such payments and distributions the proceeds of which shall be applied to the payment of Senior Claims. For the purposes of the previous sentence, "Proceeding" means Intermet or any Guarantor shall commence a voluntary case concerning itself under the Bankruptcy Code or any other applicable bankruptcy laws; or any involuntary case is commenced against Intermet or any Guarantor; or a custodian (as defined in the Bankruptcy Code or any other applicable bankruptcy laws) is appointed for, or takes charge of, all or any substantial part of the property of Intermet or any Guarantor, or Intermet or any Guarantor commences any other proceedings under any reorganization arrangement, adjustment of debt, relief of debtor, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to Intermet or any Guarantor, or any such proceeding is commenced against Intermet or any Guarantor, or Intermet or any Guarantor is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or Intermet or any Guarantor suffers any appointment of any custodian or the like for it or any substantial part of its property; or Intermet or any Guarantor makes a general assignment for the benefit of creditors; or Intermet or any Guarantor shall fail to pay, or shall state that it is unable to pay, or shall be unable to pay, its debts generally as they become due; or Intermet or any Guarantor shall call a meeting of its creditors with a view to arranging a composition or adjustment of its debts; or Intermet or any Guarantor shall by any act or failure to act indicate its consent to, approval of or acquiescence in any of the foregoing; or any corporate action shall be taken by Intermet or any Guarantor for the purpose of effecting any of the foregoing.

     In the event any direct or indirect payment or distribution is made to a Guarantor in contravention of this Section 12, such payment or distribution shall be deemed received in trust for the benefit of the Agent and other Guaranteed Parties and shall be immediately paid over to the Agent for application against the Guaranteed Obligations in accordance with the terms of the Credit Agreement.

     Each Guarantor agrees to execute such additional documents as the Agent may reasonably request to evidence the subordination provided for in this
Section 12.

     SECTION 13. JUDGMENT CURRENCY. (a) The Guarantors' obligations hereunder to make payments in a particular currency (the "Obligation Currency") shall not be discharged or satisfied by any tender or recovery pursuant to any judgment expressed in or converted into any currency other than the Obligation Currency, except to the extent that such tender or recovery results in the effective receipt by the Guaranteed Parties of the full amount of the Obligation Currency expressed to be payable under this Guaranty or the Credit Agreement. If for the purpose of obtaining or enforcing judgment against any Guarantor in any court or in any jurisdiction, it becomes necessary to convert into or from any currency other than the Obligation Currency (such other currency being hereinafter referred to as the "Judgment Currency") an amount due in the Obligation Currency, the conversion shall be made, at the currency equivalent determined, in each case, as on the day immediately preceding the day on which the judgment is given (such Business Day being hereafter referred to as the "Judgment Currency Conversion Date").

     (b) If there is a change in the rate of exchange prevailing between the Judgment Currency Conversion Date and the date of actual payment of the amount due, the Guarantors covenant and agree to pay, or cause to be paid, such additional amounts, if any (but in any event not a lesser amount), as may be necessary to ensure that the amount paid in the Judgment Currency, when converted at the rate of exchange prevailing on the date of payment, will produce the amount of the Obligation Currency which could have been purchased with the amount of Judgment Currency stipulated in the judgment or judicial award at the rate of exchange prevailing on the Judgment Currency Conversion Date.

     (c) For purposes of determining the currency equivalent for this Section, such amounts shall include any premium and costs payable in connection with the purchase of the Obligation Currency.

     (d) If the Obligation Currency is U.S. Dollars, the currency equivalent shall be the Dollar Equivalent.

     SECTION 14. AUTOMATIC ACCELERATION IN CERTAIN EVENTS. Upon the occurrence of an Event of Default specified in Section 10.07 of the Credit Agreement, all Guaranteed Obligations shall automatically become immediately due and payable by the Guarantors, without notice or other action on the part of the Agent or other Guaranteed Parties, and regardless of whether payment of the Guaranteed Obligations by Intermet has then been accelerated. In addition, if any event of the types described in Section 10.07 of the Credit Agreement should occur with respect to any Guarantor, then the Guaranteed Obligations shall automatically become immediately due and payable by such Guarantor, without notice or other action on the part of the Agent or other Guaranteed Parties, and regardless of whether payment of the Guaranteed Obligations by Intermet has then been accelerated.

     SECTION 15. SAVINGS CLAUSE. (a) It is the intent of each Guarantor and the Guaranteed Parties that each Guarantor's maximum obligations hereunder shall be, but not in excess of:

           (i) in a case or proceeding commenced by or against such Guarantor under the Bankruptcy Code on or within one year from the date on which any of the Guaranteed Obligations are incurred, the maximum amount which would not otherwise cause the Guaranteed Obligations (or any other obligations of such Guarantor to the Guaranteed Parties) to be avoidable or unenforceable against such Guarantor under (A) Section 548 of the Bankruptcy Code or (B) any state fraudulent transfer or fraudulent conveyance act or statute applied in such case or proceeding by virtue of
      Section 544 of the Bankruptcy Code; or

           (ii) in a case or proceeding commenced by or against such Guarantor under the Bankruptcy Code subsequent to one year from the date on which any of the Guaranteed Obligations are incurred, the maximum amount which would not otherwise cause the Guaranteed Obligations (or any other obligations of the Guarantor to the Guaranteed Parties) to be avoidable or unenforceable against such Guarantor under any state fraudulent transfer or fraudulent conveyance act or statute applied in any such case or proceeding by virtue of Section 544 of the Bankruptcy Code; or

           (iii) in a case or proceeding commenced by or against such Guarantor under any law, statute or regulation other than the Bankruptcy Code (including, without limitation, any other bankruptcy, reorganization, arrangement, moratorium, readjustment of debt, dissolution, liquidation or similar debtor relief laws), the maximum amount which would not otherwise cause the Guaranteed Obligations (or any other obligations of such Guarantor to the Guaranteed Parties) to be avoidable or unenforceable against such Guarantor under such law, statute or regulation including, without limitation, any state fraudulent transfer or fraudulent conveyance act or statute applied in any such case or proceeding.

(The substantive laws under which the possible avoidance or unenforceability of the Guaranteed Obligations (or any other obligations of such Guarantor to the Guaranteed Parties) shall be determined in any such case or proceeding shall hereinafter be referred to as the "Avoidance Provisions").

           (b) To the end set forth in Section 15(a), but only to the extent that the Guaranteed Obligations would otherwise be subject to avoidance under the Avoidance Provisions if such Guarantor is not deemed to have received valuable consideration, fair value or reasonably equivalent value for the Guaranteed Obligations, or if the Guaranteed Obligations would render the Guarantor insolvent, or leave the Guarantor with an unreasonably small capital to conduct its business, or cause the Guarantor to have incurred debts (or to have intended to have incurred debts) beyond its ability to pay such debts as they mature, in each case as of the time any of the Guaranteed Obligations are deemed to have been incurred under the Avoidance Provisions and after giving effect to contribution as among Guarantors, the maximum Guaranteed Obligations for which such Guarantor shall be liable hereunder shall be reduced to that amount which, after giving effect thereto, would not cause the Guaranteed Obligations (or any other obligations of such Guarantor to the Guaranteed Parties), as so reduced, to be subject to avoidance under the Avoidance Provisions. This Section 15(b) is intended solely to preserve the rights of the Guaranteed Parties hereunder to the maximum extent that would not cause the Guaranteed Obligations of any Guarantor to be subject to avoidance under the

      Avoidance Provisions, and neither such Guarantor nor any other Person shall have any right or claim under this Section 15 as against the Guaranteed Parties that would not otherwise be available to such Person under the Avoidance Provisions.

           (c) None of the provisions of this Section 15 are intended in any manner to alter the obligations of any holder of Subordinated Debt or the rights of the holders of "senior indebtedness" as provided by the terms of the Subordinated Debt. Accordingly, it is the intent of each of the Guarantors that, in the event that any payment or distribution is made with respect to the Subordinated Debt prior to the payment in full of the Guaranteed Obligations by virtue of the provisions of this Section 15, in any case or proceeding of the kinds described in clauses (i)-(iii) of
      Section 15(a), the holders of the Subordinated Debt shall be obligated to pay or deliver such payment or distribution to or for the benefit of the Guaranteed Parties. Furthermore, in respect of the Avoidance Provisions, it is the intent of each Guarantor that the subrogation rights of the holders of Subordinated Debt with respect to the obligations of the Guarantor under this Guaranty, be subject in all respects to the provisions of Section 15(b).

     SECTION 16. INFORMATION. Each of the Guarantors assumes all responsibility for being and keeping itself informed of Intermet's financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations and the nature, scope and extent of the risks that such Guarantor assumes and incurs hereunder, and agrees that none of the Guaranteed Parties will have any duty to advise any of the Guarantors of information known to it or any of them regarding such circumstances or risks.

     SECTION 17. REPRESENTATIONS AND WARRANTIES. Each Guarantor represents and warrants as to itself that all representations and warranties relating to it contained in Sections 5.01 through 5.06 of the Credit Agreement are true and correct.

     SECTION 18. SURVIVAL OF AGREEMENT. All agreements, representations and warranties made herein shall survive the execution and delivery of this Guaranty and the Credit Agreement, the making of the Loans and the execution and delivery of the Notes and the other Credit Documents.

     SECTION 19. COUNTERPARTS. This Guaranty and any amendments, waivers, consents or supplements may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.

     SECTION 20. CURRENCY OF PAYMENT. All payments to be made by the Guarantors hereunder shall be made in the relevant currency or currencies in which the Guaranteed Obligations are denominated in immediately available funds. If any Guarantor is unable for any reason to effect payment of any of the Guaranteed Obligations in the currency in which such Guaranteed Obligations are denominated, the Guaranteed Parties may, at their option, require such payment to be made in the Dollar Equivalent of such currency. If in any case where any of the Guarantors shall make any such payment in the Dollar Equivalent, the Guarantors agree to hold the Guaranteed Parties harmless from any loss incurred by the Lenders arising from any change in the value of Dollars in relation to such currency between the date such payment became due and the date of payment thereof.

     SECTION 21. ADDITIONAL GUARANTORS. Upon execution and delivery by any Subsidiary of Intermet of an instrument in the form of Annex 1, such Subsidiary of Intermet shall become a Guarantor hereunder with the same force and effect as if originally named a Guarantor herein (each an "Additional Guarantor"). The execution and delivery of any such instrument shall not require the consent of any Guarantor hereunder. The rights and obligations of each Guarantor hereunder shall remain in full force and effect notwithstanding the addition of any Additional Guarantor as a party to this Guaranty.

     IN WITNESS WHEREOF, each Guarantor and the Agent have caused this Guaranty to be duly executed and delivered by their respective duly authorized officers as of the date first above written.



Address for Notices:             LYNCHBURG FOUNDRY COMPANY
                                 (a "Guarantor")
c/o Intermet Corporation
5445 Corporate Drive
Suite 200                        By:
Troy, Michigan 48098                Title:
Attn: Doretha J. Christoph

                                 Attest:
                                        Title:

                                                       [CORPORATE SEAL]


Address for Notices:             IRONTON IRON, INC.
                                 (a "Guarantor")
c/o Intermet Corporation
5445 Corporate Drive
Suite 200                        By:
Troy, Michigan 48098                Title:
Attn: Doretha J. Christoph

                                 Attest:
                                        Title:

                                                       [CORPORATE SEAL]


Address for Notices:             NORTHERN CASTINGS CORPORATION
                                 (a "Guarantor")
c/o Intermet Corporation
5445 Corporate Drive
Suite 200                        By:
Troy, Michigan 48098                Title:
Attn: Doretha J. Christoph

                                 Attest:

                                 Title:

                                                       [CORPORATE SEAL]


Address for Notices:             INTERMET INTERNATIONAL, INC.
                                 (a "Guarantor")
c/o Intermet Corporation
5445 Corporate Drive
Suite 200                        By:
Troy, Michigan 48098                Title:
Attn: Doretha J. Christoph

                                 Attest:
                                        Title:

                                                       [CORPORATE SEAL]


Address for Notices:             ALEXANDER CITY CASTINGS COMPANY,
INC. (a "Guarantor")
c/o Intermet Corporation
5445 Corporate Drive
Suite 200                        By:
Troy, Michigan 48098                Title:
Attn: Doretha J. Christoph

                                 Attest:
                                        Title:


Address for Notices:             NEW RIVER CASTINGS COMPANY
                                 (a "Guarantor")
c/o Intermet Corporation
5445 Corporate Drive
Suite 200                        By:
Troy, Michigan 48098                Title:
Attn: Doretha J. Christoph

                                 Attest:
                                        Title:


                                                    [CORPORATE SEAL]

                                         SUNTRUST BANK, ATLANTA
                                         ("Agent")


                                         By:
                                            Title:


                                         By:
                                            Title:

SECTION 12 OF THE
FOREGOING GUARANTY
ACKNOWLEDGED AND
AGREED TO:


INTERMET CORPORATION


By:
   Title:

                                                                         ANNEX 1
                                   SUPPLEMENT
                            TO AMENDED AND RESTATED
                         SUBSIDIARY GUARANTY AGREEMENT


     THIS SUPPLEMENT TO AMENDED AND RESTATED SUBSIDIARY GUARANTY AGREEMENT (this "Supplement to Guaranty Agreement"), dated as of ___________, 19__, made by ______________________, a ________ corporation (the "Additional Guarantor"), in favor of SUNTRUST BANK, ATLANTA, a Georgia banking corporation (the "Agent"), in its capacity as agent for banks and other lending institutions parties to the Credit Agreement (as hereinafter defined) and each assignee thereof becoming a "Lender" as provided therein (the "Lenders") and NBD BANK and FIRST UNION NATIONAL BANK OF NORTH CAROLINA, in their capacities as co-agents for the Lenders (the "Co-Agents"; the Lenders, the Agent and the Co-Agents, being collectively referred to herein as the "Guaranteed Parties").


                              W I T N E S S E T H:


     WHEREAS, Intermet Corporation ("Intermet"), the Lenders, the Agent and the Co-Agents are parties to that certain Third Amended and Restated Credit Agreement, dated as of November __, 1996 (as the same may hereafter be amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement") pursuant to which the Lenders have made commitments to make loans to Intermet;

     WHEREAS, certain Subsidiaries (the "Subsidiary Guarantors") of Intermet have executed and delivered that certain Amended and Restated Subsidiary Guaranty Agreement dated as of November __, 1996 (the "Subsidiary Guaranty") pursuant to which the Subsidiary Guarantors have agreed to guarantee all of the obligations of Intermet under the Credit Agreement and the other Credit Documents (as defined in the Credit Agreement);

     WHEREAS, Intermet, the Subsidiary Guarantors and the Additional Guarantor share an identity of interests as members of a consolidated group of companies engaged in substantially similar businesses; Intermet provides certain centralized financial, accounting and management services to the Additional Guarantor; and the making of the loans will enhance the overall financial strength and stability of the Intermet's corporate group, including the Additional Guarantor;

     WHEREAS, it is a condition subsequent to the Lenders' obligation to make loans to Intermet under the Credit Agreement that the Additional Guarantor execute and deliver to the Agent this Supplement to Guaranty Agreement, and the Additional Guarantor desires to execute and deliver this Supplement to Guaranty Agreement to satisfy such condition subsequent;

      NOW, THEREFORE, in consideration of the premises and in order to induce the Lenders to make the loans to Intermet under the Credit Agreement, the Additional Guarantor hereby agrees as follows:

1. DEFINED TERMS. Capitalized terms not otherwise defined herein which are used in the Subsidiary Guaranty are used herein with the meanings specified for such terms in the Credit Agreement.

2. ADDITIONAL GUARANTOR. The Additional Guarantor agrees that it shall be and become a Guarantor for all purposes of the Subsidiary Guaranty and shall be fully liable thereunder to the Agent and other Guaranteed Parties to the same extent and with the same effect as though the Additional Guarantor had been one of the Guarantors originally executing and delivering the Subsidiary Guaranty. Without limiting the foregoing, the Additional Guarantor hereby jointly and severally (with respect to the guaranties made by the Subsidiary Guarantors under the Subsidiary Guaranty), irrevocably and unconditionally, guarantees the punctual payment when due, whether at stated maturity by acceleration of otherwise, of the Borrowings and all other Obligations (as defined in the Credit Agreement, and including all renewals, extensions, modifications and refinancings thereof, now or hereafter existing, whether for principal, interest, fees, expenses or otherwise, and any and all expenses (including reasonable attorneys' fees actually incurred and reasonable out-of-pocket expenses) incurred by the Agent and other Guaranteed Parties in enforcing any rights under the Subsidiary Guaranty (as supplemented hereby), subject, however, to the limitations expressly provided in the Subsidiary Guaranty in
Section 15 thereof. All references in the Subsidiary Guaranty to "Guarantors" or any "Guarantor" shall be deemed to include and to refer to the Additional Guarantor.

3.    GOVERNING LAW; APPOINTMENT OF AGENT FOR SERVICE OF PROCESS;
      SUBMISSION TO JURISDICTION; WAIVER OF JURY TRIAL.

      (a) THIS SUPPLEMENT TO GUARANTY AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAWS OF THE STATE OF GEORGIA (WITHOUT GIVING EFFECT TO THE CONFLICT OF LAW PRINCIPLES THEREOF).

      (b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS SUPPLEMENT TO GUARANTY AGREEMENT RELATED HERETO MAY BE BROUGHT IN THE SUPERIOR COURT OF FULTON COUNTY OF THE STATE OF GEORGIA OR OF THE UNITED STATES OF AMERICA FOR THE NORTHERN DISTRICT OF GEORGIA, AND, BY EXECUTION AND DELIVERY OF THIS SUPPLEMENT TO GUARANTY AGREEMENT, THE ADDITIONAL GUARANTOR HEREBY CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE JURISDICTION OF THE AFORESAID

COURTS SOLELY FOR THE PURPOSE OF ADJUDICATING ITS RIGHTS OR THE RIGHTS OF THE AGENT OR OTHER GUARANTEED PARTIES WITH RESPECT TO THIS SUPPLEMENT TO GUARANTY AGREEMENT OR ANY DOCUMENT RELATED HERETO. THE ADDITIONAL GUARANTOR HEREBY IRREVOCABLY DESIGNATES __________________________________________________
________________, AS THE DESIGNEE, APPOINTEE AND AGENT OF THE ADDITIONAL GUARANTOR TO RECEIVE, FOR AND ON BEHALF OF THE ADDITIONAL GUARANTOR, SERVICE OF PROCESS IN SUCH JURISDICTION IN ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS SUPPLEMENT TO GUARANTY AGREEMENT OR ANY DOCUMENT RELATED HERETO AND SUCH SERVICE SHALL BE DEEMED COMPLETED THIRTY (30) DAYS AFTER MAILING THEREOF TO SAID AGENT. IT IS UNDERSTOOD THAT A COPY OF SUCH PROCESS SERVED ON SUCH AGENT WILL BE PROMPTLY FORWARDED BY SUCH LOCAL AGENT AND BY THE SERVER OF PROCESS BY MAIL TO THE ADDITIONAL GUARANTOR AT ITS ADDRESS SET FORTH HEREIN, BUT THE FAILURE OF THE ADDITIONAL GUARANTOR TO RECEIVE SUCH COPY SHALL NOT, TO THE EXTENT PERMITTED BY APPLICABLE LAW, AFFECT IN ANY WAY THE SERVICE OF SUCH PROCESS. THE ADDITIONAL GUARANTOR HEREBY IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH RESPECTIVE JURISDICTIONS IN RESPECT OF THIS SUPPLEMENT TO GUARANTY AGREEMENT OR ANY DOCUMENT RELATED THERETO. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE AGENT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE ADDITIONAL GUARANTOR IN ANY OTHER JURISDICTION.

     (c) TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE ADDITIONAL GUARANTOR HEREBY IRREVOCABLY WAIVES ALL RIGHT OF TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR IN CONNECTION WITH THIS SUPPLEMENT TO GUARANTY AGREEMENT OR ANY OTHER CREDIT DOCUMENT OR ANY MATTER ARISING IN CONNECTION HEREUNDER OR THEREUNDER.

     IN WITNESS WHEREOF, the Additional Guarantor has caused this Supplement to Guaranty to be duly executed and delivered under seal by its duly authorized officers as of the date first above written.

Address for Notices:                     ADDITIONAL GUARANTOR:

                                         ____________________________________


                                         By:_________________________________
                                            Title:___________________________


                                         Attest:_____________________________
                                                Title:_______________________


                                                          [CORPORATE SEAL]

                                   EXHIBIT I

                          FORM OF CLOSING CERTIFICATE

                              CLOSING CERTIFICATE


     Pursuant to Section 4.01 of the Third Amended and Restated Credit Agreement dated as of November __, 1996 (the "Credit Agreement") among INTERMET CORPORATION, a Georgia corporation ("Intermet"), SUNTRUST BANK, ATLANTA, a Georgia banking corporation, as Agent, NBD BANK and FIRST UNION BANK OF NORTH CAROLINA, as Co-Agents, and the other banks and lending institutions listed on the signature pages thereto, the undersigned in their respective capacities as officers, directors, or authorized signatories of Intermet hereby certify to the Lenders, the Agent and the Co-Agents as follows (capitalized terms used herein having the same meanings as assigned to such terms in the Credit Agreement):

1. All representations and warranties contained in the Credit Agreement are true and correct in all material respects on and as of the date hereof.

2. After giving effect to the Loans to be made or deemed to be made to Intermet pursuant to the Credit Agreement on the date hereof, no Default or Event of Default has occurred and is continuing.

3. Since the date of the audited financial statements of the Consolidated Companies described in Section 5.14 of the Credit Agreement, there has been no change which has had or could reasonably be expected to have a Materially Adverse Effect.

4. Except as may be described on Schedule 5.05 of the Credit Agreement, no action or proceeding has been instituted or is pending before any court or other governmental authority, or, to the knowledge of Intermet, threatened (i) which reasonably could be expected to have a Materially Adverse Effect, or (ii) seeking to prohibit or restrict one or more Credit Party's ownership or operation of any portion of its businesses or assets, where such portion or portions of such businesses or assets, as the case may be, constitute a material portion of the total businesses or assets of the Consolidated Companies.

5. The Loans to be made on the date hereof are being used solely for the purposes provided in the Credit Agreement, and such Loans and use of proceeds thereof will not contravene, violate or conflict with, or involve the Agent or any Lender in a violation of, any law, rule, injunction, or regulation, or determination of any court of law or other governmental authority, applicable to Intermet.

6. The conditions precedent set forth in Sections 4.01 and 4.02 of the Credit Agreement have been or will be satisfied (or have been waived pursuant to the terms of the Credit Agreement) prior to or concurrently with the making of the Loans under the Credit Agreement on the date hereof.

7. The execution, delivery and performance by the Credit Parties of the Credit Documents will not violate any Requirement of Law or cause a breach or default under any of their respective Contractual Obligations.

8. Each of the Credit Parties has the corporate power and authority to make, deliver and perform the Credit Documents to which it is a party and has taken all necessary corporate action to authorize the execution, delivery and performance of such Credit Documents. No consents or authorization of, or filing with, any Person (including, without limitation, any governmental authority), is required in connection with the execution, delivery or performance by any Credit Party, or the validity or enforceability against any Credit Party, of the Credit Documents, other than such consents, authorizations or filings which have been made or obtained.

     This Certificate executed and delivered on behalf of Intermet this ____ day of November, 1996.



                                  Name:
                                  Title:

                                  EXHIBIT J-1

        FORM OF OPINION OF DICKINSON, WRIGHT, MOON, VAN DUSEN & FREEMAN

                                  EXHIBIT J-2

                     FORM OF OPINION OF KILPATRICK & CODY,
                            SPECIAL GEORGIA COUNSEL

                                   EXHIBIT K

             FORM OF AMENDED AND RESTATED ASSIGNMENT AND ACCEPTANCE


     Reference is made to that certain Third Amended and Restated Credit Agreement dated as of November __, 1996 (as may be amended, modified or supplemented to the date hereof, the "Credit Agreement"), among INTERMET CORPORATION as Borrower, the lenders listed on the signature pages thereof ("Lenders"), SUNTRUST BANK, ATLANTA, as Agent, and NBD BANK and FIRST UNION NATIONAL BANK OF NORTH CAROLINA, as Co-Agents. Terms defined in the Credit Agreement are used herein with the same meanings.

1. Assignor (as identified below) hereby sells and assigns to Assignee (as identified below), without recourse against Assignor, and Assignee hereby purchases and assumes from Assignor, without recourse against Assignor, effective as of the Effective Date hereinafter set forth, the interests set forth below (collectively, the "Assigned Interest"), in Assignor's rights and obligations under the Credit Agreement, including without limitation, the below specified [Revolving Loan Commitment] on the Effective Date, and the below specified [Revolving Loans] [Letter of Credit Obligations] [Bid Rate Loans] owing to Assignor that are outstanding on the Effective Date, together with unpaid interest accrued on the assigned Loans to the Effective Date, and the amount (if any) set forth below of the fees referred to in Section 3.05(b) and (c) of the Credit Agreement accrued to the Effective Date for the account of Assignor. From and after the Effective Date, (a) Assignee shall be a party to and be bound by the provisions of the Credit Agreement, and to the extent of the interest assigned by this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and under the Credit Documents (except for any such obligations that are due and payable on, or that become due and payable before, the effectiveness of this Assignment and Acceptance), and (b) Assignor shall, to the extent of its interest assigned by this Assignment and Acceptance and otherwise to the extent set forth in the foregoing clause (a), relinquish its rights and be released from its obligations under the Credit Agreement and the Credit Documents.

2. Each of the Assignor and the Assignee represents, warrants and agrees to and with the other and the Agent as follows: (i) Assignor warrants that it is the legal and beneficial owner of the interest being assigned hereby free and clear of any adverse claim and that its [Revolving Loan Commitment], and the outstanding balances of its [Loans] [Letter of Credit Obligations] under each Facility, in each case, without giving effect to assignments thereof which have not become effective, are as set forth below, (ii) except as set forth in (i), Assignor makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement, or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any other Credit Document or any instrument or documents furnished pursuant thereto, or the financial condition of

      Intermet or any other Credit Party or the performance or observance by any Credit Party of any of its obligations under the Credit Documents;
      (iii) the Assignee represents and warrants that it is legally authorized to enter into this Assignment and Acceptance; (iv) Assignee confirms that it has received a copy of the Credit Agreement, such financial statements and other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (v) Assignee agrees that it will perform its obligations as a Lender under the Credit Documents as required by the terms thereof; and
      (vi) Assignee appoints and authorizes the Agent to take such actions as agent on its behalf and to exercise such powers under the Credit Agreement and the other Credit Documents as are delegated to the Agent by the terms of the Credit Agreement and the other Credit Documents, together with such powers as are reasonably incidental thereto.


3. This Assignment and Acceptance is being delivered to the Agent, together with (i) the Notes evidencing the Loans included in the Assigned Interest, and (ii) a copy of the Assignment and Acceptance after it is duly executed by each of the Assignee and the Assignor.

4. This Assignment State of Georgia, without regard to the conflict of shall be governed laws principles thereof.




Date of Assignment:


Legal Name of Assignor:


Legal Name of Assignee:


Assignee's Address (Including Telex and Telecopy Numbers) for Notices:


Assignee's Lending Office:


Effective Date of Assignment (may not be fewer than five (5) Business Days after the date of the Assignment):


                                                     PERCENTAGE OF
                              PRINCIPAL AMOUNT        COMMITMENT
FACILITY                          ASSIGNED             ASSIGNED
--------                      ----------------       -------------

Revolving
Loan Facility                    $                            %

Letter of Credit
 Facility                              $              "

Bid Rate
 Facility                              $              "



     Immediately after giving effect to this Assignment:

     (a) The aggregate amount of the Revolving Loan Commitment of Assignor is ______________; or

     (b) The aggregate amount of the Letter of Credit Obligations of the Assignor is ____________________; or


     (c)  The aggregate amount of the Bid Rate Loans of the Assignor is
____________________.


The terms set forth herein are
hereby agreed to by
________________________, as Assignor.



By:  _________________________________
     Name:
     Title:
     As Assignor


The terms set forth herein are
hereby agreed to by
________________________, as Assignee.



By:  _________________________________
     Name:
     Title:
     As Assignee

CONSENTED TO:

SUNTRUST BANK, ATLANTA, AS AGENT


By:  _______________________________
     Name:
     Title:


INTERMET CORPORATION


By:  _______________________________
     Name:
     Title:

                                   EXHIBIT L

                         FORM OF COMPLIANCE CERTIFICATE


SunTrust Bank, Atlanta, as Agent,
     NBD Bank and First Union National
     Bank of North Carolina, as Co-Agents,
     and each of the Lenders party
     to the Credit Agreement referenced
     below

     Re: Intermet Corporation

Gentlemen:

     The undersigned, ______________________, being the chief financial officer or principal accounting officer of Intermet Corporation, a Georgia corporation (the "Borrower"), hereby delivers this Compliance Certificate to the Agent, the Co-Agents and the Lenders as required by the terms of that certain Third Amended and Restated Credit Agreement dated as of November ___, 1996 by and among SunTrust Bank, Atlanta, individually and as Agent, NBD Bank and First Union National Bank of North Carolina, individually and as Co-Agents, the Borrower and the Lenders party thereto (the "Credit Agreement"). All terms used herein without definition shall have the meaning set forth in the Credit Agreement.

     1. The undersigned is duly authorized to execute and deliver this certificate on behalf of the Borrower.

     2. The calculations set forth in Attachment 1 hereto are true and accurate computations of the financial covenants and the other provisions identified on such Attachment in accordance with the terms of the Credit Agreement.

     [Add for quarterly reports: 3. The consolidated financial statements of the Consolidated Companies attached hereto for the fiscal quarter ending ____________________ fairly present in all material respects the financial condition of the Consolidated Companies as at the end of such fiscal quarter on a consolidated basis, and the results of operations and statements of cash flows of the Consolidated Companies for such fiscal quarter and such portion of Intermet's fiscal year, in accordance with GAAP consistently applied (subject to normal year-end audit adjustments and the absence of certain footnotes).

     4. Based upon a review of the activities of Consolidated Companies and the financial statements attached hereto during the period covered thereby, there exists no Event of Default or Default under the Credit Agreement.

                                    Name:
                                    Title:

                   Attachment No. 1 to Compliance Certificate

     The Compliance Certificate attached hereto is as of ____________ and pertains to the period from ____________ to ____________.

                   [To be provided in the customary format.]





                                      -11-